Exhibit 10.5

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXECUTION VERSION

PRIVATE & CONFIDENTIAL

AGREEMENT

BETWEEN:

ADAPTIMMUNE LIMITED (1)

and

UNIVERSAL CELLS, INC. (2)

AMENDED AND RESTATED RESEARCH COLLABORATION AND LICENCE AGREEMENT RELATING TO GENE EDITING AND HLA-ENGINEERING TECHNOLOGY

EXECUTION VERSION

TABLE OF CONTENTS

1.	Definitions	1
2.	Research Program	11
3.	Management of Research Program	16
4.	Reports and Audits relating to the Research Program	17
5.	Grant of Rights	18
6.	Consideration	19
7.	Ownership of Intellectual Property	25
8.	Prosecution and Maintenance of patents	27
9.	Enforcement of Patents	29
10.	Potential Third Party Actions	29
11.	Confidentiality and Non-Disclosure	30
12.	Trademarks	34
13.	Representations, Warranties and Covenants	34
14.	Indemnity	36
15.	Term and Termination of Agreement	38
16.	Anti-Corruption Laws	41
17.	Assignment	42
18.	Severability	42
19.	Governing Law, Jurisdiction, Venue	42
20.	Dispute Resolution	43
21.	Notices	43
22.	Relationship of the Parties	44
23.	Entire Agreement	44
24.	English Language	45
25.	Amendment	45
26.	Waiver and Non-Exclusion of Remedies	45
27.	Further Assurance	45
28.	Expenses	45
29.	Counterparts	45

Schedules:

Schedule 1   –   Outline of Research Program

Schedule 2   –   Sublicense under AAV/HLA-engineering Licence

Schedule 3   –   Sublicense under Elf Licence

Schedule 4   –   Universal Pre-existing Patents

Schedule 5   –   AAV/HLA-engineering Licence

Schedule 6   –   Elf Licence

Schedule 7   –   NIH Agreement

Schedule 8   –   Partner Notice

This AMENDED AND RESTATED RESEARCH COLLABORATION AND LICENCE AGREEMENT (the “Agreement”) is made as of the 25th day of November 2015 (the “Effective Date”) and amended as of January 13, 2020 (the “Amendment Date”) by and between:

(1)          ADAPTIMMUNE LIMITED, a company incorporated in England and Wales with its registered address at 101 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (“Adaptimmune”);

and

(2)          UNIVERSAL CELLS, INC., a company incorporated in the State of Washington with its principal address at 3005 1st Ave, Seattle, WA 98121 (“Universal”).

Background

(A)         WHEREAS Universal has taken a licence from the University of Washington in relation to certain Intellectual Property Rights for Gene Editing Technology, HLA Engineering Technology and a cell line (defined further below) and has certain related know-how;

(B)         WHEREAS Adaptimmune is a clinical-stage biopharmaceutical company focused on immunotherapy products based on its T-cell receptor platform;

(C)         WHEREAS Universal has experience and related know-how for the development of a ‘universal’ cell line;

(D)         WHEREAS the parties wish to conduct certain collaborative development activities;

(E)          WHEREAS Adaptimmune wishes to acquire exclusive rights to certain work product and intellectual property rights arising from collaborative development activities together with certain pre-existing intellectual property rights; and

(F)          WHEREAS the parties have agreed to collaborate on the terms and conditions set out below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Universal and Adaptimmune intending to be legally bound, agree as follows:

1.           Definitions

Unless otherwise specifically provided herein, the following terms, when used with a capital letter at the beginning, shall have the following meanings:

1.1.         “AAV/HLA-engineering Licence” means the Licence and Material Transfer Agreement between Universal and the University of Washington dated 27 June 2014 and attached as Schedule 5;

1.2.         “Adaptimmune Technology” means the gene sequence provided by Adaptimmune encoding the affinity engineered TCR intended for expression in any transduced T-cell and the resulting amino-acid sequence transcribed from such gene sequence.

1.3.         “Affiliate” means, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person.

1.4.         “Anti-Corruption Laws” means the US Foreign Corrupt Practices Act 1977, the UK Bribery Act 2010 and any other Applicable Laws for the prevention of fraud, corruption, racketeering, money laundering or terrorism.

1.5.         “Applicable Law” means the applicable laws, rules and regulations in the world, including any rules, regulations, guidelines or other requirements of the Governmental Authorities that may be in effect from time to time and in each case to the extent they apply to a party’s performance of its obligations under this Agreement. Applicable Law shall include compliance with GMP.

1.6.         “Arising IP” means any Intellectual Property Rights first conceived, first generated or reduced to practice (excluding any inventions first conceived outside of the performance of the Research Program) in the performance of the Research Program by or on behalf of either Party including performance by any contractors or sub-contractors or Affiliates of either Party.

1.7.         “BioInformation Pipeline” means that set of technology and tools developed by or on behalf of, and Controlled by, Universal outside of the Research Program for use in the analysis and interpretation of whole exome sequencing to identify clinically relevant variants.

1.8.         “BioInformatic Results”  means data and information Controlled by Universal and arising from use of the BioInformatic Pipeline.

1.9.         “Breaching Party” has the meaning set forth in Section 15.3.

1.10.       “Business Day” means a day other than Saturday or Sunday or a public holiday in the United States of America and England.

1.11.       “Change in Control” means a transaction pursuant to which Third Parties (a) that did not have Control prior to the applicable transaction acquire (whether by merger, consolidation or transfer or issuance of capital stock or otherwise) the Control of such Person, or (b) acquire assets constituting all or substantially all of the assets of such Person or in the case of Universal, assets constituting all or substantially all of either the Universal Technology or rights under the Universal Patents; other than (i) the initial public offering of the common stock of a Person in a public market; or (ii) any sale or transfer of the capital stock owned or controlled by the majority stockholder or stockholders of a Person to trusts or comparable entities for the primary benefit of such stockholders or their family members or to the estate, heirs or devisees of any such stockholder in the event of his or her death; or (iii) any transaction in which a Person reincorporates in another jurisdiction or engages in other internal reorganization or changes in corporate structure but where there is no change in Control of such Person or change in ownership of any assets.

1.12.       “Commercially Reasonable Efforts” means with respect to the research, development, manufacture or commercialisation of a Product, at least the same efforts and resources used by a biopharmaceutical company for similar products with similar commercial and scientific potential at a similar stage in their development or lifecycle or in a similar therapeutic area taking into consideration their safety and efficacy, their cost to develop, the competitiveness of alternative products and the nature and extent of their market exclusivity (including Patent coverage and regulatory exclusivity), the likelihood of Regulatory Approval, and their expected profitability and level of pricing and reimbursement, including the amounts of marketing and promotional expenditures with respect to the Products and generic products.  Commercially Reasonable Efforts shall be determined based on the world as a whole and without reference to specific markets or group of markets.

1.13.       “Competitor” means any Person which Exploits products or therapies for immunotherapy and wherein such product or therapy incorporates a genetically engineered T-cell including where such Person is listed as a competitor or having a competitive offering in Adaptimmune’s publicly available filings with the Securities Exchange Commission including its 20-F as filed at the Effective Date.

1.14.       “Complaining Party” has the meaning set forth in Section 15.3.

1.15.       “Confidential Information” means, subject to Section 11, any and all confidential data, results, know-how, plans, business information and other Information, whether oral or in writing or in any other form, disclosed before, on or after the date of this Agreement by one Party or its Affiliates to another Party or its Affiliates or sub-contractors, including the terms and existence of this Agreement.

1.16.       “Control” means, with respect to any item of Information, Patent or Intellectual Property Right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information, Patent or Intellectual Property Right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party and without owing any payment to a Third Party in relation to such assignment, grant, license, sublicense or other right. “Control” with respect to any Person and for the purposes of Sections 1.3 and 1.11 means (a) the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise; or (b) to own directly or indirectly 50% or more of the outstanding voting securities or other ownership interest of such Person. The terms “Controlled by” and “under common Control with” shall be interpreted accordingly.

1.17.       “Cover” means, with respect to a particular Patent or patent application and with reference to a specific product, service or process, that the use, manufacture, sale, offer to sale, supply or import of such product, service or process would infringe a claim of such Patent or patent application.

1.18.       “Deliverable” means any tangible deliverable provided to Adaptimmune by Universal during the course of the Research Program and specified as a Deliverable in such Research Program including for clarity any cell bank or cell line provided by Universal.

1.19.       “Development Milestone” shall have the meaning provided in Section 6.2.

1.20.       “Disclosing Party” has the meaning set forth in Section 11.1.

1.21.       “Effective Date” has the meaning set forth in the preamble to this Agreement.

1.22.       “Elf Licence” means the Non-exclusive License Agreement between Universal and the University of Washington dated 22 October 2014 and attached as Schedule 6.

1.23.       “EMA” means the European Medicines Agency and its successors.

1.24.       “Exploit” means to keep, make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, manufacture, have manufactured,  hold/keep (whether for disposal or otherwise), formulate, optimise, have used, export, transport, distribute, promote, market or have sold or otherwise dispose or offer to dispose of, a product or process. Exploiting shall be interpreted accordingly.

1.25.       “Exploitation” means the act of Exploiting a product or process.

1.26.       “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.27.       “Field” means immunotherapy and wherein the administered product or therapy incorporates a form of T-cells including, but without limitation, genetically engineered T-cells or stem cell derived T-cells.

1.28.       “First Commercial Sale” means the first sale for monetary value of a Product in any country after Regulatory Approval in such country.  For the avoidance of doubt, sales prior to receipt of the required Regulatory Approval, on a country-by-country basis required to commence regular commercial sales, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not be construed as a First Commercial Sale.

1.29.       “First Multi-Indication Product” means the first Product for which Adaptimmune applies for an IND in more than one Indication.

1.30.       “Gene Editing Technology” means the recombinant adeno-associated virus (rAAV)-mediated genome editing technology for the introduction, removal and disruption of chromosomal genes (including associated processes) developed by or on behalf of Universal prior to the Effective Date of this Agreement or thereafter outside of the performance of this Agreement.

1.31.       “GMP” means the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use.

1.32.       “Governmental Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of Products.

1.33.       “Government Official” means any individual person employed by or acting on behalf of a government, government-controlled entity (including any government hospitals or academic institutions) or public international organization; any political party, party official or candidate; any individual person who holds or performs the duties of an appointment, office or position created by custom or convention; and any individual person who holds himself or herself out to be the authorized intermediary of any of the foregoing.

1.34.       “HLA Engineering Technology”  means the use of the Gene Editing Technology to disrupt or prevent expression of [***] or HLA class I and HLA class II via disruption of the B2M gene and RFXANK gene, and, in each case, to cause the expression of a single chain HLA-E protein via insertion of a gene into the B2M gene (including associated processes), and in each case as developed by or on behalf of Universal prior to the Effective Date or thereafter outside of the performance of this Agreement by Universal.

1.35.       “HLA Engineering Technology -Edited Cell Line” means the [***] Cell Line edited by Universal during performance of the Research Plan using the Universal Technology to produce a cell line that expresses only [***] and that  is produced via the [***] and/or HLA class I and HLA class II via disruption of the B2M gene and RFXANK gene, and in each case to cause the expression of a single chain HLA-E protein via insertion of a gene into the B2M gene.

1.36.       “IND” means an investigational new drug application filed with the FDA for authorisation to commence human clinical trials in the U.S., and/or its equivalent in other countries or regulatory jurisdictions in the world.

1.37.       “Indication” means a disease, treatment area or therapeutic indication in relation to which any Product has obtained Regulatory Approval.

1.38.       “Indemnified Party” means a Party, its Affiliates or its or their respective directors, officers and employees, seeking to recover a Loss under Section 14.1 or 14.2.

1.39.       “Indemnifying Party” means Universal or Adaptimmune from whom recovery of a Loss is sought under Sections 14.1 or 14.2.

1.40.       “Indirect Taxes” means value added taxes and sales taxes.

1.41.       “Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, laboratory notes and notebooks, and other material, including: high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology; biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; manufacturing and quality control procedures and data, including test procedures; and synthesis, purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and any products, apparatuses, cultures, biological materials and other materials and compositions.

1.42.       “Infringement Suit” has the meaning set forth in Section 10.3.

1.43.       “Intellectual Property Rights” means trademarks, service marks, trade secrets, trade names, registered designs, design rights, copyrights (including rights in computer software), domain names, database rights and any rights or property similar to any of the foregoing (excluding Patents) in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.

1.44.       “[***] License Agreement” means the Non-Exclusive License Agreement by and between [***] and Universal dated [***],  [***] pursuant to which Universal obtain a non-exclusive license under certain patent rights owned or controlled by [***] that cover methods of reprogramming, or the compositions for reprogramming, the [***] Cell Line claimed in the [***] Licensed Patents.

1.45.       “[***] Licensed Patents” means the patent rights licensed to Universal pursuant the [***] License Agreement, which are those patents and/or patent applications listed in Schedule 9 to this Agreement, and any and all patents and patent applications corresponding to those patents and patent applications worldwide including divisionals, continuations, continuations-in-part, renewals, reissues, re-examinations and extensions and any other patent term extensions and exclusivity periods and the like of any of the foregoing, and all counterparts of any of the foregoing in any country, which are owned or licensable by [***], provided however that claims in the continuation-in-part applications are entitled to the priority filing date of the parent applications and are restricted to the subject matter claimed in or covered by the subject parent application.

1.46.       “[***] Partner Notice” shall mean the notified obligations set out in Schedule 8.

1.47.       “JSC” shall have the meaning provided in Section 3.1.

1.48.       “Licensee Improvement Patents” means [***].

1.49.       “Losses” means any and all direct liabilities, damages, losses or expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements.  In calculating Losses, the legal duty to mitigate on the part of the Party suffering the Loss shall be taken into account. “Loss” shall be construed accordingly.

1.50.       “Major Territory” means the United States, Germany, China, Japan, France or the UK.

1.51.       “Manufacturing Price” means the cost of manufacture and supply of any Product as accounted for by Adaptimmune in accordance with its internal accounting policies (consistently applied) and including the following:

a)         cost of raw materials and intermediate materials including vector constructs;

b)        third party manufacture (including associated manufacturing and quality services) and supply costs for manufacture, quality control, distribution, release testing, packaging and supply of vector and Product;

c)         cost of any Third Party materials used in the manufacture or supply of product;

d)        payments made to Third Parties under any licences or consents and specific to  manufacture, sale or supply of the relevant product;

e)         any taxes or charges payable (including customs charges or other charges) in relation to the shipping, import, export and supply of product or any intermediate materials or product required for manufacture of end product.

f)         Cost of patient administration including associated clinical care and any pre-conditioning or pre-treatment regimen required by patients; and

g)        Cost of any patient follow-up or other treatment occasioned as a result of treatment using product.

1.52.       “Materials” means samples or other materials provided by a Party to another Party under this Agreement.

1.53.       “Material Anti-Corruption Law Violation” means a violation of an Anti-Corruption Law relating to the subject matter of this Agreement which would if it were publically known have a material adverse effect on a Party or on the reputation of a Party because of its relationship with the other Party.

1.54.       “Mean Average Cost of Supply” shall mean the mean average of the Manufacturing Price in the applicable twelve (12) month period.

1.55.       “Net Sales” means the gross invoiced amount on sales of the Products by Adaptimmune and its Affiliates and their respective sublicensees to Third Parties after deduction of the following that are specific for Products:

a)        normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances) actually allowed and taken;

b)        normal and customary amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by Adaptimmune or its Affiliates and sublicensees in good faith;

c)         normal and customary rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country;

d)        any invoiced amounts which are not collected by Adaptimmune or its Affiliates or licensees and which are not recovered under an insurance policy and which are written off by Adaptimmune as part of its accounting processes;

e)         excise taxes, Indirect Taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of the Products; and

f)         any other similar and customary deductions that are consistent with generally accepted accounting principles.

Net Sales shall be calculated using Adaptimmune’s internal audited systems used to report such sales as adjusted for any of items (a) to (f) above not taken into account in such systems.  All amounts shall be determined from the books and records of Adaptimmune and its Affiliates and sublicensees, maintained in accordance with IFRS (or equivalent system) and consistently applied.

Sales between Adaptimmune and its Affiliates will not be Net Sales unless the sale is to an end user (other than for the purposes of research, development and manufacture) and there is no onward sale or supply. The transfer of Products for sampling purposes without monetary consideration shall be disregarded for the purposes of calculating Net Sales.  Any free of charge disposal or use of a Product for regulatory or marketing purposes such as compassionate use or indigent patient programs, will not be deemed a sale or disposition for calculating Net Sales.

1.56.       “[***] Agreement” means the [***] Material Transfer Agreement [***] agreement dated [***] which is attached as Schedule 7 to this Agreement (the “[***] Agreement”).

1.57.       “[***] Cell Line” means the cell line described as [***] obtained by Universal from the [***] pursuant to the [***] Agreement and provided to Adaptimmune by Universal.

1.58.       “Notice Period” has the meaning set forth in Section 15.3.

1.59.       “Other Edited Cell Lines” means any cell lines developed in the performance of the Research Plan but excluding the [***] Cell Line, the Sub-clone Cell Line and the HLA Engineering Technology-Edited Cell Line.

1.60.       “Party” means Universal or Adaptimmune and “Parties” means both of Universal and Adaptimmune.

1.61.       “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.62.       “Payments” shall mean the payments and royalties to be paid by Adaptimmune to Universal in accordance with Section 6 of this Agreement.

1.63.       “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organisation, including a government or political subdivision, department or agency of a government.

1.64.       “Phase” means a phase of the Research Program as summarised in Schedule 1.

1.65.       “Product Milestone” shall have the meaning given in Section 6.5.

1.66.       “Products” means any pharmaceutical product, service or therapy that contains, incorporates or uses any Deliverable provided by Universal under the Research Program.

1.67.       “Receiving Party” has the meaning set forth in Section 11.1.

1.68.       “Regulatory Approval” means an approval for a Product from a Governmental Authority necessary for the sale of a Product.

1.69.       “Regulatory Documentation” means all applications, registrations, licenses, authorisations and approvals, all correspondence submitted to or received from Governmental Authorities (including minutes and official contact reports relating to any communications with any Governmental Authority) and all supporting documents and all clinical studies and tests, in each case relating to any Products, and all data contained in any of the foregoing, including all investigational new drug applications, Regulatory Approvals, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

1.70.       “Research Activities” means all those tests, studies and other activities described in the Research Plan, as such plan may be amended in accordance with Section  2.4.

1.71.       “Research Documentation” means any and all documents, records, accounts, notes, reports and other data documenting Research Activities, whether in written, electronic, video or other form.

1.72.       “Research Plan” means a detailed research plan, describing the Research Activities to be performed, timelines to be adhered to and setting out in more detail the roles and responsibilities of each Party in connection with the Research Program, as may be amended pursuant to Section 2.4. The Research Plan shall include the activities outlined in Schedule 1. The Research Plan shall contain success criteria to be achieved and Deliverables to be provided for each Phase.

1.73.       “Research Program” means the collective set of Research Activities to be conducted by the Parties in accordance with the Research Plan.

1.74.       “Results” means any ideas, inventions, discoveries, know-how, data, documentation, reports, materials, work product, writings, designs, computer software, processes, principles, methods, techniques and other information, recorded in any form, that are identified, invented, discovered, conceived or reduced to practice in the conduct of the Research Program, other than the Bioinformatic Results.

1.75.       “[***] Cell Line” means the [***] cell line ([***] line [***] developed by Universal from the [***] Cell Line as such cell line exists prior to any editing by either Party.

1.76.       “Sublicenses” shall mean the sublicenses executed between the Parties and in the agreed form set out in Schedules 2 and 3.

1.77.       “Sublicensed IP” means the Intellectual Property Rights sub-licensed to Adaptimmune under the Sublicenses.

1.78.       “TCR” means T-cell receptor.

1.79.       “Term” has the meaning set forth in Section 15.1.

1.80.       “Third Party” means any Person not including any of Universal or Adaptimmune or any of their respective Affiliates.

1.81.       “Third Party Claim” has the meaning set forth in Section 14.1.

1.82.       “Trademark” means any word, name, symbol, colour, designation or device or any combination thereof for use in the course of trade, including any domain name, trademark, trade dress, brand mark, trade name, brand name, logo or business symbol used by Adaptimmune and/or its Affiliates in connection with the Products.

1.83.       “Universal IP” shall mean the Universal Know-How and Universal Patent(s).

1.84.       “Universal Know-How” means all Information owned or Controlled by Universal at the Effective Date or during the term of this Agreement which may be necessary and/or useful for either (a) performance of the Research Program; (b) use of any work product (including Results) resulting from the Research Program; or (c) use of the BioInformatic Results as provided in Section 2.7.

1.85.       “Universal Material” means Materials provided by Universal to Adaptimmune for use in the performance of the Research Program.

1.86.       “Universal Patent(s)” means any Patents or other Intellectual Property Rights owned or Controlled by Universal at the Effective Date or during the term of this Agreement which may be necessary and/or useful for any of (a) performance of the Research Program; or (b) use of any work product (including Results) resulting from the Research Program;; or (c) use of the BioInformatic Results as provided in Section 2.7. The Universal Patents shall include those patents and patent applications listed in Schedule 4 (“Universal Pre-existing Patents”).

1.87.       “Universal Technology” means Universal’s rights to Gene Editing Technology and HLA Engineering Technology existing prior to the Effective Date or first conceived or first generated or first reduced to practice outside of the performance of the Research Program together with any improvements or developments to such technology made by Universal in the course of the Research Program, in each case which is used or incorporated in the Research Program (including any process used for manufacture or development of any work product).

1.88.       “Valid Claim” means a claim of an issued and unexpired patent or patent application within the Universal Patents or Universal Know-How (including any Arising IP solely owned by Universal but excluding other Arising IP) to the extent that such claim in any patent or patent application has not lapsed, been withdrawn or been disclaimed, denied or admitted to be invalid in any court of competent jurisdiction or patent office in a non-appealable judgment or otherwise rendered invalid or unenforceable through reissue, disclaimer or otherwise or otherwise been cancelled or abandoned or dedicated to the public.

2.           Research Program

2.1.         Research Plan. The Parties agree to perform the Research Activities for each Phase of the Research Plan as outlined in Schedule 1.

2.2.         Research Activities. Adaptimmune and Universal shall collaboratively conduct the Research Activities in accordance with the Research Plan. Notwithstanding the foregoing, each Party shall be responsible for performance of any Research Activities allocated to it under the Research Plan.

2.3.         Time for performance.  Both Parties shall use commercially reasonable efforts to perform their Research Activities in accordance with any timescales set out in the Research Plan. In addition Universal shall use commercially reasonable efforts to facilitate timely completion or performance of Research Activities where subcontracted to Third Parties and shall not prioritise the resourcing of other programs of work or research at Universal over the performance of the Research Program. Where any Research Activities are specified to be performed by Universal in the Research Plan and Universal is either unable to perform such Research Activities or alternatively is delayed in the start of performance of such Research Activities by over  ninety (90) days, in addition to any other remedies available to it, Adaptimmune may [***].  If, after any such inability to perform, Universal is able to perform, then Universal shall have the right to resume carrying out such Research Activities save to the extent such Research Activities [***].

2.4.         Research Plan amendments. The JSC shall review, revise as necessary and approve the initial Research Plan within forty five (45) days after the Effective Date. The Research Plan may only be amended through mutual agreement of the Parties.

2.5.         Conduct of Research Activities.  Each Party shall diligently perform or cause to be performed its Research Activities in good scientific manner and in compliance in all material respects with all Applicable Laws, including good laboratory practice and good clinical practices to the extent applicable.

2.6.         Laboratory Notebooks.  Universal shall use all reasonable endeavours to procure that its employees and any of its Third Party subcontractors shall keep and securely retain laboratory notebooks recording all Results. Such laboratory notebooks should reflect the chronological events and be witnessed. No attempt shall be made to falsify, amend or otherwise change notebooks that would in any way distort or change such record.   Universal shall make all relevant pages of laboratory notebooks available at reasonable times upon reasonable notice for review, analysis and use by or on behalf of Adaptimmune during the performance of the Research Program and for a period of 6 years after expiry or completion of the Research Program or earlier termination of this Agreement. If Adaptimmune requires access to the whole laboratory notebooks for any reason, including in relation to litigation, then Universal shall make such notebooks available and the Parties will agree reasonable steps to preserve the confidentiality of their contents and in particular in respect of any records or laboratory notebooks created prior to the Effective Date, preservation of any confidential information owned or Controlled by any Third Party.

2.7.         Research Results.  During the Term, Universal shall promptly provide Adaptimmune with a copy of any Results and all raw data and other information that it has obtained in the conduct of the Research Program, in sufficient written detail to permit Adaptimmune to analyse such Results and employ them in its own Research Activities, for Exploitation of any Product or associated research, development and clinical programs in the Field, subject to Section 2.13. Adaptimmune will also share the Results it obtains during the conduct of the Research Program as required for the performance of the Research Program and otherwise by providing a project summary of its Research Activities to JSC meetings and Universal may request reasonable further clarification on the Results described in such project summary. Results, excluding any Arising IP in such Results which shall be owned by the Parties in accordance with the provisions of Section 7 below, will be owned as between the Parties as follows:

2.7.1       Results generated by either Party and solely relating to the [***] Cell Line and [***] Cell Line will be owned solely by Universal;

2.7.2       Results generated by either Party and solely relating to the HLA Engineering Technology-Edited Cell Line will be jointly owned by the Parties in equal undivided shares, without a duty of accounting or requirement to obtain consent for exploitation thereof (directly or with or through Affiliates or Third Parties), subject to any limitations expressly provided below;

2.7.3       Results other than those set out in Sections 2.7.1 – 2.7.2 above will be owned solely by Adaptimmune, subject to the remainder of this Section 2.7.

2.7.4       In relation to the Results solely related to the HLA Engineering Technology-Edited Cell Line under Section 2.7.2 above, Adaptimmune shall be entitled to use such Results solely in the Field in the course of activities conducted within the scope of the licenses granted under Section 5. Astellas shall not transfer the Results solely relating to the HLA-Edited Cell Line to any Third Party or use in any collaboration with any Third Party the Results solely relating to the HLA-Edited Cell Line within the Field unless explicitly agreed in writing by Adaptimmune.

2.7.5       To the extent that Universal creates and develops a master cell bank of the HLA Engineering Technology-Edited Cell Line as part of the Research Plan, on written request from Adaptimmune Universal will provide up to 10 vials of cell line from such master cell bank to Adaptimmune and will transfer such vials within 30 days of receipt of request from Adaptimmune. Adaptimmune will reimburse Universal for any out of pocket expenses incurred in transporting such vials to Adaptimmune, such expenses to be mutually agreed.

2.7.6       Universal hereby grants to Adaptimmune the non-exclusive right to use any Results solely owned by Universal in accordance with Section 2.7.1 above for the Exploitation of any Product in the Field, excluding any Arising IP in such Results which shall be owned by the Parties in accordance with the provisions of Section 7 below and licensed as between the Parties in accordance with Section 5 below. Adaptimmune hereby grants to Universal the non-exclusive right to use any Results solely owned by Adaptimmune in accordance with Section 2.7.3 above for the exploitation of products outside the Field, excluding any Arising IP in such Results which shall be owned by the Parties in accordance with the provisions of Section 7 below and licensed as between the Parties in accordance with Section 5 below.

2.7.7       For clarity, Results excludes the BioInformatic Results; provided however that (a) Adaptimmune shall have the right to cross-reference any regulatory documents filed with regulatory authorities and Controlled by Universal that describe the generation of such Bioinformatic Results or analysis performed by Universal (or if relevant its Affiliates) to generate such Bioinformatic Results for any Product Exploited by Adaptimmune and Universal will provide such letter of cross-reference within 14 days of request from Adaptimmune; and (b) to the extent that Universal has not filed the necessary regulatory documents or information required by regulatory authorities in relation to any Bioinformatic Results or a right of cross-reference is not available, Universal will file such information or documents direct with the regulatory authority (including responding to questions or requests for clarification from such regulatory authority) or provide such information to Adaptimmune to enable Adaptimmune to file such information or documents with the relevant regulatory authority, as Universal elects in its sole discretion, within 30 days of written request from Adaptimmune or such other timeframe communicated by the relevant regulatory authority.

2.7.8       In addition, in the event of the commencement of a bankruptcy proceeding by or against Universal under the U.S. Bankruptcy Code, and in the event this Agreement is rejected by or on behalf of Universal in such proceeding, notwithstanding the provisions of this Section 2.7.8 and in addition to the provision of Section 15.7 below, Adaptimmune shall have the right, at its expense, to a complete duplicate of (or complete access to, as appropriate) all Results and any other data or information required for any Regulatory Documentation and Laboratory Notebooks in Universal’s control reasonably necessary or useful for Adaptimmune to comply with its obligations under Applicable Law (including filing obligations in relation to any regulatory approvals required for any Product) to the extent not already in Adaptimmune’s possession.

2.8.         Electronic records. The Parties will share and provide access to Results and where practicable Deliverables through the use of a secure electronic system or facility. Adaptimmune shall be responsible for the set-up and maintenance of such system. The Parties will provide the Results and Deliverables in a format suitable for uploading into the relevant electronic system or facility. Universal will maintain any passwords or passcodes provided by Adaptimmune to facilitate access to electronic facility as Confidential Information of Adaptimmune and shall not provide such passwords or passcodes to Third Parties or to employees who do not require access to the electronic facility for the purposes of the performance of the Research Program.

2.9.         Commercialisation Responsibilities. Adaptimmune shall be solely responsible for:

2.9.1          Following completion of the Research Program, the further development of Products and clinical trials in respect of them; and

2.9.2          formulating regulatory strategy and for preparing, filing, obtaining and maintaining Regulatory Documentation, and all Regulatory Approvals including, where applicable: (a) pricing or reimbursement approvals; (b) pre- and post-approval marketing authorisations (including any prerequisite manufacturing approval or authorisation related thereto); (c) labelling approvals; and (d) technical, medical and scientific licenses for Products.  Adaptimmune shall be the holder of all Regulatory Approvals for Products and shall have responsibility for interactions with Governmental Authorities with respect to Products.

2.10.       Debarment.  Universal agrees to inform Adaptimmune in writing immediately if it or any Person who is performing services hereunder  is debarred or is the subject of a conviction described in Section 306 of the United States Federal Food, Drug and Cosmetic Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Universal’s or its Affiliates’ knowledge, is threatened, relating to the debarment or conviction of Universal or any Person performing services hereunder on behalf of Universal.

2.11.       Subcontracting. Universal will not subcontract any performance of its Research Activities or the Research Program to any Third Parties (including Third Party manufacturers, suppliers or research institutions) without the prior written consent of Adaptimmune, which consent shall not be unreasonably withheld, conditioned or delayed.  Adaptimmune may require such Third Parties to agree specific terms relevant to such subcontracting prior to such subcontractor being approved by Adaptimmune. In particular, no facilities, resources or employees of [***] or any other state funded organisation or Institution (“together “State Resources”) will be used in the performance of any Research Activities without the explicit prior written consent of Adaptimmune, except with respect to any fee-based services provided by the [***] that are identified in the Research Plan and agreed to by Adaptimmune.  Universal confirms and represents that any use of fee-based services from the [***] in the performance of the Research Plan do not require the assignment or licensing of any Intellectual Property Rights first conceived in the performance of the Research Plan to the [***]. Where such State Resources are agreed by Adaptimmune to be used, Adaptimmune reserves the right to negotiate any required agreement for the use of such State Resources directly with the relevant Third Party. Universal and Adaptimmune will cooperate and work together to agree any subcontracting terms with Third Parties, to the extent requested by Adaptimmune.

2.12.       Third Party provision of Materials or Information. Where any part of the Research Program by Universal requires Universal to provide or facilitate access to any Third Party Information or Third Party Materials (including cell lines or cell materials or manufacturing services), such Third Parties shall be specified in the Research Plan and Adaptimmune shall be entitled, at its request, to be involved in discussions and negotiations with such Third Party. Any contractual obligations with such Third Party will be pre-approved by Adaptimmune to the extent they impose any obligations, liability, requirement for license under any Adaptimmune Controlled Intellectual Property Rights or restrictions on Adaptimmune’s use of any Results or on the performance of the Research Program.  The provisions of this Section 2.12 do not apply to procuring of the [***] Cell Line by Universal or to any obligations under the [***] Agreement which is instead governed by Section 2.13 below.

2.13.       Use of [***] Cell Line, [***] Cell Line and HLA Engineering Technology-Edited Cell Lines . Universal shall use the [***] Cell Line and [***] Cell Line as the starting material to perform its obligations under the Research Plan. The HLA Engineering Technology-Edited Cell Lines shall constitute Deliverables for the purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement or the Research Plan, the following terms and conditions shall apply to any use of the HLA Engineering Technology-Edited Cell Lines by or on behalf of Adaptimmune:

2.13.1        The use of the HLA Engineering Technology-Edited Cell Lines by Adaptimmune is subject to (a) certain obligations owed to the [***] under the [***] Agreement, including Appendix A attached thereto (Notice to RECIPIENT), as well as (b) those obligations to [***] pursuant to [***] License Agreement as set forth in Schedule 8 to this Agreement (Partner Notice).

2.13.2        For the purposes of this Section 2.13 the additional definitions set out in Appendix A attached to the [***] Agreement and Schedule 8 shall apply and shall override any conflicting definition in this Agreement.

2.13.3        [***]

3.           Management of Research Program

3.1.         Formation of Joint Steering Committee.  The Parties shall establish a “Joint Steering Committee” or “JSC” (the “JSC”) to oversee the Research Program.  Each Party shall initially appoint three (3) representatives of such Party or its Affiliates to the JSC. The JSC may change its size from time to time by mutual consent of its members, provided that the JSC shall consist at all times of an equal number of representatives of each of Universal and Adaptimmune. Each Party may replace its JSC representatives at any time upon written notice to the other Party or may delegate performance to an alternative representative by written notice to the other Party where any representative cannot attend meetings or is unable to vote.  The JSC may invite non-members (including consultants and advisors of a Party who are under an obligation of confidentiality consistent with this Agreement), but with a maximum of three (3) per Party, to participate in the discussions and meetings of the JSC, provided that such participants shall have no voting authority at the JSC.  The JSC shall have a chairperson who shall be selected by Adaptimmune.  The role of the chairperson shall be to convene and preside at meetings of the JSC, to prepare and circulate agendas and to ensure the preparation of minutes, but shall have no additional powers or rights beyond those held by the other JSC representatives. Attendance of representatives of a Party at meetings (including any associated travel or accommodation costs) of the JSC shall be at the cost and expense of the relevant Party.

3.2.         Meetings . The JSC shall meet every three calendar months during performance of the Research Program unless the Parties mutually agree in writing to a different frequency for such meetings or as reasonably necessary.  Meetings may be held in person or by telephone as agreed by the JSC. The JSC shall cease following completion of the Research Program.

3.3.         Specific Responsibilities of the JSC.  The JSC shall be responsible for overseeing the activities of the Parties under the Research Program. In addition to its general responsibilities, the JSC shall in particular, without limitations:

(i)          approve the Research Plan;

(ii)         oversee the implementation of the Research Plan;

(iii)        oversee the conduct of research according to the Research Plan;

(iv)        decide on discontinuation of studies in the Research Plan;

(v)          decide on possible additional studies in the Research Plan;

(vi)        decide on possible amendment of scope of the Research Plan;

(vii)       resolve possible non-scientific issues (e.g. logistics and financial) directly relating to the Research Plan;

(viii)      facilitate the flow of Information between the Parties in relation to the Research Plan; and

(ix)        perform such additional functions in relation to the Research Program as the Parties may jointly agree from time to time.

The JSC shall not have any authority to amend the terms of this Agreement or to amend the level of any Development Milestone or Product Milestone or to expand the Research Plan beyond the Field.

3.4.         Decision-Making of JSC. The JSC shall act by consensus.  The representatives from each of (a) Universal and (b) Adaptimmune, will have, collectively, one (1) vote.  If the JSC cannot reach consensus on an issue that comes before the JSC, then the Parties shall refer such matter to the CEO of Adaptimmune and the President of Universal (collectively, the “Senior Officers”). The Senior Officers shall use reasonable efforts to resolve such issue within thirty (30) days of the issue being referred to them. In the event that the Senior Officers cannot reach agreement, Adaptimmune shall have the casting vote to resolve such issue save where such issue would result in any of the following: (a) an increase in capital commitment for Universal which is not reimbursed by Adaptimmune; or (b) a material increase in resource commitment or financial commitment by Universal which is not reimbursed by Adaptimmune.  Notwithstanding the foregoing, if there is a dispute as to whether a particular Phase of the Research Plan has been achieved (including without limitation for purposes of a Development Milestone being due), then Adaptimmune will not have the decision-making right and the Parties shall submit the dispute to an independent, neutral expert (mutually agreed in good faith) with biopharmaceutical expertise to determine whether the Phase or Development Milestone has been achieved.  The Parties shall be bound by any such expert determination in the absence of manifest fraud and the non-prevailing Party shall pay the reasonable costs of such expert. Furthermore, notwithstanding the foregoing, any and all amendments to the Research Plan  (including without limitation any decisions regarding discontinuation of studies or addition of possible studies in, or amendments of scope of, the Research Plan) shall require mutual written consent of the Parties, and shall not be subject to Adaptimmune’s casting vote.

3.5.         Project Committee. Day to day management of the Research Plan shall be carried out by a project committee comprised of at least one (1) project manager from each party. The Project Committee is a non-voting committee intended to facilitate collaboration between the parties and to manage performance of the Research Plan as against timescales set out in the Research Plan. The Project Committee shall meet on a regular basis at least monthly or as often as necessary to ensure management of the Research Program.

3.6.         Other Sub-committees. Other sub-committees may be set up by the Parties from time to time during the Term in order to facilitate any particular Research Activities. The composition and scope of such sub-committees will be agreed by the JSC.

4.           Reports and Audits relating to the Research Program

4.1.         Recordkeeping.  Universal shall prepare and maintain complete, current, accurate, organized and legible records of all Research Documentation in a manner reasonably acceptable to Adaptimmune as necessary for patent and regulatory purposes and in full compliance with applicable UK and US law. All laboratory notebooks recording the Research Activities shall be dedicated to the Research Activities and not include any other research. Universal shall retain all Research Documentation and store such research Documentation securely for at least [***] years from completion of such Research Documentation. Universal shall also maintain complete, current, accurate, organized and legible records of its work to generate the BioInformatic Results (“Additional Documentation”). Universal shall make all Research Documentation available at reasonable times upon reasonable notice for review by Adaptimmune, providing that such review shall be no more often than once per year. To the extent Adaptimmune requires access to the Research Documentation or Additional Documentation after termination of this Agreement in order to comply with its obligations under Applicable Law, such access right shall continue to apply after termination of this Agreement. In other cases the right of access shall cease on termination of this Agreement. Universal shall notify Adaptimmune prior to any destruction of any Research Documentation and Additional Documentation and afford Adaptimmune the opportunity to take over storage of such Research Documentation or Additional Documentation.

4.2.         Audits. To the extent required for Adaptimmune to satisfy its obligations under Applicable Law, Adaptimmune may audit Universal, no more than once in any calendar year, for compliance with Applicable laws. Adaptimmune shall provide at least 20 Business Days’ notice of such requirement to audit. Universal will enable Adaptimmune or its designated Third Party inspector to carry out such audit including making all Research Documentation and Additional Documentation (if necessary) available, providing access to facilities used in the performance of the Research Program and providing access to relevant personnel in each case to the extent necessary for Adaptimmune to satisfy its obligations under Applicable Law. Universal will procure similar rights of access and audit from any Third Party sub-contractors it uses in the performance of the Research Program. To the extent Adaptimmune requires any audit after termination of this Agreement in order to comply with its obligations under Applicable Law, such audit right shall continue to apply after termination of this Agreement. In other cases the right of audit shall cease on termination of this Agreement.

4.3.         Governmental Authority inspection. Universal will also permit any Governmental Authority to inspect its facilities and processes to the extent such Governmental Authority requires such inspection in relation to the performance of the Research Program or later supply and manufacture of Product by Adaptimmune. Universal will notify Adaptimmune if it receives any request for inspection by any Governmental Authority and provide Adaptimmune the opportunity to attend such inspection to the extent reasonable possible and in each case to the extent relevant to the Research Program or facilities used in the performance of the Research Program by Universal.

4.4.         Non-conformance. Should any inspection (whether under Section 4.2 or 4.3) identify any non-conformance with Applicable Laws or other requirement, Universal shall promptly correct such non-conformance and shall keep Adaptimmune informed of the progress of such correction. Adaptimmune may carry out further inspections to assess the progress of such correction and to verify that any non-conformance has been corrected.

5.           Grant of Rights

5.1.   Licence Grants to Adaptimmune.  Universal hereby grants to Adaptimmune an exclusive, sub-licenseable, worldwide right and licence in the Field, with the right to grant sublicences, under the Universal Patents (excluding the Sublicensed IP) and Universal Know-how to use, sell, supply, manufacture (including to have manufactured), import, research, develop (including to have developed) and distribute (through multiple distribution levels) the Products. For clarity, (a) the foregoing license does not transfer any ownership of the Universal Patents, Universal Materials  and Universal Know-how to Adaptimmune and (b) the foregoing license under the Universal Patents and Universal Know-How does not include, and Universal does not grant to Adaptimmune under this

Agreement, any sublicense under any patent or other Intellectual Property Rights Controlled by [***] or by [***].

5.2.         Diligence Obligations. Other than as provided under the Research Plan or explicitly otherwise provided in this Agreement, Adaptimmune shall be solely responsible for the Exploitation of the Products in its sole discretion. Adaptimmune shall use Commercially Reasonable Efforts to further develop and to seek Regulatory Approval and to commercialise at least one Product.  Save as explicitly provided in this Section 5.2, Universal acknowledges and agrees that nothing in this Section 5.2 is intended, or shall be construed, to require Adaptimmune to Exploit a specific Product providing that if Adaptimmune decides to discontinue the development of one Product in favour of another Product its obligations under this Section 5.2 shall cease with respect to such discontinued Product in favour of such other Product.  Save as provided in this Section 5.2, Adaptimmune shall have no other obligation, express or implied, to Exploit the Products.  Notwithstanding the foregoing, if Adaptimmune (a) makes any decision to cease working on the development or Exploitation of any Product; or (b) has no good faith intent to further develop or Exploit any Product and ceases actively working on the development or Exploitation of any Product for a period of [***] consecutive [***], then upon written notice Universal shall have the right to terminate this Agreement.

5.3.         Limitation on Adaptimmune diligence obligations.  Universal acknowledges that Adaptimmune is in the business of developing, manufacturing and selling pharmaceutical products and nothing in this Agreement shall be construed as restricting such business or imposing on Adaptimmune a duty to market and/or sell and exploit the Products to the exclusion of, or in preference to, any other product or process, or in any way other than in accordance with its normal commercial practices and those of its Affiliates.

5.4.         Sublicences. Adaptimmune and Universal agree to enter in to the Sublicenses, approved versions of which are attached in Schedules 2 and 3. Both Parties shall execute such Sublicenses on the Effective Date.

5.5.         Licence Grant to Universal. Adaptimmune grants to Universal a non-exclusive, non-transferable licence in the Field, without the right to grant sublicenses, under its Intellectual Property Rights to the extent necessary for Universal to perform its obligations under the Research Program. The licence granted under this Section 5.5 will terminate on completion of all Research Activities delegated to Universal under the Research Plan.

5.6.         Licence Grant for [***]. Adaptimmune also grants to Universal a non-exclusive license under the [***] solely to the extent required under the [***]. Such license is not intended to give Universal any additional rights or licenses over and above those provided in Section 5.5 above.

6.           Consideration

6.1.         Effective Date Payment.  In partial consideration of the licenses and other rights granted by Universal to Adaptimmune herein and subject to the terms and conditions of this Agreement, Adaptimmune shall pay the sum of two and a half million US Dollars

(US$2,500,000) to Universal within ten (10) Business Days of the Effective Date subject to receipt of an invoice from Universal.

6.2.         Development Milestones. On achievement of the milestones set out below (“Development Milestones”), Adaptimmune shall pay the following payments to Universal, whether such milestones are first achieved by Universal or Adaptimmune:

(1) Approval of Phase 1 of the Research Plan by the JSC and completion of first project committee meeting:	US$3,000,000

(2) [***]	US$[***]

(3) [***]	US$[***]

(4) [***]	US$[***]

(5) [***]	US$[***]

(6) [***]	US$[***]

(7) [***]	US$[***]

If any of the Development Milestones require a decision by the JSC or Adaptimmune, the JSC or Adaptimmune (as applicable) shall provide their decision within either (a) where any delivery criteria agreed for any deliverable require characterisation of such deliverable by Adaptimmune or performance of testing on any such deliverable, as soon as reasonably possible and in any event within ninety (90) days following applicable event first coming up for consideration; or (b) where no characterisation or testing is required, thirty (30) days after the applicable event first comes up for consideration.  If the JSC or Adaptimmune (as applicable) does not decide to move to the next Phase or does not provide its approval or acceptance, then upon Universal providing thirty (30) days written notice and unless there is mutual agreement by the Parties otherwise this Agreement shall terminate.  For the purposes of interpreting the Development Milestones above: [***] Cell Bank (“MCB”) of a B2M-edited, pluripotent Universal Donor Cell (“UDC”) line engineered to prevent cell surface expression of polymorphic HLA class I molecules and with mutations in the RFXANK gene to prevent HLA-class II expression and as further defined in the Research Plan; “TCA-UDC” shall mean a T-cell adapted UDC line engineered to express a specific TCR or TCR variant with further mutations to prevent the expression of the endogenous TCR; “WCB” shall mean a Working Cell Bank.

6.3.         Modifications to Development Milestones. The Parties accept that the above milestones are based on the Research Program as outlined in Schedule  1 and reflect reimbursement of the anticipated development expenses undertaken by Universal.  Where the scope of such Research Program materially changes or requires Universal to take on a materially higher resource or financial burden, the Parties shall negotiate adjustment to the above Development Milestones in good faith to reflect such increased scope, resource or financial burden.

6.4.         Adjustments to Development Milestones. Where any Research Activities are specified to be performed by Universal in the Research Plan and Universal is unable to perform such Research Activities or alternatively is delayed in the start of performance of such Research Activities and in accordance with Section 2.3 Adaptimmune takes over the performance of such Research Activities or appoints a Third Party to carry out such Research Activities, the Development Milestone will be reduced on a pro-rated basis to reflect the reduction in work activities being conducted by Universal. Where a Third Party is used by Adaptimmune to perform such Research Activities the reduction shall additionally cover the costs of such Third Party performing the Research Activities where greater than the pro-rated reduction in level of Development Milestone.  Where no activities are performed by Universal under a Development Milestone as a result of an inability to perform by Universal, no Development Milestone shall become due and owing on achievement of such milestone by Adaptimmune.

6.5.         Product Milestones.  Adaptimmune shall pay the following product milestone payments on the first Product to achieve each of the following milestones (“Product Milestones”):

(1) [***]	US$[***]

(2) [***]	US$[***]

(3) [***]	US$[***]

In this Section 6.5: (a) a “Pre-Existing Adaptimmune Product” shall mean a Product which comprises a sequence for a TCR and in relation to which Adaptimmune has previously received Regulatory Approval for a product comprising the same TCR sequence or a non-material variant of such TCR sequence; (b) a “New Adaptimmune Product” shall mean a Product comprising a sequence for a TCR and in relation to which Adaptimmune has not previously received Regulatory Approval or filed an IND (or foreign equivalent) for a product comprising the same TCR sequence or a non-material variant of such TCR sequence.

6.6.         Notice.  Adaptimmune shall give Universal written notice within twenty (20) Business Days of the first achievement of each milestone event set forth in Sections 6.2 (to the extent Universal is not already aware of achievement) and 6.5 above.  After receiving such written notice, Universal shall submit an invoice to Adaptimmune for the amount of such milestone payment, and Adaptimmune will pay Universal the applicable milestone payment within thirty (30) days after receipt of an invoice from Universal.

6.7.         One-Time Payments.  Each individual milestone payment (whether a Development Milestone or Product Milestone) is payable one time only regardless of the number of Products developed and/or commercialized and regardless of the number of times any of the applicable events occurs with respect to any Product.  Where any milestone event is not achieved the relevant Product Milestone or Development Milestone shall not be due and owing.

6.8.         No Additional Milestones.  In addition and for the avoidance of doubt, Adaptimmune will not be obligated to make any other payments in respect of the above milestone events to Universal and/or Third Parties.

6.9.         Profit Share.  Following expiry of the first [***] period after First Commercial Sale of the First Multi-Indication Product by Adaptimmune its Affiliate or sublicensee, Adaptimmune will calculate the profit share due to Universal in relation to the commercialisation of such First Multi-Indication Product. The profit share for such [***] period, and each consecutive [***] period (each a “Profit Share [***]”) until expiration of the last Valid Claim, shall be calculated as follows:

[***]

The New Mean Average Cost of Supply shall be the [***] over the [***] of sale for the [***] sold by Adaptimmune or its Affiliate or sublicensee, the first month starting on date of First Commercial Sale of such Product.

The Old Mean Average Cost of Supply shall be the [***] for the product sold by Adaptimmune or its Affiliate or sublicensee [***] as used in the [***] as calculated using the [***] immediately preceding date of First Commercial Sale of the First Multi-Indication Product. [***].

The Profit share due and payable shall be calculated in US dollars. Where any calculation of Mean Average Cost of Supply requires conversion from a currency other than US dollars, Adaptimmune shall carry out such conversion using Adaptimmune’s customary and standard internal exchange rates. Where the Old Mean Average Cost of Supply is lower than the New Mean Average Cost of Supply, no profit share shall be payable.

If the Profit Share Amount is negative, then the First Multi-Indication Product shall be subject to the royalty under Section 6.12 and no further Profit Share shall be payable or owing from Adaptimmune.

6.10.       Valid Patent limitation. The profit share payable in accordance with Section 6.9 above shall only be payable on Products which are Covered by a Valid Claim. Once the last Valid Claim to Cover the First Multi-Indication Product expires, any obligation to pay the profit share in relation to such Product shall cease.  Except as set forth in the last paragraph of Section 6.9, for clarity no royalty shall be payable on the sale of a First Multi-Indication Product.

6.11.       Profit Share report.  Adaptimmune will deliver to Universal a report detailing the profit share due to Universal and calculated in accordance with Section 6.9 within sixty (60) calendar days of the expiry of each Profit Share [***]. Adaptimmune will pay the relevant profit share to Universal following receipt of invoice from Universal and within 30 days of receipt of such invoice.

6.12.       Royalties. In addition to the profit share payable under Section  6.9, on a country by country and Product by Product basis and for all Products other than the First Multi-Indication Product (unless subject to a royalty pursuant to the last paragraph of Section

6.9), Adaptimmune shall pay to Universal a royalty of [***]% of Net Sales. Adaptimmune’s obligation to pay royalty with respect to any Product shall commence upon the First Commercial Sale of a Product in a country and shall expire on the earlier of (i) the expiration of the last Valid Claim to Cover such Product; and (ii) the date that is [***] years from the First Commercial Sale of such Product in a country (“Royalty Term”). On expiration of the Royalty Term in relation to any Product, no further royalties shall be due or payable in relation to the sale of such Product.

6.13.       Currency Conversion for Net Sales. With respect to sales of Product in US dollars, the Net Sales shall be expressed in US dollars. With respect to sales of Products in a currency other than US dollars, the Net Sales shall be reported in US dollars and converted using Adaptimmune’s customary and standard internal exchange rates. The basis of any conversion shall be specified in the relevant Royalty Report.

6.14.       Royalty Reports. Following First Commercial Sale of a Product other than the First Multi-Indication Product, Adaptimmune shall provide a report to Universal within [***] of each calendar quarter (“Royalty Report”), the first such report being due within [***] days after expiry of the calendar quarter in which the First Commercial Sale of a Product (excluding the First Multi-Indication Product unless subject to a royalty pursuant to the last paragraph of Section 6.9) is made. The Royalty Report shall include (a) the total Net Sales for each Product worldwide; and (b) calculation of the royalty due to Universal under Section 6.12 above. On receipt of such Royalty Report, Universal will provide an invoice for the royalty and Adaptimmune shall pay such royalty within 30 days of receipt of invoice.

6.15.       Interest. Payments which are not made when due may bear interest as of the due date until the date the amount is effectively received on the account of Universal, at a rate of EURIBOR (12 months) plus [***]% calculated on a weekly basis for every week that the payment is due but unpaid. Universal shall notify Adaptimmune prior to making any interest charge on any overdue payment, providing at least 5 Business Days prior notice.

6.16.       Mode of Payment.  All payments set forth in this Section 6 shall be remitted by wire transfer to a bank account as Universal may designate in writing.

6.17.       Currency.  All payments required under this Section 6 shall be made in U.S. Dollars.

6.18.       Taxes.

6.18.1          General. Universal alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be paid by Adaptimmune) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  Adaptimmune shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold and shall reasonably assist Universal in obtaining any such deductions.

6.18.2          Indirect Taxes.  All amounts payable by Adaptimmune under this Agreement are stated exclusive of any Indirect Taxes, which Universal may be obliged to charge.  If any Indirect Taxes are chargeable in respect of any Payments, Adaptimmune shall pay such Indirect Taxes at the applicable rate in respect of such Payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by Universal in respect of those Payments.  The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.  If such amounts of Indirect Taxes are refunded by the applicable Governmental Authority or other fiscal authority to Universal subsequent to payment, the Party receiving such refund will transfer such amount to the paying Party within sixty (60) days of receipt. The Parties agree to reasonably cooperate to provide any information required by the Party pursuing a refund of Indirect Taxes paid.

6.19.       Operating Licences. Each Party is solely responsible for payment required under any operating licences or permits including any required to perform its Research Activities in accordance with Applicable Laws.

6.20.       Records. Adaptimmune shall keep and maintain records of its sales of Products in sufficient detail to enable Universal to verify the accuracy of Payments due from Adaptimmune and pursuant to an inspection under Section  6.21. Adaptimmune shall keep such records for a period of  five (5) years from the end of the calendar year in which the relevant Product sales were made.

6.21.       Inspections. Universal shall be entitled to appoint an independent third party qualified accountant or a person possessing similar professional status and associated with an independent accounting firm acceptable to the Parties to verify the level of Net Sales accounted for by Adaptimmune in accordance with Section 6.12 and the basis for the calculation of profit share in accordance with Section  6.9.  Adaptimmune shall make its records available as set forth in this Section 6.21.  The accounting firm shall enter into appropriate obligations with Adaptimmune to treat all information it receives during its inspection in confidence.  Such audit right shall apply no more than once in any calendar year and shall only relate to the previous three (3) calendar year’s records (to the extent not previously audited by Universal). The independent third party shall only be entitled to report to Universal as to whether or not the Net Sales of any Product or the calculation of Profit Share are materially accurate. Where any inspection identifies any shortfall in the Payments required to Universal, Adaptimmune shall make up such shortfall within 30 days of receiving notice of such shortfall. Where any inspection identifies an overpayment in the Payments required to Universal, Adaptimmune shall be entitled to deduct the amount of such overpayment from the next Payment or Payments made to Universal. Universal shall pay the cost of any inspection unless such inspection identifies a shortfall in payments in the preceding calendar year in excess of five (5) percent in which case Adaptimmune shall pay the reasonable costs of the Third Party carrying out such inspection.

6.22.       Investment. In addition to the above Payments, Universal shall provide Adaptimmune with the right to participate in the next two (2) Qualified Equity Investment Events that occur after the Effective Date, on the following terms:

6.22.1     If Universal proposes to conduct a Qualified Equity Investment Event, then it will provide Adaptimmune with as much notice as reasonably possible and in any event at least twenty (20) Business Days prior written notice of the estimated initial closing of such Qualified Equity Investment Event (a “Financing Notice”), which Financing Notice will also describe the principal terms of the Qualified Equity Investment Event.

6.22.2       If Adaptimmune wishes to participate in such Qualified Equity Investment Event, it must notify Universal within ten Business Days after delivery of the Financing Notice, in which case:

6.22.2.1. Universal will allow Adaptimmune to participate in the initial closing of the Qualified Equity Investment Event;

6.22.2.2. Universal will permit Adaptimmune to review the initial closing, such stock purchase agreement, investors’ rights agreement, co-sale agreement, voting agreement and/or other agreements as are entered into by the investors in the Qualified Equity Investment Event generally (“Investment Documents”) and both Universal and Adaptimmune will negotiate in good faith and on a timely basis any changes required by Adaptimmune to such Investment Documents; and

6.22.2.3. Adaptimmune will execute and deliver to Universal at the initial closing, the agreed Investment Documents.

“Qualified Equity Investment Events” means a transaction or series of related transactions, conducted primarily for the purpose of raising additional working capital, in which Universal sells shares of its preferred stock to new or existing investors, other than to a Universal licensee or collaborator in connection with the grant of a license or entering into a collaboration.

Adaptimmune’s rights and Universal’s obligations under this Section 6.22 shall terminate on the earliest to occur of (a) the initial closing of the second Qualified Equity Investment Event occurring after the date of this Agreement, (ii) a Change of Control of Universal, or (iii) an initial public offering of Universal’s common stock pursuant to a registration statement under the Securities Act of 1933, as amended.

Adaptimmune’s agreement to participate in any such financing or investment shall be entirely at its discretion. The exact level of any contribution or financing shall be agreed as part of any financing round.

7.           Ownership of Intellectual Property

7.1.         Background Intellectual Property. Nothing in this Agreement will affect the ownership of any Intellectual Property Rights and Patents Controlled by either Party prior to the Effective Date of this Agreement or arising outside of the performance of this Agreement or the Research Program.

7.2.         Ownership of Arising IP. Any Intellectual Property Rights arising from the performance of the Research Program shall be owned as follows:

7.2.1            All Arising IP which relates solely to the differentiation of T-cells or to any process relating to such differentiation or which is specific to the Field shall be solely owned by Adaptimmune.

7.2.2            All Arising IP which is solely created or reduced to practice by Adaptimmune employees or employees of its Affiliates or by Third Parties on behalf of Adaptimmune or its Affiliates shall be solely owned by Adaptimmune.

7.2.3            Excluding any Arising IP which is owned by Adaptimmune in accordance with Sections 7.2.1 and 7.2.2 above, any Arising IP which constitutes an improvement to or development of Gene Editing Technology or HLA Engineering Technology or which solely relates to the [***] Cell Line or [***] cell line shall be solely owned by Universal.

7.2.4            Any Arising IP other than that owned in accordance with Sections 7.2.1 – 7.2.3 shall be jointly owned by Universal and Adaptimmune with each party having an undivided joint ownership interest in all rights, title and interest worldwide in and to such jointly owned Arising IP.

7.2.5            Notwithstanding the foregoing, any Arising IP which relates solely to the HLA-Edited Cell Line shall be jointly owned by Universal and Adaptimmune with each party having an undivided joint ownership interest in all rights, title and interest worldwide in and to such jointly owned Arising IP.

7.2.6            Subject to Section 7.4, with respect to jointly owned Arising IP, each of the parties shall have, and does hereby have an undivided joint ownership interest in all rights, title, and interest worldwide in and to such jointly owned Arising IP.  Each party shall have the right to practice, license and sublicense (through multiple tiers), or otherwise exploit such jointly owned Arising IP without the consent of or accounting to the other Party, except as otherwise expressly set forth in this Agreement.

7.3.         Assignment. At the request of Adaptimmune, Universal shall and shall procure that any of its employees, agents and contractors shall do all acts and things (including making declarations, oaths and providing assistance in relation to the supply of information for any patent applications) and execute all documents that may be reasonably necessary under the laws of any country for ensuring that all rights in Arising IP owned by Adaptimmune under Section 7.2.1 above are assigned to Adaptimmune together with the right to sue for past infringement and to recover damages. At the request of the other Party, each Party shall and shall procure that any of its employees, agents and contractors shall do all acts and things (including making declarations, oaths and providing assistance in relation to the supply of information for any patent applications) and execute all documents that may be reasonably necessary under the laws of any country for ensuring that all rights in Arising IP co-owned by it under Section 7.2.4 are vested in it in accordance with Section 7.2.4. Universal shall ensure that it has in place with all Third

Party subcontractors agreements assigning or requiring the assignment of any Arising IP to Universal sufficient to vest title to Arising IP in the relevant Party in accordance with Section 7.2 above.  At the request of Universal, Adaptimmune shall and shall procure that any of its employees, agents and contractors shall do all acts and things (including making declarations, oaths and providing assistance in relation to the supply of information for any patent applications) and execute all documents that may be reasonably necessary under the laws of any country for ensuring that all rights in Arising IP owned by Universal under Section 7.2.3 above are assigned to Universal together with the right to sue for past infringement and to recover damages. Adaptimmune shall ensure that it has in place with all Third Party subcontractors, agreements assigning or requiring the assignment of any Arising IP to Adaptimmune sufficient to vest title to Arising IP in the relevant Party in accordance with Section 7.2 above.

7.4.         Jointly-owned IP.  To the extent that any Arising IP is jointly owned by the Parties under Section 7.2.4 and 7.2.5, then save as provided under Section 5.1 or this Section 7.4, both Parties shall be entitled to use such jointly owned Arising IP without restriction.  Neither Party shall be entitled to assign its interest in such jointly owned Arising IP without the consent of the other Party save that either Party shall be entitled to assign its interest to an Affiliate or to an assignee to this Agreement (in accordance with Section 17). Both Parties shall be entitled to sub-license their interest in such jointly owned Arising IP without the requirement of consent from the other Party and in each case subject to the licences granted under Section 5.1.  Universal shall not be entitled to use the jointly owned Arising IP under Section 7.2.5 within the Field (including to sub-license or license its interest within the Field) without the prior written consent of Adaptimmune.

7.5.         Sublicensed IP. The Sublicensed IP will be licensed to Adaptimmune in accordance with the terms of the Sublicenses. Universal agrees that it shall notify Adaptimmune prior to any amendments to the terms of the AAC/HLA-engineering Licence or the Elf Licence. Such notification shall include the detail of the amendment proposed. Universal shall not agree any amendment that would adversely affect Adaptimmune’s rights unless Adaptimmune provides its prior written consent to such amendment.

8.           Prosecution and Maintenance of patents

8.1.         Pre-existing Intellectual Property Rights. Nothing in this Agreement will affect the prosecution and maintenance of any Intellectual Property Rights and Patents Controlled by either Party prior to the Effective Date of this Agreement or arising outside of the performance of this Agreement or the Research Program unless explicitly otherwise provided.

8.2.         Prosecution of Arising IP. Adaptimmune shall be entitled in its sole discretion to control and take decisions in relation to the filing, prosecution, maintenance and obtaining, (including carrying out any interferences, reissue proceedings and re-examinations), throughout the world of any patent application Covering any Arising IP solely or jointly owned by Adaptimmune and all Patents granted therefrom at its expense and save as provided further below. Adaptimmune shall keep Universal reasonably informed through the JSC (to the extent still in existence or otherwise by notice in writing) of any filings of patent applications Covering any such Arising IP and the progress of such patent applications. Universal shall provide all necessary powers of attorney to Adaptimmune to allow Adaptimmune to carry out such prosecution and maintenance.  Universal shall be entitled in its sole discretion to control and take decisions in relation to the filing, prosecution, maintenance and obtaining, (including carrying out any interferences, reissue proceedings and re-examinations), throughout the world of any patent application Covering any Arising IP solely owned by Universal and all Patents granted therefrom at its expense. In relation to any patent applications covering any jointly owned Arising IP under Section 7.2.5, such patent applications shall be drafted jointly by the Parties and advisers for each Party shall work closely to ensure alignment on the contents of such patent applications. Any patent application filing shall require the approval of both Parties prior to filing. Adaptimmune will file and prosecute any mutually approved patent application but shall keep Universal fully informed of the prosecution of such patent applications and Patents granted therefrom. The parties shall cooperate to coordinate same-day Patent application filings for Arising IP, as requested by the other party, for any provisional or nonprovisional patent applications (but for clarity not any continuations, continuations-in-part or divisionals) as for Patent application filings within the Universal Cells Background IP or Adaptimmune Background IP that are directed to subject matter inventions that were used to identify, produce or develop a Product during the performance of activities under this Agreement to avoid jeopardizing patentability of any such Patent.

8.3.         Support. Universal shall provide reasonable support in relation to Adaptimmune's prosecution and maintenance of any patent applications or Patents Covering the Arising IP solely or jointly owned by Adaptimmune, subject to reimbursement of out of pocket expenses that Universal necessarily incurs in providing such support.  Adaptimmune shall provide Universal with updates (at the JSC or on the occurrence of any material event in relation to any Patent) in relation to the progress of any patent application or Patent claiming any such Arising IP.

8.4.         Election not to Prosecute.  If, Adaptimmune or Universal (each a “Prosecuting Party”) elects not to pursue or continue the filing, prosecution (including any interferences, reissue proceedings and re-examinations) or maintenance of any Patent Covering any Arising IP solely or jointly owned by Adaptimmune or Universal respectively in any Major Territory, the relevant Prosecuting Party shall so notify the other Party promptly in writing in sufficient time (usually 45 days but may be a shorter period depending on the notice given to Prosecuting Party by the relevant patent office) in advance to enable other Party to meet any deadlines by which an action must be taken to establish or preserve any such rights in such notified Patent.  Upon receipt of any such notice from Prosecuting Party and to the extent possible under any Third Party agreement existing as at the Effective Date, the non-Prosecuting Party shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution (but excluding any interferences, reissue proceedings and re-examinations) or maintenance, of such notified Patent, at its expense in such country. The non-Prosecuting Party will keep the Prosecuting Party reasonably informed with regard to the current status of any Patent for which non-Prosecuting Party takes over responsibility for under this Section  8.4, including providing copies of any material correspondence with relevant patent offices.

8.5.         CREATE Act.  Notwithstanding anything to the contrary in this Section 8 no Party shall have the right to make an election under the Cooperative Research and  Technology

Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Section 8 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

9.           Enforcement of Patents

9.1.         Rights and Procedures. In the event that a Party is notified that a Third Party may be infringing any of the Arising IP, Universal Patents or Universal Know-How, such Party shall promptly notify the other Party in writing, identifying the alleged infringer (to the extent not in breach of any Third Party obligation of confidence) and the alleged infringement complained of and furnishing the information of which it has been notified.

9.1.1            [***]

9.1.2            Save as provided in Section 9.1.1 and subject to Section 9.3 below, in relation to any other infringement or alleged infringement of a Patent within the Universal IP, Universal may, in its sole discretion and in its own name, through counsel of its choosing, take any measures it deems appropriate to stop such infringing activities by such Third Party in any part of the Territory or to grant to the infringing Third Party adequate rights and licenses necessary for continuing such activities. Any licences granted to any Third Party shall not restrict or conflict with the licences and rights granted to Adaptimmune under this Agreement.

9.1.3            Upon reasonable request by the enforcing Party and at the enforcing Party’s cost and expense, the other Party shall provide all reasonable information and assistance, including allowing access to files and documents and to personnel who may have possession of relevant information and, if necessary for prosecution of any legal action, joining in the legal action.

9.2.         Recovery. Any amounts recovered by an enforcing Party pursuant to Section 9.1.1 (expressly excluding Section 9.1.3), whether by settlement or judgment, shall be shared as follows:  the enforcing Party shall first reimburse its costs and expenses for the infringement action and retain [***] ([***]%) of the remainder and provide the non-enforcing Party with the remaining [***]  ([***]%) of the remainder.

9.3.         Enforcement of Sublicensed IP. Any enforcement of any Sublicensed IP shall be subject to the terms of the Sublicenses.

10.         Potential Third Party Actions

10.1.       Third Party Licenses.  If, in the opinion of Adaptimmune, the Exploitation of the Products by Adaptimmune, its Affiliates or any of their licensees infringes or misappropriates any Patent or any Intellectual Property Right of a Third Party in any country, then, Adaptimmune shall have the right, but not the obligation to negotiate and obtain a license from such Third Party as necessary for Adaptimmune and its Affiliates and licensees to

Exploit the Products in such country.  Adaptimmune will be responsible for the performance of any license agreement it executes with such Third Party. Adaptimmune understands and accepts that it shall be responsible for negotiation of any agreements with Third Parties required for the commercial use of any Third Party cell lines or cell banks required for commercial manufacture and sale of Product (excluding any use for research and development or clinical trials).

10.2.       Invalidity or Unenforceability Defences or Actions.

10.2.1          In the event that a Third Party asserts, as a defence or as a counterclaim in any infringement action, that any Universal Patent (excluding any Arising IP) or any Arising IP solely owned by Universal is invalid or unenforceable, then Universal shall have the right, but not the obligation, through counsel of its choosing to respond to such defence or defend against such counterclaim (as applicable), including the right to settle or otherwise compromise such claim.

10.2.2          Similarly, if a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Patent within the Arising  IP solely or jointly owned by Adaptimmune is invalid or unenforceable, then Adaptimmune shall have the right, but not the obligation, through counsel of its choosing to defend against such action or claim.

10.3.       Third Party Litigation.  In the event of any actual or threatened suit against Adaptimmune or Universal alleging that the Exploitation of Products by or on behalf of Adaptimmune under this Agreement infringes the Patent or Intellectual Property Rights of any Person (an “Infringement Suit”), the Party first becoming aware of such Infringement Suit shall promptly give written notice to the other Party.  In relation to any Products, Adaptimmune shall have the right, but not the obligation, through counsel of its choosing, to assume direction and control of the defence of claims arising therefrom (including the right to settle such claims in its sole discretion).

10.4.       Cooperation.  Each Party will provide to the other Party all reasonable assistance requested by such Party in connection with any action, claim or suit under Section 10.2 or 10.3, including allowing such Party access to the other Party 's files and documents and to the other Party 's personnel who may have possession of relevant information. The requesting Party shall pay the other Party’s reasonable out of pocket expenses in relation thereto. In particular the other Party will promptly make available to the requesting Party, all information in its possession or control that it is aware will assist such Party in responding to any such action, claim or suit under Section 10.2 or 10.3.

11.         Confidentiality and Non-Disclosure

11.1.       Confidentiality.  At all times during the term of this Agreement and for a period of [***] years following termination or expiration hereof, each Party (the “Receiving Party”) shall, and shall cause its officers, directors, employees, agents, Affiliates and sub-licensees to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information of the other Party (the “Disclosing Party”), except to the extent such disclosure or use is otherwise expressly permitted or licensed by the terms of this Agreement.

11.2.       Permitted Disclosures.  Each Party may disclose Confidential Information  to the extent that such disclosure is:

11.2.1          made in response to a valid order of a court of competent jurisdiction or other competent authority; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

11.2.2          made by Adaptimmune or its Affiliates or its licensees to a Governmental Authority as may be necessary or useful in connection with any filing, application or request for a Regulatory Approval and or pricing or reimbursement approval, pre- and post-approval marketing authorisations (including any prerequisite manufacturing approval or authorisation related thereto), labelling approval and technical, medical and scientific licenses; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

11.2.3          made by a Party to a patent authority as may be necessary or useful for purposes of obtaining or enforcing a Patent (consistent with the terms and conditions of Sections 8 and 9); provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

11.2.4          otherwise required by Applicable Law or by stock exchange or other financial authority requirement;

11.2.5          made by Adaptimmune or its Affiliates or its licensees to Third Parties as may be necessary or useful in connection with the Exploitation of Products, including subcontracting or sublicensing transactions in connection therewith and in each case subject to such Third Parties, where reasonably possible, agreeing confidentiality obligations substantially equivalent to those set out in this Agreement ; or

11.2.6          made by Universal or its Affiliates to actual or prospective investors or acquirers to the extent necessary for the purposes of such investment or acquisition and provided that in each such case investors or acquirers are subject to written obligations of confidentiality substantially equivalent to those set out in this Agreement.

Notwithstanding the foregoing, in the event that Adaptimmune or any of its Affiliates is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body to disclose this Agreement, in whole or in part, the Parties shall reasonably agree on a redacted version of this Agreement as necessary to protect the Confidential Information of Universal prior to making such disclosure.

11.3.       Exclusions.  Notwithstanding the foregoing, Confidential Information shall not include any information that:

11.3.1          is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

11.3.2          can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession prior to disclosure by the Disclosing Party;

11.3.3          is subsequently received by the Receiving Party or its Affiliates from a Third Party who is not bound by any obligation of confidentiality with respect to said information;

11.3.4          is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

11.3.5          is independently developed by or for the Receiving Party or its Affiliates without reference to the Disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

11.4.       Results. Universal and Adaptimmune shall each keep the Results confidential as if such Results were Confidential Information of the other Party, save:

11.4.1          To the extent such disclosure is permitted for Confidential Information under Section 11.2 above;

11.4.2          to the extent such Results need to be disclosed to Third Parties (i) in the case of Universal for the further development of the Universal Technology outside of the Field provided that if the Results to be disclosed would include information regarding the Field, then where reasonably possible subject to such Third Party agreeing to obligations of confidentiality substantially equivalent to those set out in this Agreement; and (ii) in the case of Adaptimmune for the further development and Exploitation of Products within the Field and where reasonably possible subject to such Third Party agreeing to obligations of confidentiality substantially equivalent to those set out in this Agreement;

11.4.3          to the extent such Results are published under Section 11.5;

11.4.4          to the extent the Results satisfy any of the exclusions under Section 11.3.

11.5.       Publications and Presentations.  The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the research and development activities hereunder.  Accordingly Universal shall not publish, present or otherwise disclose Confidential Information of Adaptimmune without the prior written consent of Adaptimmune which can be withheld in its absolute discretion.  Where either Party wishes to publish any Results (“Publishing Party”), it shall provide the other Party with prior written notice of such, where reasonably possible such notice being provided at least 30 days prior to any deadline for submission of such publication. The non-Publishing Party shall be entitled to review and comment on the publication and to request removal of any Results which it considers would (a) place it in breach or non-conformance with any Applicable Law or any requirement of any stock exchange rules or requirements; (b) would invalidate or prevent the filing of any patent application or the prosecution of any existing patent application; or (c) would materially affect its commercial interests, ongoing development programs or development of its products or programs.  The Publishing Party shall incorporate any reasonable comments made by the non-Publishing Party and shall remove any Results which non-Publishing Party requests removed pursuant to this Section 11.5. In relation to any Results which are specific to the Field or which relate to any clinical trial which Adaptimmune is controlling or sponsoring, Adaptimmune shall be entitled to decline the publication of any such Results in its sole discretion. In relation to any Results which do not relate to the Field, Universal shall be entitled to decline the publication of any Results in its sole discretion.

11.6.       Use of Name.  Neither Party, nor its Affiliates shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of another Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of such other Party.  The restrictions imposed by this Section 11.6 shall not prohibit a Party from making any disclosure identifying another Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Section 11.  Further, the restrictions imposed on each Party under this Section 11.6 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Section 11.

11.7.       Public Announcements. No public announcement concerning this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by Adaptimmune or Universal or their respective Affiliates, except as may be legally required by Applicable Laws, regulations, judicial order, or required by stock exchange or quotation system rule without first obtaining the approval of the other Party and agreement upon the nature, text and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed.  The Party desiring to make any such voluntary public announcement shall provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release.  In the case of press releases or other public communications legally required, or required by stock exchange or quotation system rule, to be made, the Party making such press release or public announcement shall provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the notified Party to review and comment upon such press release or public announcement.  Under such circumstances, the releasing Party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made in order to facilitate review and comment by the receiving Party.

12.         Trademarks

12.1.       Adaptimmune shall have the sole right to select the Trademarks for the marketing and sale of the Products; provided the Trademark is not a trade mark registered by Universal. Adaptimmune shall own such Trademarks and all Intellectual Property Rights and other rights and goodwill with respect thereto.  Universal shall not, and shall not permit its Affiliates to, use any trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes any registered Trademark.

13.         Representations, Warranties and Covenants

13.1.       Universal represents and warrants to Adaptimmune as at the Effective Date that:

13.1.1          To its knowledge the University of Washington is the sole legal and beneficial owner of the Universal Pre-existing Patents and to its knowledge has obtained written assignments of all right, title and interest from the inventors named on the Universal Pre-existing Patents; ;

13.1.2          It is the sole and beneficial owner of any Universal Materials (excluding any intellectual property rights) or alternatively that it has the unencumbered right (excluding the [***] License Agreement, and subject to Section 2.13) to provide any Universal Materials for use in the Research Program and in each case save as explicitly otherwise communicated in writing to Adaptimmune; except that the foregoing does not extend to ownership of the [***] Cell Line, the [***] Cell Line or [***] Licensed Patents, or to the HLA Engineering Technology-Edited Cell Line as described in Section 2.13.

13.1.3          It will have in place binding legal agreements with all of its employees and sub-contractors which assign and require the assignment of any Arising IP created or reduced to practice by employees or consultants of Universal or sub-contractors acting on behalf of Universal, to Universal;

13.1.4          To its knowledge, the use of the Universal Technology in the performance of the Research Plan by Universal, excluding the loci and promoter, the sequences thereof and any other sequences provided by Adaptimmune and the use of the Gene Editing Technology to deliver those sequences to cells, will not infringe any Patent or other Intellectual Property Right or proprietary right of any Person subject in each case to compliance with the terms and conditions applicable to the use of the HLA Engineering Technology-Edited Cell Lines by or on behalf of Adaptimmune and as set out in Section 2.13;

13.1.5          It is not aware of any other individual who has made an inventive contribution to any of the inventions disclosed and claimed in the Universal Pre-Existing Patents other than those inventors named as inventors in the filing of such Universal Pre-Existing Patents.

13.1.6          The conception, development and reduction to practice of the Universal  Know-How and Universal Patents has not, to Universal’s knowledge, constituted or involved the misappropriation of trade secrets or other rights or property of any Person.

13.1.7          No claim or litigation has been brought or threatened as of the Effective Date by any Person alleging, and Universal is not aware of any possible claim, whether or not asserted, that Adaptimmune’s use the Universal Patents and Universal Know-How would violate, infringe or otherwise conflict or interfere with any intellectual property or proprietary right of any Person.

13.1.8          Universal has not previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to the Universal Patents or Universal Know-How in the Field.

13.1.9          As of the Effective Date, and except with respect to amendments provided to Adaptimmune, no amendments have been agreed between Universal and the University of Washington to the terms of the Elf Licence or the AAV/HLA-engineering Licence.

13.1.10        Universal is not in breach of any of the terms of the AAV/HLA-engineering Licence or the Elf Licence, it has not received notice of any breach from the University of Washington and is not aware of any circumstances which would put it in breach of any term of the AAV/HLA-engineering Licence or the Elf Licence.

13.1.11        Universal has not entered into any agreement with any Third Party (whether oral or written) which would conflict with or restrict the rights and licences granted to Adaptimmune under this Agreement, save for the AAV/HLA-engineering Licence and the Elf Licence.

13.1.A                 Universal represents that as at the Amendment Date, it has not received any notice of any breach of the [***] Agreement or [***] License Agreement. Unless and until Adaptimmune [***] and provided Adaptimmune does not [***],  Universal agrees that it will not (a) [***]; or (b) [***].

13.2.       Each Party represents and warrants to the other Party that:

13.2.1          it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

13.2.2          it has full legal power to grant the rights and licenses granted to the other under this Agreement; and

13.2.3          it has taken all necessary action on its part required to authorise the execution and delivery of this Agreement.

13.3.       DISCLAIMER OF WARRANTY.  EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN IN THIS AGREEMENT NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

For clarity, except as otherwise expressly provided in this Section 13, nothing in this Agreement shall constitute a representation or warranty of any kind with respect to [***].

14.         Indemnity and Limitation

14.1.       Indemnification of Adaptimmune by Universal.  In addition to any other remedy available to Adaptimmune, Universal shall indemnify, defend and hold harmless Adaptimmune, its Affiliates and their respective directors, officers and employees, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any claims made or suits brought by a Third Party (collectively, “Third Party Claims”) against Adaptimmune, its Affiliates or their respective directors, officers or employees that  arise or result from (i)any claim that the use of the Universal Technology to produce the HLA Engineering Technology-Edited Cell Line in the course of the Research Program infringes the rights of any Third Party (provided that the foregoing expressly excludes any claim relating to any use of [***]); or (ii) breach of any of the terms of this Agreement by Universal (or any Third Party acting on behalf of Universal); or (iii) breach of any Applicable Laws by Universal (or any Third Party acting on behalf of Universal) except for (x) any Loss for which Adaptimmune has an obligation to indemnify Universal and its Affiliates pursuant to Section 14.2, as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss; or (y) caused by the gross negligence or wilful misconduct of Adaptimmune or its Affiliates; or (z) any use of the Universal Technology by Adaptimmune outside of the Field or within the Field in a manner or form differently from that provided for use in or used in the performance of the Research Program.

14.2.       Indemnification of Universal by Adaptimmune.  In addition to any other remedy available to Universal, Adaptimmune shall indemnify, defend and hold harmless Universal, its Affiliates, and its and their respective directors, officers and employees, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any Third Party Claims against Universal its Affiliates or its or their respective directors, officers or employees that arise or result from (i) any claim that use of the Adaptimmune Technology or any materials provided by or on behalf of Adaptimmune by Universal in the performance of the Research Program infringes the rights of any Third Party; (ii) any breach of Applicable Laws by Adaptimmune or its Affiliates or (iii) the development or commercialization of any Product by Adaptimmune, its Affiliates or sublicensees, or (iv) any use of the HLA Engineering Technology-Edited Cell Line by or on behalf of Adaptimmune, its Affiliates or sublicensees, including without limitation any use of the HLA Engineering Technology-Edited Cell Line for purposes not in compliance with Section 2.13, Schedule 8, except for any Loss (x) for which Universal has an obligation to Indemnify Adaptimmune and its Affiliates pursuant to Section 14.1, as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss or (y) caused by the gross negligence or wilful misconduct of Universal.

14.3.       Indemnification Procedure.  Should the Indemnified Party intend to claim indemnification hereunder from the Indemnifying Party the Indemnified Party shall promptly notify the Indemnifying Party in writing of any Losses in respect of which the Indemnified Party intends to claim such indemnification and the Indemnifying Party shall be entitled, but not obligated, to assume the defence of any Third Party Claim thereof with counsel selected by it.  The Indemnified Party, including its Affiliates, directors, officers and employees, shall co-operate fully, at the Indemnifying Party’s expense, with the Indemnifying Party and its legal representatives in the investigation and defence of any Third Party Claim covered by this indemnification.  The indemnification shall not apply to amounts paid in settlement of any Third Party Claim if such settlement is effected without the consent of the Indemnifying Party which consent will not be unreasonably withheld.

14.4.       LIMITATION ON DAMAGES. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE, DEATH OR PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF EITHER PARTY, OR FRAUD BY A PARTY OR ITS AFFILIATES, NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING INDIRECT LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE. EACH PARTY’S TOTAL AGGREGATE LIABILITY UNDER ANY INDEMNITY PROVIDED UNDER SECTION 14 OF THIS AGREEMENT SHALL BE LIMITED TO THE GREATER OF: (A) [***].

14.5.       Additional Limitation. Universal shall not be responsible for any Losses under the indemnity in Section 14.1 to the extent that any Third Party Claims (a) arise as a result of the commercial use of any cell line for which Adaptimmune has entered into an Agreement with a Third Party provider of such cell line for such commercial use; (b)  arise as a result of the use by or on behalf of Adaptimmune or any of its sublicensees or third party sub-contractors of any HLA Engineering Technology-Edited Cell Line provided to Adaptimmune under this Agreement (except to the extent arising out of the practice by Universal of the Universal Technology used to produce such HLA Engineering Technology-Edited Cell Line, and not attributable to the loci and promoter, the sequences thereof and any other sequences provided by Adaptimmune or the use of the Gene Editing Technology to deliver those sequences to cells); (c) arise as a result of any use by Adaptimmune of the Universal Technology outside of the scope of any licence agreement negotiated between Adaptimmune and the relevant Third Party or between Universal and the relevant Third Party (provided in the latter case Adaptimmune has reviewed and approved the terms of such Third Party license and excluding [***] which are subject to Section 14.5(d) below); (c) relates to any part of the Product or part of the manufacturing process other than the Universal Technology; or (d) arise as a result of any breach by Adaptimmune of Section 2.13.

14.6.       Insurance.  Each Party shall have and maintain such type and amounts of liability insurance covering its liabilities under this Agreement as is normal and customary in the industry generally. The requirement to maintain insurance under this Section 14.6 shall not limit the liability of a Party under this Agreement.

15.         Term and Termination of Agreement

15.1.       Term.  The term of this Agreement shall become effective as of the Effective Date and unless terminated earlier as provided herein (including pursuant to Section 5.2 or 6.2) shall continue until the last to expire of any Patent or other Intellectual Property Rights within the Universal Patents (the “Term”).

15.2.       Termination by Adaptimmune.  Adaptimmune shall have the right, in its sole discretion, to terminate this Agreement by giving thirty (30) days' prior written notice to Universal (a) for safety or scientific reasons; (b) if a Third Party Patent is identified which would Cover any Product and a licence or alternative development route is not commercially feasible in Adaptimmune’s sole discretion; or (c) in the event it does not wish to proceed with the next Phase of the Research Plan, based on the outcome of any previous Phase.

15.3.       Termination for Material Breach.  If either Party is in material breach of the Agreement (a “Breaching Party”), in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement in its entirety by ninety (90) days prior written notice (the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate, provided always that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach complained about during the Notice Period (or, if such default cannot be cured within such ninety (90) day period, if the Breaching Party commences actions to cure such default within the Notice Period and thereafter diligently continues such actions).

15.4.       Termination for Insolvency. Either Party may (without limiting any other remedy it may have), terminate this Agreement with immediate effect if the other Party becomes insolvent, is unable to pay its debts, or if an order is made or a resolution is passed for its winding up (except voluntarily for the purpose of a solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of the other Party’s assets, or if the other Party makes any arrangement with its creditors or ceases to carry on business or does or suffers any similar or analogous act existing under the laws of any country.

15.5.       Consequences of Termination

15.5.1          Termination of Rights. In the event of termination or expiry of this Agreement and save as otherwise explicitly provided all rights and licences granted to Universal and to Adaptimmune under this Agreement shall terminate and each Party shall return all data, files, records and other materials in its possession or control containing or comprising the other Party’s Information or other Confidential Information to which such first Party does not retain rights hereunder (except one copy of which may be retained by the returning Party's General Counsel or external law firm solely for archival purposes).

15.5.2          Licence of Adaptimmune Know How. On expiry of the Term but not termination, Universal shall grant Adaptimmune a non-exclusive, royalty free, fully paid up, perpetual, irrevocable, worldwide, assignable right and licence in the Field, with the right to grant sublicences through multiple tiers, under the Universal Know How to Exploit and further develop the Products.

15.5.3          Return of Materials.  On termination but not expiry (a) each Party will return any Materials of the other Party to that other Party promptly on termination, and (b) Adaptimmune and its Affiliates and sublicensees shall cease all use of the Deliverables (to the extent such Deliverables cannot be used without a licence under any of Universal’s Intellectual Property Rights).

15.5.4          Remedies.  Early termination of this Agreement by a Party shall in no way affect or limit such Party’s right to claim against any of Universal, or Adaptimmune for any damages arising out of the breach of this Agreement.

15.6.       Change of Control. Universal shall notify Adaptimmune of any Change in Control of Universal in advance of such Change in Control where possible or in any event within five (5) Business Days following such Change in Control.  If the Change in Control occurs prior to completion of the Research Program, then when Adaptimmune receives notice of such Change in Control, if the surviving entity (excluding any Competitor) does not also provide a written notice within five (5) Business Days of such Change of Control that the surviving entity will assume the obligations of Universal and complete the Research Program, then: (a) Adaptimmune will have the option to terminate this Agreement immediately on written notice and the provisions of Section 15.5 above shall apply to such termination; or (b) Adaptimmune may elect by provision of notice in writing to Universal, in its sole discretion to perform additional parts of the Research Plan previously reserved to Universal.  Where any Development Milestone was attributed to completion of such additional parts, such Development Milestone shall cease to be payable where Adaptimmune takes over performance of the relevant Research Activities. Where any part of the Research Plan or Phase of the Research Plan was part performed, following Adaptimmune taking over performance of such part or Phase of the Research Plan the Development Milestone for such part or Phase will be pro-rated accordingly based on the Research Activities performed prior to receipt by Universal of notification from Adaptimmune. Universal will cooperate with Adaptimmune to ensure that any handover of Materials and Information required for Adaptimmune to take over performance of Research Activities occurs promptly and Universal will make relevant personnel available to ensure a smooth transition in such Research Activities. In the event of a Change in Control and Adaptimmune electing to take over the Research Plan in accordance with Section 15.6(b) or in the event of a Change in Control in favour of a Competitor the following shall apply:

15.6.1          The licences and rights granted by Adaptimmune to Universal shall immediately terminate save to the extent required to ensure a smooth transition of the Research Activities to Adaptimmune;

15.6.2          Any reporting obligations from Adaptimmune to Universal shall cease and save as necessary under Section 6 for the purposes of payment of the Development Milestones and Product Milestones, for the reporting and payment of Profit Share and Royalty. Adaptimmune shall be under no further obligation to continue to report on the progress of the Research Program or to share any results or development of any Deliverable or Product with Universal.

15.6.3          Universal shall immediately (a) provide to Adaptimmune all Results generated to date including any Deliverables (even if not in final form) or otherwise provide access to such Results and Deliverables (in the case of cell lines, cell banks or other cell based deliverables or materials); and (b) to the extent any Research Activities are provided by a Third Party, provide access to such Third Party and facilitate an ongoing relationship between such Third Party and Adaptimmune to enable Adaptimmune to complete the Research Program in its sole discretion.

15.6.4          The licence rights and access reports granted to Adaptimmune shall continue in full force and effect for the Term. The diligence obligations under Section 5.2 shall continue to apply but for clarity, Adaptimmune shall be under no obligation to provide any reports on progress or any detailed reports on Product sales, nature of Product, manufacturing process for Product or timelines for Exploitation of any Product.

15.6.5          The JSC shall immediately cease as shall any project or other sub-committees save where such committees are required to facilitate transition of the Research Activities to Adaptimmune.

15.6.6          Other terms of the Agreement shall remain in full force and effect.

Pending notice of Change in Control under this Section 15.6 with a Competitor and termination or transfer of Research Program to Adaptimmune in accordance with this Section 15.6, Universal will not permit the Third Party Competitor (or any of its employees) in respect of which the relevant Change in Control has occurred to have access to any Confidential Information of Adaptimmune (other than Confidential Information permitted to be provided in accordance with Section 11 above).

15.7.       Application of US Bankruptcy Code. The Parties agree that the license rights granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and similar laws and regulations outside of the

United States, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code or such other laws and regulations. The Parties shall retain and may fully exercise all of their respective rights and elections under Section 365(n) of the Bankruptcy Code or similar laws and regulations outside of the United States. During the duration of the Research Program, Universal agrees to provide to Adaptimmune a copy of its audited accounts (or if not audited, its annual accounts or financial statements) within 30 days of finalisation, or alternatively the CEO of Universal will telephone the CEO of Adaptimmune within 30 days of annual accounts being finalised to discuss the contents of the annual accounts and in particular financial status of Universal.

15.8.       Accrued Rights; Surviving Obligations.

15.8.1          Survival.  The termination of this Agreement shall not relieve any of Universal or Adaptimmune from performing any obligations accrued prior to the date this Agreement terminates.  Subject to the foregoing, each of Universal or Adaptimmune obligations under Section 1 (to the extent necessary for interpretation of other surviving Sections), Sections 2.6, 2.7, 4.1, 4.2, 7, 8, 11, 12, 13, 14, 15. 17, 18, 19, 20, 21 - 29 shall survive the termination or expiration of this Agreement.

16.            Anti-Corruption Laws

16.1.       Both Parties shall ensure that in connection with its obligations under this Agreement, they shall conduct their activities in a manner that is consistent with the Anti-Corruption Laws.  Each Party further undertakes that none of its or its Affiliates' employees, directors or officers shall, directly or indirectly, engage in any activities that violate any Anti-Corruption Law (a) in order to influence official action of any Government Official, or (b) with the intention of or as a condition to inducing any person to carry out a duty or function improperly or to reach a favourable decision on an improper basis, in each case in connection with the activities contemplated under this Agreement.

16.2.       Universal shall promptly provide Adaptimmune with written notice of (a) becoming aware of a Material Anti-Corruption Law Violation by it or any of its employees, directors or officers with respect to the subject matter of this Agreement, or (b) upon receiving a formal notification that it or any of its employees, directors or officers is the target of a formal investigation by any Governmental Authority for a Material Anti-Corruption Law Violation.

16.3.       Universal acknowledges that its undertakings given in this Section 16 are material to Adaptimmune in entering into this Agreement.  Notwithstanding any other provision of this Agreement, if Adaptimmune becomes aware of what it determines, acting reasonably, to be a breach of these undertakings, then Adaptimmune shall be entitled to terminate this Agreement in its entirety, and any other agreement among the Parties, on notice with immediate effect.  Subject to the accrued rights of the Parties pursuant to termination, Adaptimmune shall have no liability to Universal for any fees, reimbursements or other compensation or for any loss, cost, claim or damage resulting, directly or indirectly, from such termination.  At the sole discretion of Adaptimmune, any breach of a Universal obligation with respect to its obligation in this Section 16 may be cured (if capable of being cured) within a reasonable period of time after learning of such material breach or Material Anti-Corruption Law Violation.

17.         Assignment

17.1.       Neither Party may assign its rights or except as otherwise explicitly provided, delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that a Party shall always have the right, without such consent: (a) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates or licensees; and (b) assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or, subject to the terms of Section 15.6 to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates, provided that such Party shall provide written notice to the other Party within ninety (90) days after such assignment or delegation.  All validly assigned rights of any of Universal or Adaptimmune shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such party shall be binding on and be enforceable against, the permitted successors and assigns of such party. Any attempted assignment or delegation in violation of this Section 17 shall be void.

18.         Severability

To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by any of the Parties and shall not form part of this Agreement.  To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and each Party shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of each of the Parties.

19.         Governing Law, Jurisdiction, Venue

19.1.       Governing Law.  This Agreement and any dispute or claim arising out of or in connection with it (whether contractual or non-contractual in nature such as claims in tort, from breach of statute or regulation or otherwise) shall be governed by and construed in accordance with the laws of England excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

19.2.       Arbitration.  Save for any dispute relating to ownership of Intellectual Property Rights or validity of any Intellectual Property Rights which shall be dealt with by the appropriate court of competent jurisdiction, any dispute or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration under the rules of the International Chamber of Commerce which only are deemed incorporated into this Section 19.2.  The place of arbitration shall be London, if the dispute is brought by Universal, and San Francisco, California if the dispute is brought by Adaptimmune.  The language to be used in the arbitration procedures shall be English.  The arbitration proceedings including any outcome shall be confidential.  Nothing in this Section 19.2 will preclude any of the Parties from seeking equitable interim or provisional relief from a court of competent jurisdiction including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such party or to preserve the status quo pending the arbitration proceeding.

19.3.       Number of Arbitrators. The number of arbitrators shall be three (3) of which Adaptimmune and Universal shall appoint one (1), the arbitrators so appointed will select the third and final arbitrator. The arbitrators shall have experience of pharmaceutical licensing disputes.

20.         Dispute Resolution

20.1.      If a dispute arises between the Parties relating to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Agreement, the Parties shall use the following non-binding procedure in good faith prior to any Party pursuing judicial remedies provided that this shall not prevent any Party pursuing interim remedies to protect their rights.

20.2.      Each Party shall notify the other Party of the dispute in accordance with this Section 20.  The Parties shall use good faith efforts to resolve such dispute within thirty (30) days after delivery of such notice, which good faith efforts shall include at least one in-person meeting between representatives of each Party having decision-making authority. For Universal, the representatives shall be the President or his or her designee. For Adaptimmune the representative shall be the Chief Executive Officer. All discussions under this Section 20 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

20.3.      If Universal or Adaptimmune are unable to resolve the dispute in accordance with this Section 20, any Party may initiate arbitration in accordance with Section 19.

21.         Notices

21.1.       Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or electronic mail, or by internationally recognised overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 21.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 21.  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or electronic mail, or on the second Business Day (at the place of delivery) after deposit with an internationally recognised overnight delivery service. Any notice delivered by facsimile or electronic mail shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 21 is not intended to govern the day-to-day business communications necessary between any parties in performing their obligations under the terms of this Agreement.

21.2.       Address for Notice.

For :	Universal
Address:	Attn: [***], President
Universal Cells
3005 1st Avenue
Seattle, WA 98121
Email: [***]@universalcells.com

For:	Adaptimmune
Address:	as for registered office
Facsimile:	N/A
For the attention of:	COO and General Counsel

22.         Relationship of the Parties

The status of any party under this Agreement shall be that of an independent contractor.  Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between any of the parties or, except as otherwise expressly provided in this Agreement, as granting any Party the authority to bind or contract any obligation in the name of or on the account of another party or to make any statements, representations, warranties or commitments on behalf of another Party.  All persons employed by a Party shall be employees of such Party and not of another Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such party.

23.         Entire Agreement

This Agreement together with the Sublicenses constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement.  This Agreement together with the Sublicenses supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any statements, representations, misrepresentation, warranties or covenants of any person (whether a party to this Agreement or not) except as specifically set out in this Agreement or in the Sublicenses.  Nothing in this Agreement is intended to limit or exclude any liability for fraud.  All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement.  In the event of any inconsistency between any such Schedules and this Agreement, the terms of this Agreement shall govern save that in relation to any licence to the Sublicensed IP, to the extent there is any conflict between the provisions of this Agreement and the terms of such Sublicenses, the terms of the Sublicenses shall prevail.

24.         English Language

This Agreement is written and executed in the English language.  Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

25.         Amendment

Any amendment or modification of this Agreement must be in writing and signed by authorised representatives of each Party.

26.         Waiver and Non-Exclusion of Remedies

Any failure of a Party to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies.  To be effective any waiver must be in writing.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available, except as expressly set forth herein.

27.         Further Assurance

Each Party agrees to do and perform all such further acts and things and will execute and deliver such other agreements, certificates, instruments and documents necessary or that any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

28.         Expenses

Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such party incidental to the negotiation, preparation, execution and delivery of this Agreement.

29.         Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) shall be as effective as an original executed signature page.

THIS AGREEMENT IS EXECUTED by the authorised representatives of the parties as of the date first written above.

SIGNED for and on behalf of UNIVERSAL CELLS, INC.		SIGNED for and on behalf of ADAPTIMMUNE LIMITED
/s/ Noboru Yamaji		/s/ Helen Tayton-Martin
Signature		Signature
Name:	Noboru Yamaji	Name:	Helen Tayton-Martin
Title:	President	Title:	Chief Business Officer

Schedule 1 — Outline of Research Program

THIS PAGE AND THE FOLLOWING 6 PAGES OF THIS SCHEDULE HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[***]

Schedule 2 — Sublicense under AAV/HLA-engineering Licence

PRIVATE & CONFIDENTIAL

AGREEMENT

BETWEEN:

ADAPTIMMUNE LIMITED (1)

and

UNIVERSAL CELLS, INC. (2)

HLA/AAV Sub-Licence

This HLA/AAV Sublicence AGREEMENT (the “Sub-Licence”) is made as of the 25th day of November 2015 (the “Effective Date”) by and between:

(1) ADAPTIMMUNE LIMITED, a company incorporated in England and Wales with its registered address at 101 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (“Adaptimmune”);

and

(2) UNIVERSAL CELLS, INC., a company incorporated in the State of Washington with principal office at 720 Broadway, Seattle, WA 98122 (“Universal”).

Background

(A) WHEREAS Universal has taken a licence from the University of Washington in relation to certain Intellectual Property Rights for Gene Editing Technology, HLA Engineering Technology and a cell line (defined further below) and has certain related know-how (defined below as the AAV/HLA-Engineering Licence);

(B) WHEREAS Universal and Adaptimmune have entered into a Research and Collaboration Licence Agreement on or about the Effective Date which provides for entry into a sub-licence under the AAV/HLA-Engineering Licence; and

(C) WHEREAS the parties have agreed to a sublicence under the AAV/HLA-Engineering Licence on the terms and conditions set out below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Universal and Adaptimmune intending to be legally bound, agree as follows:

1. Definitions.

For purposes of interpreting this Agreement, the following terms have the following meanings ascribed to them:

1.1. “Confidential Information” means any information or materials (biological, chemical, or otherwise) disclosed by University and not generally known to the public, including any information comprised of those materials, and including without limitation the inventions covered by the Licensed Patents and in each case provided under the AAV/HLA-Engineering Licence. Confidential Information does not include any information that:

1.1.1. is or becomes part of the public domain through no fault of receiving Party;

1.1.2. is known to receiving Party prior to the disclosure by the disclosing Party, as evidenced by documentation;

1.1.3. is publicly released as authorized under this Agreement by University, its employees or agents;

1.1.4. is subsequently obtained by a Party from a Third Party who is authorized to have such information; or

1.1.5. is independently developed by a Party without reliance on any portion of the Confidential Information received from the disclosing Party and without any breach of this Agreement as evidenced by documentation.

1.2. “Event of Force Majeure” means an unforeseeable act that wholly prevents a Party from performing one or more of its material duties under this Agreement and that is outside of the reasonable control of the Party. An Event of Force Majeure includes acts of war or of Nature, insurrection and riot, and labor strikes. An Event of Force Majeure does not mean a Party’s inability to obtain a Third Party’s consent to any act or omission.

1.3. “Group 2 Scope” means co-exclusive for the construction, sale and use of cell lines derived from Stem Cells using Group 2 Licensed Patents specifically for: i) in vitro discovery and development of pharmaceutical agents; ii) in vitro discovery, development and validation of diagnostic targets; and iii) in vitro development of engineered cell lines for bioproduction of pharmaceutical agents; exclusive for the development and use of therapeutic products where the construction or manufacture of the therapeutic product itself utilized Group 2 Licensed Patents and in each case within the Fields of Use.

1.4. “AAV/HLA-engineering Licence” means the Licence and Material Transfer Agreement between Universal and the University dated 27 June 2014 and attached as Schedule 5;

1.5. “Product Family 1” means Licensed Products that are vectors or cell lines for research and development purposes. “Product Family 2” means Licensed Products in a therapeutic.

1.6. “Fields of Use” means immunotherapy and wherein the administered product or therapy incorporates a form of T-cells including, but without limitation, genetically engineered T-cells or stem cell derived T-cells.

1.7. “Licensed Materials” means the materials provided by Universal to Company, which were originally provided by University under the AAV/HLA-engineering licence (including those listed in Exhibit B), and includes any Licensed Materials contained within materials derived by Adaptimmune or Universal under the Research and Collaboration Agreement from such Licensed Materials.

1.8. “Licensed Patents” means the patents and patent applications (including all provisional, nonprovisional, and PCT patent applications, and all national stage and foreign equivalents of the foregoing, accordingly) listed in Section A1 “Licensed Patents” of attached Exhibit A “Patent License Schedule”, all divisionals and continuations of these patent applications, all patents issuing from these applications, divisionals, and continuations and any reissues, reexaminations and extensions of these patents including any foreign equivalents of such listed patent applications and patents or patent applications claiming priority from such listed patent applications. Claims in continuations-in-part applications are included in Licensed Patents only to the extent such claims are supported by a patent or patent application set forth in Section A1 “Licensed Patents” of Exhibit A “Patent License Schedule” to benefit from the priority date of such patent or patent application and to the extent such claims are not encumbered by Third Party rights.

1.9. “Licensed Product” means “Products” as defined under the Research and Collaboration Agreement.

1.10. “Research and Collaboration Agreement” means the agreement between the parties of date on or around the Effective Date and entitled “RESEARCH COLLABORATION AND LICENCE AGREEMENT RELATING TO GENE EDITING AND HLA-ENGINEERING TECHNOLOGY”

1.11. “Territory” means worldwide.

1.12. “Third Party” means an individual or entity other than Adaptimmune and Universal.

1.13. “Valid Claim” means (i) a claim in an issued and unexpired patent included in the Licensed Patents that: (a) has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and not subject to appeal, (b) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (c) has not been lost through an interference, re-examination, or reissue proceeding; or (ii) a pending claim of a pending patent application included in the Licensed Patents.

2. Term.

The term of this Sub-licence will commence on the Effective Date and, unless terminated earlier as provided in Article 8 “Termination”, will expire on the date on which no Valid Claim in a Licensed Patent is pending or subsisting in any country in the Territory.

 3. Grant of License.

 3.1. Adaptimmune’s Rights.

3.1.1. License Grant for Group 1 Licensed Patents. Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune, and Adaptimmune hereby accepts, a non-exclusive sub-license under Universal’s rights in Group 1 Licensed Patents to make, have made on Adaptimmune’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use.

3.1.2. License Grant for Group 2 Licensed Patents. Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune, and Adaptimmune hereby accepts, a sub-license with scope restricted co-exclusivity and scope restricted exclusivity as defined in Group 2 Scope, under Universal’s rights in Group 2 Licensed Patents to make, have made on Adaptimmune’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use. Universal will not grant to any Third Party any sub-license under the Group 2 Licensed Patents for the use, offering to sell, sale, disposal or making of any products within the Field of Use.

3.1.3. License Grant for Group 3 Licensed Patents. Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune, and Adaptimmune hereby accepts, an exclusive sub-license under Universal’s rights in Group 3 Licensed Patents to make, have made on Adaptimmune’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the

Territory in the Field of Use. Universal will not grant to any Third Party any sub-license under the Group 3 Licensed Patents for the use, offering to sell, sale, disposal or making of any products within the Field of Use.

3.1.4. License Grant for Licensed Materials. Subject to the terms and conditions of this Agreement, Universal hereby grants to Adaptimmune,and Adaptimmune hereby accepts, a non-exclusive sub-license under Universal’s rights in Licensed Materials to use the Licensed Materials in research and development activities related to the Licensed Products, and in the creation of Licensed Products. For avoidance of doubt, Adaptimmune is not granted the right to use Licensed Materials other than in the development of Licensed Product, or in the construction or manufacture of Licensed Product.

3.1.5. Sublicenses. Adaptimmune may sublicense its rights under this Sublicense to its Affiliates without any need for prior consent from Universal and provided that such Affiliates agree to substantially the same terms as contained in this Sub-licence and Adaptimmune remains responsible for the compliance and performance of such Affiliates with the terms of this Sub-licence.

3.1.6. Provision of Agreement to University. Adaptimmune agrees that a copy of this Agreement may be provided to the University as required by the terms of the AAV/HLA-engineering licence. Universal will use reasonable efforts to ensure that the University keeps the terms of this Agreement confidential.

3.1.7. The license granted in this Agreement is limited to the inventions that are expressly claimed in the Licensed Patents. No provision of this Agreement grants Adaptimmune, by implication, estoppel or otherwise, any rights other than the rights expressly granted it in this Agreement to the Licensed Patents, Licensed Materials, or to any other University-owned technology, materials, patent applications, or patents.

3.2. The United States Government’s Rights. The inventions covered in the Licensed Patents arose, in whole or in part, from federally supported research and the federal government of the United States of America has certain rights in and to the Licensed Patents as those rights are described in Chapter 18, Title 35 of the United States Code and accounting regulations, including Part 401, Chapter 37 of the Code of Federal Regulation. The Parties’ rights and obligations under this Agreement to any government-funded inventions, including the grant of sub-license set forth in Subsection 3.1.1, are subject to the applicable terms of the aforementioned United States laws.

3.3. University’s Reservation of Rights. To the extent required by the University under the AAV/HLA-engineering Licence, Universal retains for itself an irrevocable, nonexclusive license to make, have made, and use products, processes, and other subject matter covered by the Licensed Patents or Licensed Materials in the Field of Use for academic research, medical, instructional, or any other academic purpose. Expressly included within this University reservation of rights is the right (i) to use the Licensed Patents in sponsored research or collaborative research with any Third Party but only to the extent no such Third Party is granted any rights to the Licensed Patents or to commercialize Licensed Products, (ii) to grant material transfer agreements to materials whose composition of matter is covered by the Licensed Patents where the use of such materials is restricted to academic research, medical, instructional, or any other academic purpose, and (iii) to publish any information included in the Licensed Patents or any other information that may result from University’s research. Universal will use reasonable efforts to (a) within a reasonable period of time after the Effective Date, request from the University prior notice of any sponsored research or collaborative research with any commercial Third Party and obtain University’s agreement to such provision; (b) ensure that any publication (to the extent University provides notice of such publication to Universal) does not impact on the ability of the University to obtain patent protection in relation to any of the Licensed Patents.

3.4. Mandatory Sublicensing.

3.4.1. Under the AAV/HLA-engineering licence, the University has the right to request mandatory sublicensing in certain fields. Universal will use reasonable efforts to obtain from the University as soon as reasonably possible after the Effective Date a written confirmation that such mandatory sublicensing shall not apply in relation to mandatory sublicensing in the Fields of Use during the term of the Research and Collaboration Agreement provided Adaptimmune is complying with the terms of the Research and Collaboration Agreement.

3.4.2. If Universal receives notice under the AAV/HLA-engineering licence that the University has been solicited by a Third Party who wishes to license Licensed Patents for any field within the Field of Use that Adaptimmune or Universal is not diligently pursuing (hereinafter “Third Party Field”), Universal shall so notify Adaptimmune, and Adaptimmune shall be entitled to be actively involved in any notifications made to University in relation to such Third Party Field notification from University. Universal and Adaptimmune shall discuss which of the following options should be exercised in response to such University’s notification:

3.4.2.1. Development Plan. Provide University with a reasonable rationale as to why offering a sublicense in Third Party Field would be competitive with market opportunity Adaptimmune or Universal is either actively pursuing, or planning on pursuing; or

3.4.2.2. Direct Grant. Universal to grant a sublicense to the said soliciting Third Party in the Third Party Field on commercially reasonable licence terms, such terms being subject to review and approval by Adaptimmune. Adaptimmune will not unreasonably withhold or delay its review and approval of such terms, but will be involved in discussions relating to the scope of any sublicense granted and the terms applicable to such grant.

3.4.3. University Direct Grant. Adaptimmune understands that if Universal has not proceeded under either Subsection 3.4.2.1 or 3.4.2.2 within ninety (90) days of notification to Universal by University under AAV/HLA-engineering licence, University may directly grant a license to such Third Party in the Third Party Field for the benefit of University exclusive of any benefit to Adaptimmune. Universal and Adaptimmune will work together to ensure that one of the options under 3.4.2.1 or 3.4.2.2 is taken within the ninety (90) day period.

4. Applications and Patents.

4.1. Patent Application Filings during the Term of this Agreement.

4.1.1. University Prosecutes Patents. Adaptimmune understands that the University retains the sole and exclusive right to file or otherwise prosecute Licensed Patents. Universal shall use reasonable efforts to copy Adaptimmune on any material correspondence, material filings or other material communications relating to the prosecution of the Licensed Patents to the extent relevant to the Fields of Use and in each case (a) which relate to the filing or not filing of any patent application or patent, the lapse of any patent or patent application, in which the scope of any claims are restricted or narrowed, any third party observations or oppositions or any communication where any patent office indicates any claim is invalid or insufficient for any reason and any response to such patent office communication; and (b) to the extent possible under the AAV/HLA-engineering Licence will provide Adaptimmune with an opportunity to comment on any proposed response, including the countries in which any patent application or patent is filed.

4.1.2. University’s Independent Patent Filings. Universal shall immediately notify Adaptimmune where University wishes to file, prosecute or maintain any Licensed Patents in a country that Universal does not wish the University to file in.

4.2. Maintenance of Licensed Patents. Universal shall notify Adaptimmune on a timely basis of any failure on its part to comply with any reimbursement or other payment obligation under the AAV/HLA-engineering licence or other default which may cause or result in any Licensed Patent to cease to fall within the Sub-licence or which might result in any Licensed Patent lapsing or ceasing to be filed, prosecuted or maintained. Such notice shall where possible be provided in sufficient time for Adaptimmune to correct any non-payment or reimbursement obligation of Universal. Any correction made by Adaptimmune shall be reimbursed in full by Universal.

4.3. Ownership of the Licensed Patents. No provision of this Agreement grants Adaptimmune any rights, titles, or interests (except for the grant of license in Subsection 3.1.1 “License Grant” of this Agreement) in the Licensed Patents.

5. Commercialization.

5.1. Covenants Regarding the Manufacture of Licensed Products. Adaptimmune hereby covenants and agrees that the manufacture, use, sale, or transfer of Licensed Products will comply with all applicable federal and state laws, including all federal export laws and regulations. Adaptimmune understands that there is a requirement under the AAV/HLA-engineering licence requiring that all products embodying or produced through the use of an invention that is subject to the rights of the federal government of the United States of America shall be substantially manufactured in the United States of America. Due to the nature of the product concerned, Universal understand that this may not always be commercially feasible and hence Universal agrees to work with Adaptimmune and to approach the University on a timely basis during the performance of the Research Plan (as defined in the Research and Collaboration Agreement) to obtain waiver from the University in relation to such manufacture and as permitted in accordance with 35 United States Code Section 204.

5.2. Use of University’s Name and Trademarks or the Names of University Faculty, Staff, or Students. No provision of this Agreement grants Adaptimmune or any of its Sublicensees any right or license to use the name or trademarks of University or the names or identities of any member of the faculty, staff, or student body of University. Adaptimmune shall not use, and shall not permit a Sublicensee to use, any such trademarks, names, or identities without University’s and, as the case may be, such member’s prior written approval.

5.3. Records Retention and Audit Rights.

5.3.1. Records Retained. Throughout the term of this Agreement and for 5 years thereafter, Adaptimmune, at its expense, shall keep and maintain and shall cause each Sublicensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and all other records related to this Agreement.

5.3.2. Auditing Rights. Adaptimmune shall permit, at the request of University, one or more accountants selected exclusively by the University (“Accountants”) to have access to Adaptimmune’s records and books of account pertaining to this Agreement, but not more than once per calendar year. Accountants’ access will be during ordinary working hours to audit Adaptimmune’s records for any payment period ending prior to such request, the correctness of any report or payment made by Universal under this Agreement, or to obtain information as to the payments due for any period in the case of failure of Adaptimmune to report pursuant to the terms of this Agreement. Any such inspection shall be subject to Accountants signing confidentiality agreements with Adaptimmune to ensure the confidentiality of Adaptimmune’s information. Access under this clause shall only be provided to records relating to sales of Licensed Products and not to any other products or services. The cost of any audit under this clause shall be at the cost of the University.

5.3.3. Scope of Disclosure. Accountants shall not disclose to University any information relating to the business of Adaptimmune except that which is necessary to inform University of: the accuracy or inaccuracy of Adaptimmune’s reports provided to Universal under this Agreement (and which Universal subsequently provides to University under the AAV/HLA-engineering licence); and the extent of any inaccuracy or noncompliance.

6. Infringement.

6.1. Third-Party Infringement of a Licensed Patent.

6.1.1. Notice of Third Party’s Infringement. If a Party learns of substantial, credible evidence that a Third Party is infringing a Licensed Patent in the Field of Use in the Territory, that Party will promptly deliver written notice of the possible infringement to the other Party, describing in detail all relevant information to which that

Party has access or control suggesting infringement of the Licensed Patent. Adaptimmune understands that under the terms of the AAV/HLA-engineering licence, Universal is not able to grant a right to Adaptimmune to enforce the Licensed Patents. Universal will work with Adaptimmune in relation to the exercise of Universal’s rights to enforce and prosecute an infringement or potential infringement action under the AAV/HLA-engineering licence and to the extent permitted by the University, will permit Adaptimmune to be present at any court hearings, material meeting or other actions taken in relation to enforcement of the Licensed Patents to the extent in each case relevant to the Fields of Use or scope of Research and Collaboration Agreement. To the extent Universal proposes to settle any action for infringement or potential infringement, Universal will discuss and obtain Adaptimmune’s approval to such settlement, such approval not to be unreasonably withheld or delayed. To the extent the University has control of any infringement suit or action under the AAV/HLA-engineering licence, Universal will to the extent permitted by University keep Adaptimmune informed of the progress of such infringement suit or action and permit Adaptimmune to be actively involved in such infringement suit or action including the terms of any sublicense proposed to be granted by the University. Any involvement of Adaptimmune shall be at Adaptimmune’s cost and expense save where University requests any assistance from Adaptimmune, in which case University shall pay for any direct associated expenses related to provision of such assistance.

7. Patent Validity.

7.1. Notice and Investigation of Third Party Challenges. If any Third Party challenges the validity or enforceability of any of the Licensed Patents, the Party having such information shall immediately notify the other Party. Universal shall keep Adaptimmune informed of the status of any defense of any claim challenging validity or enforceability, where the University assumes control and defense of the claim in accordance with the terms of the AAV/HLA-engineering licence. Where Universal assumes the defense of any such claim, Universal will cooperate with Adaptimmune and enable Adaptimmune to be actively involved in the defense of such claim and any decisions taken in relation to such claim at Adaptimmune’s cost and expense.

7.2. Enforceability of Licensed Patents. Notwithstanding challenge by any Third Party, any Licensed Patent will be enforceable under this Agreement until such Licensed Patent is determined to be invalid.

8. Termination.

8.1. By Universal.

8.1.1. Breach by Adaptimmune. If Adaptimmune breaches or fails to perform one or more of its material duties under this Agreement, Universal may deliver to Adaptimmune a written notice of default. Universal may terminate this Agreement by delivering to Adaptimmune a written notice of termination if the default has not cured in full within 60 days of the delivery to Adaptimmune of the notice of default.

8.1.2. Events of Default. Universal may terminate this Agreement by delivering to Adaptimmune a written notice of termination at least 10 days prior to the date of termination if Adaptimmune (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Adaptimmune fails to have released within 30 days after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed; (iv) makes a general assignment for the benefit of creditors; or (v) if Adaptimmune challenges the validity of the Licensed Patents.

8.2. By Adaptimmune. Adaptimmune may terminate this Agreement at any time by delivering to University a written notice of termination at least 60 days prior to the effective date of termination.

8.3. Automatic termination. This Agreement shall automatically terminate on termination of the Research and Collaboration Agreement.

8.4. Effect of Termination.

8.4.1. License Terminated. After termination of this Agreement, Adaptimmune shall destroy Licensed Materials, and Adaptimmune shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.

8.5. Right to continue licence on termination of AAV/HLA-engineering licence. Universal shall notify Adaptimmune immediately if it receives any notice of termination of the AAV/HLA-engineering licence and of any actual termination of the AAV/HLA-engineering licence. At any time within 30 days following termination of the AAV/HLA-engineering licence, Adaptimmune may notify University and Universal that it wishes to enter into a direct license with University in order to retain its rights to the Licensed Patents and/or Licensed Materials granted to it under its Sublicense (such 30-day period following termination, the “Initial Notice Period”). Following receipt of such notice, Universal shall procure (to the extent necessary under the AAV/HLA-engineering licence) that University and Adaptimmune shall enter into a license agreement the terms of which shall be substantially similar to the terms of the AAV/HLA-engineering licence; and the scope of such direct license, the licensed territory or the duration of the license grant shall be comparable to the corresponding terms granted under this Agreement; provided that Adaptimmune will be granted at least the same scope of rights as it obtained from Adaptimmune under this Agreement. For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, shall be identical to the corresponding financial terms set forth in the AAV/HLA-engineering licence. Notwithstanding the foregoing, Adaptimmune understands that its right to enter into such direct license shall be conditioned upon:

8.5.1. Written Notification to University. Adaptimmune informing University in writing, pursuant to Article 21 “Notices” of the AAV/HLA-engineering licence, that it wishes to enter into such direct license with University, within the Initial Notice Period;

8.5.2. Good Standing. Adaptimmune being in good standing with Universal under this Agreement, and this Agreement not being the subject of a dispute between Universal and Adaptimmune, or between Universal and University under the AAV/HLA-engineering licence;

8.5.3. Valid Sublicense. This Agreement having been validly entered into by Adaptimmune and Sublicensee pursuant to the terms of Section 3.1.5 “Sublicenses” of the AAV/HLA-engineering licence;

8.5.4. Sublicensee Certification that Conditions Satisfied. Adaptimmune using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in this Section 8.5 have been met within 30 days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University); and

8.5.5. Time Limitations. Such negotiations for a direct license not exceeding 90 days from the end of the 30-day (or longer, if applicable) period described in subsection 8.5.4 “Sublicensee Certification that Conditions Satisfied” (subject to extension of said 90-day period by mutual written agreement of University and Sublicensee).

University may, at its sole discretion, waive any of the above requirements. Adaptimmune understands and Universal confirms that if all of the conditions set forth in this Section 8.5 are met, then Adaptimmune will be granted such direct license by University. If any condition set forth in this Section 8.5 is not met, then after expiration of any time period granted to Adaptimmune with respect to meeting such condition , Adaptimmune shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products and University shall be free to license or not license Licensed Patents to Adaptimmune according to its sole discretion.

9. Release, Indemnification, and Insurance.

9.1. Adaptimmune’s Release. For itself and its employees, Adaptimmune hereby releases University and its regents, employees, and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of (i) the manufacture, use, lease, sale, or other disposition of a Licensed Product or Licensed Material; or (ii) the assigning or sublicensing of Adaptimmune’s rights under this Agreement.

9.2. Adaptimmune’s Indemnification. Throughout the term of this Agreement and thereafter, Adaptimmune shall indemnify, defend, and hold University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Licensed Product or Licensed Materials, including, without limitation, personal injury, property damage, breach of contract and warranty and products-liability claims relating to a Licensed Product or Licensed Materials and claims brought by a sublicensee of Adaptimmune.

9.3. Universal’s Indemnification. Throughout the term of this Agreement and thereafter, Universal shall indemnify, defend and hold Adaptimmune and its employees and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of any breach by Universal (or any of its agents or employees) of the terms of the AAV/HLA-engineering licence. Such indemnification shall not cover any suits, actions, claims, liabilities, demands, damages, losses or expenses to the extent arising as a result of Adaptimmune’s breach of the terms of this Agreement or failure to comply with Section 8.5 above.

9.4. Adaptimmune’s Insurance.

9.4.1. General Insurance Requirement. Throughout the term of this Agreement, or during such period as the Parties shall agree in writing, Adaptimmune shall maintain in full force and effect commercial general liability (CGL) insurance, with single claim limits consistent with industry standards. Such insurance policy will include coverage for claims arising under Section 9.2 above.

9.4.2. Clinical Trial Liability Insurance. Within thirty (30) days prior to the initiation of human clinical trials with respect to Licensed Product(s), Adaptimmune shall provide to Universal copies of certificates evidencing the existence and amount of clinical trials liability insurance following request from Universal for copies of such certificates.

10. Warranties.

10.1. Authority. Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

11.2 Universal Representation and Warranty. Universal represents and warrants that:

11.2.1 it has sufficient rights, title and interests of the Licensed Patents and Licensed Materials to grant the licenses to Adaptimmune as purported to be granted pursuant to this Agreement;

11.2.2 as at the Effective Date it is not in breach of any of the terms of the AAV/HLA-engineering Licence including any failure to perform or cause to happen or be performed any performance milestones specified in the AAV/HLA-engineering Licence.

10.2. Disclaimers.

10.2.1. General Disclaimers.   EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 11.1 “Authority” OF THIS AGREEMENT, UNIVERSAL AND ADAPTIMMUNE DISCLAIM AND EXCLUDE ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH LICENSED PATENT AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.2.2. Patent Disclaimers. Adaptimmune understands that the University expressly disclaims any warranties concerning and makes no representations:

10.2.2.1. Patent Issuance. That the Licensed Patent(s) will be approved or will issue;

10.2.2.2. Licensed Patent Validity/Scope. Concerning the validity or scope of any Licensed Patent; or

10.2.2.3. Non-Infringement. That the manufacture, use, sale, lease or other disposition of a Licensed Product or Licensed Material will not infringe a Third Party’s patent or violate a Third Party’s intellectual property rights.

11. Damages.

11.1. Remedy Limitation.  EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL UNIVERITY BE LIABLE FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT AND (B) AND IN NO EVENT SHALL EITHER PARTY OR THE UNIVERSITY BE LIABLE FOR LOST PROFITS (OTHER THAN IN THE CASE OF THE PARTIES DIRECT LOSS OF PROFITS ARISING AS A RESULT OF A BREACH OF CONFIDENTIALITY), LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

11.2. Damage Cap.  IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED THE AMOUNT OF PAYMENTS PAID TO UNIVERSITY BY UNIVERSAL UNDER THE AAV/HLA-ENGINEERING LICENCE. THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

12. Amendment and Waiver.

This Agreement may be amended from time to time only by a written instrument signed by the Parties. No term or provision of this Agreement will be waived and no breach excused unless such waiver or consent will be in writing and signed by the Party claimed to have waived or consented. No waiver of a breach will be deemed to be a waiver of a different or subsequent breach.

13. Assignment.

The rights and licenses granted by Universal in this Agreement are personal to Adaptimmune and Adaptimmune shall not assign its interest or delegate its duties under this Agreement without the written consent of Universal; any such assignment or delegation made without written consent of Universal will not release Adaptimmune from its obligations under this Agreement. The preceding sentence notwithstanding, Adaptimmune, without the prior approval of Universal, may assign all, but no less than all, its rights and delegate all, but no less than all, its duties under this Agreement to a Third Party provided that:

(i)

the assignment is made to such Third Party as a part of and in connection with (a) the sale by Adaptimmune of all but no less than all of its assets to the Third Party, (b) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Adaptimmune of a majority interest in Adaptimmune to the Third Party, or (c) the merger of Adaptimmune into the Third Party (each of the events described in part (a), (b) or (c) of this paragraph, an “Acquisition”),

(ii)

Adaptimmune obtains from such Third Party written agreement to honor all obligations under this Agreement accrued by Adaptimmune before Acquisition and all obligations under this Agreement to accrue by such Third Party assignee after Acquisition, including any and all financial obligations, and

(iii)

no later than 10 days after the close of the transaction pursuant to which such Acquisition is made, Adaptimmune shall provide written notice to Universal of the Acquisition, as well as a substitution of parties document, in which such Third Party assignee assumes responsibility for all of Adaptimmune’s outstanding and future obligations relating to this Agreement. Any assignment made in violation of this Article will be void and will, without further act, cause the immediate termination of this Agreement, effective retroactively to the date of the Acquisition.

This Agreement will inure to the benefit of Adaptimmune and Universal and their respective permitted assignees and trustees.

14. Confidentiality.

14.1. Form of transfer. Confidential Information may be conveyed in tangible or intangible form. Disclosing Party must clearly mark its Confidential Information “confidential.” If disclosing Party communicates Confidential

Information in non-written form, it shall reduce such communications to writing, clearly mark it “confidential”, and provide a copy to receiving Party within 30 days of original communication at the address in Article 21 “Notices”.

14.2. No Unauthorized Disclosure of Confidential Information. Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of 5 years, receiving Party shall not disclose or otherwise make known or available to any Third Party any disclosing Party Confidential Information, without the express prior written consent of disclosing Party. Notwithstanding the foregoing, receiving Party shall be permitted to disclose disclosing Party Confidential Information to (i) actual or potential investors, lenders, consultants, collaborators, sublicensees, or development partners, which disclosure will be made under conditions of confidentiality and limited use and (ii) its attorney or agent as reasonably required. In no event shall receiving Party incorporate or otherwise use disclosing Party’s Confidential Information in connection with any patent application filed by or on behalf of receiving Party.  Receiving Party shall restrict the use of disclosing Party’s Confidential Information exclusively to the terms of this Agreement. Receiving Party shall use reasonable procedures to safeguard disclosing Party’s Confidential Information.

14.3. Access to University Information. University is an agency of the state of Washington and is subject to the Washington Public Records Act, RCW 42.56 et seq., (“Act”). If University receives a request for public records under the Act for documents containing Adaptimmune Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Universal notice of the request before releasing such documents. Universal will provide such notice to Adaptimmune. Such notice will be provided in a timely manner to afford Adaptimmune sufficient time to review such documents and/or seek a protective order to the extent agreed as necessary with Universal in good faith and utilizing the procedures described in RCW 42.56.540

14.4. Disclosure as Required by Law. Either Party shall have the right to disclose the other Party’s Confidential Information as required by law or valid court order, provided that such Party shall inform the Party who owns such Confidential Information prior to such disclosure and shall limit the scope and recipient of disclosure to the extent required by such law or court order.

15. Consent and Approvals.

Except as otherwise expressly provided, all consents or approvals required under the terms of this Agreement must be in writing and will not be unreasonably withheld or delayed.

16. Construction.

The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and will not in any event be employed or used for the purpose of construction or interpretation of any portion of this Agreement. As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable.

17. Enforceability.

If a court of competent jurisdiction adjudges a provision of this Agreement unenforceable, invalid, or void, such determination will not impair the enforceability of any of the remaining provisions hereof and the provisions will remain in full force and effect.

18. No Third-Party Beneficiaries.

No provision of this Agreement, express or implied, confers upon any person other than the Parties to this Agreement and the University any rights, remedies, obligations, or liabilities hereunder.

19. Language.

Unless otherwise expressly provided in this Agreement, all notices, reports, and other documents and instruments that a Party hereto elects or is required by the terms of this Agreement to deliver to the other Party hereto will be in English.

20. Notices.

All notices, requests, and other communications that a Party is required or elects to deliver will be in writing and will be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other Party at its address set forth below or to another address as a Party may designate by notice given pursuant to this article:

If to Universal:	Universal Cells, Inc

Attn: Claudia Mitchell, CEO

720 Broadway

Seattle, WA 98122

Email: [***]

If to Adaptimmune:	Adaptimmune Limited

Attn: Helen Tayton-Martin, COO

101 Park Drive, Milton Park, Abingdon

Oxfordshire, OX14 4RY
E-mail: [***] with a copy to legal@adaptimmune.com

21. Patent Marking.

Adaptimmune shall mark all material forms of Licensed Product(s) or packaging pertaining thereto made and sold by Adaptimmune in the United States with patent marking conforming to 35 U.S.C. §287(a), as amended from time to time. Such marking shall further identify the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of the Licensed Patents. All Licensed Product(s) shipped to or sold in other countries will be marked in such a manner as to provide notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

22. Publicity.

The Parties will cooperate with one another to review and respond to any press release or similar communication proposed by the other Party regarding the non-confidential subject matter of this Agreement. The specific content and timing of such press releases or similar communication is subject to mutual agreement by the Parties, which will not be unreasonably withheld.

23. Relationship of Parties.

In entering into, and performing their duties under, this Agreement, the Parties are acting as independent contractors and independent employers. No provision of this Agreement shall create or be construed as creating a partnership, joint venture, or agency relationship between the Parties. No Party shall have the authority to act for or bind the other Party in any respect.

24. Survival.

Immediately upon the termination or expiration of this Agreement all Company’s rights under this Agreement will terminate; provided, however, Company’s obligations that have accrued prior to the effective date of termination or expiration of this Agreement (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products and to reimburse University for costs) and the obligations specified in Sections 6.1 “Payments” and 6.4 “Sales Reports” will survive. The obligations and rights set forth in Sections 6.5 “Records Retention and Audit Rights” and 9.3 “Effect of Termination” and Articles 10 “Release, Indemnification, and Insurance”, 11 “Warranties”, 12 “Damages”, 15 “Confidentiality”, 29 “Applicable Law” and 30 “Forum Selection” will survive the termination or expiration of this Agreement.

25. Collection Costs and Attorneys’ Fees.

If a Party fails to perform an obligation or otherwise breaches one or more of the terms of this Agreement, the other Party may recover from the non-performing breaching Party all its costs (including actual attorneys’ and investigative fees) to enforce the terms of this Agreement.

26. Applicable Law.

The internal laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof.

27. Forum Selection.

A suit, claim, or other action to enforce the terms of this Agreement will be brought exclusively in the state and federal courts of King County, Washington.

28. Entire Agreement.

This Agreement (including all attachments, exhibits, and amendments) is the final and complete understanding between the Parties concerning licensing the Licensed Patents. This Agreement supersedes any and all prior or contemporaneous negotiations, representations, and agreements, whether written or oral, concerning the Licensed Patents. This Agreement may not be modified in any manner, except by written agreement signed by an authorized representative of both Parties. Nothing in this Section excludes or limits any liability for fraud or fraudulent misrepresentation.

Exhibit A

Patent License Schedule

A1. Licensed Patents:

A1.1 Group 1 Licensed Patents: Non-exclusive grant

Application
UW#	IP#	Short Title	Status	Number	Filing Date	Grant

41571	41571.01US2	AAV Isolates and AAV Vectors	Issued/Granted	08/873,168	6/11/1997	Non-exclusive

A1.2 Group 2 Licensed Patents

				Application
UW#	IP#	Short Title	Status	Number	Filing Date	Grant

41754	41754.01US1	Targeted Gene Modification by Parvoviral Vectors	Converted	60/044,789	4/24/1997	Group 2 Licensed Patents Scope

	41754.02WO2	Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US98/07964	4/20/1998

	41754.03US1	Targeted Gene Modification by Parvoviral Vectors	Converted	60/106,191	10/28/1998

	41754.04AU2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	72521/98	4/20/1998

	41754.05CA2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	2,289,277	4/20/1998

	41754.06EP2	Targeted Gene Modification by Parvoviral Vectors	Validated	98919818.9	4/20/1998

	41754.10WO2	Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US99/25462	10/27/1999

	41754.18US4	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	10/423,604	4/24/2003

	41754.20FR2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998
	41754.21DE2	Targeted Gene Modification by
			Issued/Granted	98919818.9	4/20/1998
		Parvoviral Vectors

	41754.22CH2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998

	41754.23IE2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998

	41754.24GB2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998

	41754.25US5	Targeted Gene Modification by Parvoviral Vectors	Pending	13/114,117	5/24/2011

	41754.26CA3	Targeted Gene Modification by Parvoviral Vectors	Pending	2,797,661	4/20/1998

45039	45039.01GB2	Methods for Improving the Efficiency of Gene Targeting	Pending	1301125.9	1/22/2013	Jointly owned with third party

	45039.02WO2	Methods for Improving the Efficiency of Gene Targeting	Pending	PCT/GB2014/050173	1/22/2014	Jointly owned with third party

A1.3 Group 3 Licensed Patents

Application
UW#	IP#	Short Title	Status	Number	Filing Date	Grant

43950	43950.01US1	HLA Homozygous Cells and Methods of Use Thereof	Converted	60/905,966	3/9/2007	Exclusive all fields

	43950.02US2	HLA Homozygous Cells and Methods of Use Thereof	Issued/Granted	12/044,471	3/7/2008

	43950.03US4	HLA Homozygous Cells	Issued/Granted	13/333,010	12/21/2011

45038	N/A	[***]	Not Filed Yet	N/A	N/A

45365	45365.01US1	B2M-deficient human cells	Converted	61/477,474	4/20/2011	Exclusive all fields

	45365.02WO2	B2M-deficient human cells	Nationalized	PCT/US2012/034051	4/18/2012
	45365.03US2	B2M-deficient human cells	Pending	14/111,837	10/15/2013

	45365.04CA2	B2M-deficient human cells	Pending	2,833,173	4/18/2012

	45365.05EP2	B2M-deficient human cells	Pending	12720040.0	4/18/2012

	45365.06JP2	B2M-deficient human cells	Pending	Not available	4/18/2012
45826	45826.01US1	HLA Class II Deficient Cells	Converted	61/625,314	4/17/2012	Exclusive all fields

	45826.02WO2	HLA Class II Deficient Cells	Pending	PCT/US2013/032058	3/15/2013

46825	N/A	[***]	Not Filed Yet	N/A	N/A

46895	N/A	[***]	Not Filed Yet	N/A	N/A

Licensed Patents includes University rights in any patent application that may be filed by University solely on the technology specified in invention disclosures listed above where the patent status is “Not Yet Filed”

Exhibit B

Licensed Materials

UW Materials to Transfer to Universal Cells

Cell lines

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

AAV Vector stocks

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Plasmids

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Foamy Vectors and Plasmids

Foamy vectors

[***]

Foamy helper plasmids

[***]

[***]

[***]

[***]

[***]

[***]

Foamy backbones

[***]

[***]

[***]

Foamy vector plasmids

[***]

[***]

[***]

[***]

[***]

Foamy reprogramming plasmids

[***]

[***]

[***]

[***]

Single chain construct plasmids

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Schedule 3 — Sublicense under Elf Licence

November 25, 2015

NON-EXCLUSIVE SUB-LICENSE AGREEMENT

THIS AGREEMENT  (“Agreement”) is dated and effective as of the date of last signature (“Effective Date”), and is made by and between Universal and Adaptimmune Limited, an English Adaptimmune with principal offices at 101 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY (“Adaptimmune”), and Universal Cells, a Corporation under the laws of the state of Washington (“Universal”) with principal offices at 720 Broadway, Seattle, WA 98122, agree as follows:

1. BACKGROUND

1.1 Universal has certain rights to Biological Material known as New naive human embryonic stem cell line - Elf1 (as defined in Section 2.1), developed in the laboratory of [***] and licensed from the University under a Non-Exclusive License Agreement dated 22 October 2014 (“Elf Licence”).

1.2 Adaptimmune and Universal have entered in to a Research Collaboration and Licence Agreement relating to gene editing and HLA-Engineering on or about the date of this Agreement (“Collaboration Agreement”), under which the parties agreed to enter into this Agreement.

1.3 Universal and University have previously entered into an exclusive license agreement with University for inventions and materials related to or useful for Adeno-associated virus (AAV)-mediated gene targeting and HLA engineering, UW Ref # 34243A on June 27, 2014 “AAV/HLA-engineering Licence”. Adaptimmune and Universal have also entered into an exclusive sub-licence agreement under the AAV/HLA-engineering Licence on or about the Effective Date (“Exclusive Agreement”).

2. DEFINITIONS

2.1 “Biological Material” means New naive human embryonic stem cell line - Elf1 (with a University Reference UW # 45910).

2.2 “Internal Research Field of Use” means internal research. Internal Research Field of Use specifically excludes any use which requires regulatory approval, including any in vitro and in vivo diagnostic or therapeutic applications.

2.3 “Product Field of Use” means in vivo therapeutics excluding any therapeutic agent for cardiac regeneration and cardiovascular disease.

2.4 “Licensed Product” means a Product as defined in the Collaboration Agreement.

2.5 “Licensed Territory” means worldwide.

2.6 “Modifications” means any derivatives or modifications of Biological Material that, but for the rights granted under Exclusive Agreement, would otherwise infringe a Valid Claim of Groups 2 and 3 Licensed Patents as defined in Exclusive Agreement.

 2.7 “Service Partner” means a legal entity that is a Third Party with whom Adaptimmune has contracted to provide services within the Internal Research Field of Use and Product Field of Use. For clarity, a legal entity is only a Service Partner for so long as the definition remains true. If such entity terminates its contractual obligation with Adaptimmune, it thereafter is an arm-length Third Party for the purposes of this Agreement.

 2.8 “Third-Party” means any individual or entity other than Universal and Adaptimmune or their respective affiliates.

 2.9 “University” means the University of Washington a public institution of higher education and an agency of the State of Washington acting through its administrative offices at UW CoMotion, 4311 Eleventh Avenue NE, Suite 500, Seattle, WA 98105

 3. GRANT

3.1 Universal hereby grants, and Adaptimmune accepts, a nonexclusive license in the (i) Product Field of Use and Licensed Territory to make, use, offer, and sell Licensed Product(s) for Product Family 2 and (ii) make, use, offer, and sell Licensed Products in the Internal Research Field of Use for Product Family 1. Such license does not include the right for Adaptimmune to transfer any Licensed Products to any Third Parties or affiliates for resale other than as incorporated in a therapeutic product. Such licence shall not include any right to Biological Material.

3.2 Service Partners of Adaptimmune shall have the right to transfer Modifications to Service Partners working on behalf of Adaptimmune solely for the purpose of carrying out services in direct connection with using the Modifications in the Internal Field of Use and Product Field of Use. Any such transfer of Modifications to such Service Partner shall be under a written agreement between Adaptimmune and such Service Partner which (a) shall be in writing, (b) shall be subject to, subordinate to, and consistent with, the terms and conditions of this Agreement, (c) shall not adversely affect the rights of University or Universal or limit the obligations of Adaptimmune under this Agreement, (d) shall contain terms substantially similar to those contained in this Agreement, and (e) shall expressly provide that the Service Partner has no rights to use the Modifications for any purpose other than to perform the services in direct connection with the Licensed Field of Use, and that such Service Partner shall not transfer the Modifications to any Third-Party. Adaptimmune will be responsible for the performance of all Service Partner in compliance with all obligations of Adaptimmune under this Agreement.

3.3 The term of this Agreement shall commence as of the Effective Date and shall expire on termination of the Collaboration Agreement or at such point as a decision is taken by both parties under the Collaboration Agreement that the Biological Material and any Modifications are no longer required for use under the Collaboration Agreement.

3.4 Nothing in this Agreement shall be construed as granting by implication, estoppel, or otherwise any licenses or rights under patents or patent applications of Universal.

4. NEGATION OF WARRANTIES

Except as expressly set forth in this Agreement, NEITHER UNIVERSAL OR ADAPTIMMUNE MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF BIOLOGICAL MATERIAL, MODIFICATIONS, AND/OR LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, OR TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

5. Release, Indemnification, and Insurance

5.1 Adaptimmune’s Release. For itself and its employees, Adaptimmune hereby releases University and its regents, employees, and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of (i) the manufacture, use, lease, sale, or other disposition of a Licensed Product; (ii) the assigning or sublicensing of Adaptimmune’s rights under this Agreement; or (iii) manufacture or use of Modifications and/or Licensed Products by Service Partners.

5.2 Adaptimmune’s Indemnification. Throughout the term of this Agreement and thereafter, Adaptimmune shall indemnify, defend, and hold University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the manufacture, use, lease, sale, or other disposition of Biological Materials, Modifications, and/or Licensed Product(s), including, without limitation, personal injury, property damage, breach of contract and warranty and products-liability claims relating to a Licensed Product and claims brought by a SubAdaptimmune or Service Partner.

5.3 Adaptimmune’s Insurance.

5.3.1 General Insurance Requirement. Throughout the term of this Agreement, or during such period as the Parties shall agree in writing, Adaptimmune shall maintain, and shall cause each Sub-Licensee to maintain, in full force and effect commercial general liability (CGL) insurance, with single claim limits consistent with industry standards. Such insurance policy will include coverage for claims that may be asserted by Universal against Adaptimmune under section 6.2 “Adaptimmune’s Indemnification”. Adaptimmune shall deliver to Universal a copy of the certificate of insurance for such policy following receipt of written request for such.

5.3.2 Clinical Trial Liability Insurance. On initiation of human clinical trials with respect to Licensed Product(s), Adaptimmune shall provide to Universal certificates evidencing the existence and amount of clinical trials liability insurance, following receipt of request from Universal. Adaptimmune shall further provide Universal, at least annually, proof of continued coverage to the extent such clinical trials are continuing and following receipt of request from Universal.

6. Warranties.

6.1 Authority. Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

6.2 Disclaimers.

6.2.1 General Disclaimers. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 11.1 “Authority” OF THIS AGREEMENT, UNIVERSAL DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH BIOLOGICAL MATERIAL AND MODIFICATIONS AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. Damages.

7.1 Remedy Limitation.  EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT OR (B) LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

7.2 Damage Cap.  IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED [***] . THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

8. NAMES AND MARKS

Nothing contained in this Agreement shall be construed as conferring any right to use any name, trade name, trademark, service mark, symbol or other designation of the other party, or the name of any faculty member, employee, or student of the other party, without prior written consent of that party, unless such listing is required under local laws or regulations, provided that either party may state the existence of this Agreement. For any use other than the foregoing, the parties hereby expressly agree not to use the other party’s name or the University’s name or any contraction, abbreviation, or simulation thereof without prior written approval from an authorized representative of the relevant entity.

9. TERMINATION

9.1 Adaptimmune may terminate this Agreement by giving Universal notice in writing at least 30 days in advance of the effective termination date provided that Adaptimmune, Sublicencees, and Service Partners shall thereupon cease use and sale of Biological Material and any Licensed Product(s).

9.2 Effect of Termination

9.2.1 Licensed Terminated - After termination of this Agreement, Adaptimmune shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.

9.2.2 Concurrent with notice of termination by either Adaptimmune or Universal, Adaptimmune and Service Partners shall destroy all Modifications, and Licensed Product(s) in their possession, and shall provide written evidence of said destruction. If Adaptimmune enters into a direct license with Universal to retain rights in the Modifications under Section 10.2.3

9.2.3 “Termination of Elf Licence. ”, Adaptimmune may retain Modifications and Licensed Product(s) in its possession during the Initial Notice Period and negotiation period. At any time within 30 days following termination of the Elf Licence (notification of which to be immediately provided by Universal to Adaptimmune), Adaptimmune may notify Universal and University that it wishes to enter into a direct license with University in order to retain its rights to the Modifications granted to it under this Agreement (such 30-day period following termination, the “Initial Notice Period”). Following receipt of such notice, University and Adaptimmune (and to the extent required Universal shall facilitate such negotiations and finalization) shall enter into a license agreement the terms of which shall be substantially similar to the terms of the Elf Licence; and the scope of such direct license, the licensed territory or the duration of the license grant shall be comparable to the corresponding terms granted to Adaptimmune under this Agreement; provided that Adaptimmune will be granted at least the same scope of rights as it obtained from Universal under this Agreement. For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, shall be identical to the corresponding financial terms set forth in the Elf Licence. Universal shall keep Adaptimmune informed of all material changes to the Elf Licence, including changes to the financial terms that Adaptimmune would be required to accept under this Section. Notwithstanding the foregoing, each Adaptimmune’s right to enter into such direct license shall be conditioned upon:

10.2.3.1 Written Notification to University. Adaptimmune informing Universal and University in writing, pursuant to Article 11.4 “Notices”, that it wishes to enter into such direct license with University, within the Initial Notice Period;

10.2.3.2 Adaptimmune Good Standing. Adaptimmune being in good standing with Universal under this Agreement, and this Agreement not being the subject of a dispute between Adaptimmune and Universal, or between Universal and University under the Elf Licence (in which case Universal shall have notified Adaptimmune of such dispute);

10.2.3.3 Valid Sublicense. This Agreement having been validly entered into by Adaptimmune and Universal pursuant to the terms of the Elf Licence and the parties confirm and agree that this Agreeent has been validly entered into pursuant to the terms of the Elf Licence;

10.2.3.4 Certification that Conditions Satisfied. Adaptimmune using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in the above subsections subsections have been met within 30 days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University); and

10.2.3.5 Time Limitations. Such negotiations for a direct license not exceeding 90 days from the end of the 30-day (or longer, if applicable) period described in subsection 9.2.3.2 “Adaptimmune Certification that Conditions Satisfied” (subject to extension of said 90-day period by mutual written agreement of University and Adaptimmune). University may, at its sole discretion, waive any of these requirements. If all of the conditions set forth in this Subsection 9.2.3 “Termination of Sublicenses” are met, then Adaptimmune will be granted such direct license by University. If any condition set forth in this Section 10.2.3 “Termination of Sublicenses” is not met, then after expiration of any time period granted to Adaptimmune with respect to meeting such condition, Adaptimmune shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products and University shall be free to license or not license Licensed Patents to such Adaptimmune according to its sole discretion. Adaptimmune shall destroy all Modifications and Licensed Product(s) in their possession, and shall provide written evidence of said destruction.

9.3 Breach by Adaptimmune. Universal may terminate this Agreement if Adaptimmune is in breach of any provision hereof and Adaptimmune fails to remedy any such breach no later than 60 days after written notice thereof by Universal.

9.4 Survival. Immediately upon the termination of this Agreement all Adaptimmune’s rights under this Agreement will terminate; provided, however, That the obligations and rights set forth in Sections 11.7 “Records Retention”, 11.8 “Audit Rights” and 10.2 “Effect of Termination” and Articles 6 “Release, Indemnification, and Insurance”, 7 “Warranties”, 8 “Damages”, 11.2 “Public Records Act”, 11.6 “Law and Venue” will survive the termination of this Agreement.

10. MISCELLANEOUS

10.1 Adaptimmune Compliance With All Laws - Adaptimmune shall comply and ensure that any Service Partners shall comply with all applicable laws, statutes, regulations, guidelines and reporting requirements in all applicable jurisdictions in its use, storage, disposal, handling, transferring and selling of Biological Material and/or Licensed Product(s).

10.2 Assignment —  Adaptimmune shall not assign this Agreement to a Third Party without the express written consent of Universal, except that Adaptimmune may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder so long as such assignment or transfer is accompanied by a sale or other transfer of Adaptimmune’s entire business or of the entirety of that part of Adaptimmune’s business to which the license granted hereby relates, including a change of control. Adaptimmune shall provide written notice to Universal of such assignment and transfer no later than 10 days after the close of the transaction pursuant to which such assignement is made. Upon such assignment or transfer, the term “Adaptimmune” as used in this Agreement will include such assignee or transferee and this Agreement will be binding upon Adaptimmune’s permitted successors and assigns. Any attempted assignment, transfer or delegation in breach of this provision will be deemed void and will entitle Universal to terminate this Agreement upon written notice to Adaptimmune.

10.3 Notices - All notices under this Agreement will be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

If to University:	UW Center for Commercialization

Attn: Director, Technology Licensing

4311 11th Avenue NE, Suite 500

Seattle, WA 98105-4608

Facsimile No.: 206-685-4767 (Universal shall keep Adaptimmune informed of any changes to notification address for University)

If to Universal:	Attn: Claudia Mitchell, CEO

Universal Cells, Inc

720 Broadway

Seattle, WA 98122

E-mail: [***]

If to Adaptimmune:	Attn: Helen Tayton-Martin, COO

Adaptimmune Limited, 101 Park Drive, Milton Park

Abingdon, Oxford, OX14 4RY

E-mail: [***] with a copy to legal@adaptimmune.com.

Either party may change its address upon written notice to the other party.

10.4 Waiver and Severability - None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance. If any provision of this Agreement is held illegal, void, or unenforceable, the remaining portions will remain in full force and effect.

10.5 Law and Venue - The laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof. Any claim related in any manner to this Agreement will be instituted and commenced in, and venue will be either King County, Washington or the United States District Court for the Western District of Washington.

10.6 Record Retention- Throughout the term of this Agreement and for 5 years thereafter, Adaptimmune, at its expense, shall keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and all other records related to this Agreement.

10.7 Audit Rights - Adaptimmune shall, at the request of Universal, permit one or more accountants selected exclusively by University to have access to Adaptimmune’s records and books of account pertaining to this Agreement during ordinary working hours to audit with respect to any payment period ending prior to such request, the correctness of any report or payment made under this Agreement.

The accountant will not disclose to University or Universal any information relating to the business of Adaptimmune except that which is necessary to inform University of: the accuracy or inaccuracy of Adaptimmune’s reports and payments; compliance or noncompliance by Adaptimmune with the terms and conditions of this Agreement; and the extent of any inaccuracy or noncompliance.

University will bear the costs of any audit initiated by Universal.

10.8 Export Controls - Adaptimmune shall abide by all U.S. export laws and regulations. Accordingly, Adaptimmune is solely responsible for securing any necessary permissions or licenses to exercise its rights under this Agreement.

10.9 Entire Agreement - No Third Party Beneficiaries. This Agreement (including all attachments, exhibits, and amendments hereto) is intended by the parties as the final and binding expression of their contract and agreement and as the complete and exclusive statement of the terms thereof. This Agreement cancels, supersedes, and revokes all prior negotiations, representations and agreements among the parties, whether oral or written, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

Adaptimmune	Universal Cells

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Schedule 4 — Universal Pre-existing Patents

Title	Status	Application Number	Country	Filing Date
Adeno-Associated Viruses (AAV) Isolates and AAV Vectors Derived Therefrom	Issued/Granted	08/873,168	US	6/11/1997
Targeted Gene Modification by Parvoviral Vectors	Converted	60/044,789	US	4/24/1997
Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US98/07964	WO	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Converted	60/106,191	US	10/28/1998
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	72521/98	AU	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	2,289,277	CA	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Validated	98919818.9	EP	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US99/25462	WO	10/27/1999
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	10/423,604	US	4/24/2003
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	FR	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	DE	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	CH	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	IE	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	GB	4/20/1998
Targeted Gene Modification by Parvoviral Vectors	Pending	13/114,117	US	5/24/2011
TARGETED GENE MODIFICATION BY PARVOVIRAL VECTORS	Pending	2,797,661	CA	4/20/1998
HLA Homozygous Cells and Methods of Use Thereof	Converted	60/905,966	US	3/9/2007
HLA Homozygous Cells and Methods of Use Thereof	Issued/Granted	12/044,471	US	3/7/2008
HLA HOMOZYGOUS CELLS	Issued/Granted	13/333,010	US	12/21/2011
METHODS FOR IMPROVING THE EFFICIENCY OF GENE TARGETING	Pending	1301125.9	GB	1/22/2013
Methods for Improving the Efficiency of Gene Targeting	Pending	PCT/GB2014/050173	WO	1/22/2014
Beta-2 microglobulin-deficient human cells	Converted	61/477,474	US	4/20/2011
BETA-2 MICROGLOBULIN-DEFICIENT CELLS	Nationalized	PCT/US2012/034051	WO	4/18/2012
BETA-2 MICROGLOBULIN-DEFICIENT CELLS	Pending	14/111,837	US	10/15/2013
BETA-2 MICROGLOBULIN-DEFICIENT CELLS	Pending	2,833,173	CA	4/18/2012
BETA-2 MICROGLOBULIN-DEFICIENT CELLS	Pending	12720040.0	EP	4/18/2012
Beta-2 microglobulin-deificient human cells	Pending	Not available	JP	4/18/2012
HLA CLASS II DEFICIENT CELLS	Converted	61/625,314	US	4/17/2012
HLA CLASS II DIFICIENT CELLS, HLA CLASS I DEFICIENT CELLS CAPABLE OF EXPRESSING HLA CLASS II PROTEINS, AND USES THEREOF	Pending	PCT/US2013/032058	WO	3/15/2013
Controlling stem cell potential	Converted	62/012,539	US	6/16/2014

Schedule 5 — AAV/HLA-engineering Licence

EXCLUSIVE PATENT LICENSE AND MATERIAL TRANSFER AGREEMENT

BETWEEN

UNIVERSAL CELLS

AND

UNIVERSITY OF WASHINGTON

FOR

INVENTIONS AND MATERIALS RELATED TO OR USEFUL FOR ADENO-ASSOCIATED VIRUS (AAV)-MEDIATED GENE TARGETING AND HLA ENGINEERING

UW REF. 34243A

CONFIDENTIAL

Table of Contents

Background		1
1.	Definitions	1
2.	Term	4
3.	Grant of License	5
4.	Applications and Patents	7
5.	Commercialization	8
6.	Payments, Reimbursements, Reports, and Records	9
7.	Infringement	10
8.	Patent Validity	12
9.	Termination	12
10.	Release, Indemnification, and Insurance	14
11.	Warranties	14
12.	Damages	15
13.	Amendment and Waiver	15
14.	Assignment	16
15.	Confidentiality	16
16.	Consent and Approvals	17
17.	Construction	17
18.	Enforceability	17
19.	No Third-Party Beneficiaries	17
20.	Language	18
21.	Notices	18
22.	Patent Marking	18
23.	Publicity	18
24.	Relationship of Parties	19
25.	Relationship with Principal Investigator	19
26.	Security Interest	19
27.	Survival	19
28.	Collection Costs and Attorneys’ Fees	19
29.	Applicable Law	20
30.	Forum Selection	20
31.	Entire Agreement	20
Exhibit A		21
Exhibit B		27
Exhibit C		28
Exhibit D		33

EXCLUSIVE PATENT LICENSE AND MATERIAL TRANSFER AGREEMENT

This exclusive patent license and material transfer agreement (“Agreement”) is dated and effective as of the date of last signature (the “Effective Date”), and is made between the University of Washington, a public institution of higher education and an agency of the state of Washington, acting through its Center for Commercialization, Technology Licensing (“University”), and Universal Cells, a Corporation under the laws of the state of Washington (“Company”), (individually “Party” or collectively “Parties”).

Background

Certain inventions and materials related to or useful for adeno-associated virus (AAV)-mediated gene targeting and HLA engineering were made in the laboratory of David Russell (“Principal Investigator”) or for the materials, in the laboratory listed in Exhibit D “Materials”;

As assignee of the inventions, University owns certain patents and patent applications or jointly owns with a Third Party “Joint Owner” certain patents and patent applications, as listed in Section A1 “Licensed Patents” of Exhibit A “Patent License Schedule”, and University has the right to license to others certain rights to such patents and patent applications;

The “Joint Owner” of certain patents and patent applicatons, as listed in Section A1 “Licensed Patents” of Exhibit A, retains their own rights in jointly owned Licensed Patents, and University is only licensing its own interest;

University’s rights in certain patents and patent applications listed in Section A1 “Licensed Patents” of Exhibit A “Patent License Schedule” have been licensed to a third party prior to this Agreement on a co-exclusive basis, as defined below;

Company desires that University grant it a license to use, develop, and commercialize the Licensed Products; and

University is willing to grant a license on the terms set forth below.

The Parties therefore agree as follows:

1. Definitions.

For purposes of interpreting this Agreement, the following terms have the following meanings ascribed to them:

1.1. “Acquisition” means (i) the sale by Company of all but no less than all of its assets to an arm’s length Third Party, (ii) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Company of a majority interest in Company to an arm’s length Third Party, or (iii) the merger of Company into an arm’s length Third Party.

1.2. “[***] ” means [***]

1.3. “Co-exclusive” for the purposes of this Agreement means, other than as provided for in Section 3.2 “The United States Government’s Rights”, and Section 3.3 “University’s Reservation of Rights”, University will only grant licenses to a maximum of two separate parties.

1.4. “Group 2 Scope” means co-exclusive for the construction, sale and use of cell lines derived from Stem Cells using Group 2 Licensed Patents specifically for: i) in vitro discovery and development of pharmaceutical agents; ii) in vitro discovery, development and validation of diagnostic targets; and iii) in vitro development of engineered cell lines for bioproduction of pharmaceutical agents; exclusive for the development and use of therapeutic products where the construction or manufacture of the therapeutic product itself utilized Group 2 Licensed Patents.

1.5. “Confidential Information” means any information or materials (biological, chemical, or otherwise) of the Parties not generally known to the public, including any information comprised of those materials, and including without limitation the inventions covered by the Licensed Patents and Company’s business plans or reports. Confidential Information does not include any information that:

1.5.1. is or becomes part of the public domain through no fault of receiving Party;

1.5.2. is known to receiving Party prior to the disclosure by the disclosing Party, as evidenced by documentation;

1.5.3. is publicly released as authorized under this Agreement by University, its employees or agents;

1.5.4. is subsequently obtained by a Party from a Third Party who is authorized to have such information; or

1.5.5. is independently developed by a Party without reliance on any portion of the Confidential Information received from the disclosing Party and without any breach of this Agreement as evidenced by documentation.

1.6. “Event of Force Majeure” means an unforeseeable act that wholly prevents a Party from performing one or more of its material duties under this Agreement and that is outside of the reasonable control of the Party. An Event of Force Majeure includes acts of war or of Nature, insurrection and riot, and labor strikes. An Event of Force Majeure does not mean a Party’s inability to obtain a Third Party’s consent to any act or omission.

1.7. “Fair Market Value” means [***]

.

1.8. “Product Family 1” means Licensed Products that are vectors or cell lines for research and development purposes. “Product Family 2” means Licensed Products in a therapeutic.

1.9. “Fields of Use” means all Fields of Use for Group 1 Licensed Patents, Group 3 Licensed Patents; and the Group 2 Scope for Group 2 Licensed Patents.

1.10. “Fully-Diluted Shares “ means the total number of Shares outstanding assuming the exercise or conversion of all securities convertible into Shares.

1.11. “Licensed Materials” means the materials provided by University to Company that are listed on Exhibit D “Materials” attached hereto, and includes any Licensed Materials contained within materials derived by Company from Licensed Materials.

1.12. “Licensed Patents” means the patents and patent applications (including all provisional, nonprovisional, and PCT patent applications, and all national stage and foreign equivalents of the foregoing, accordingly) listed in Section A1 “Licensed Patents” of attached Exhibit A “Patent License Schedule”, all divisionals and continuations of these patent applications, all patents issuing from these applications, divisionals, and continuations and any reissues, reexaminations and extensions of these patents. Claims in continuations-in-part applications are included in Licensed Patents only to the extent such claims are supported by a patent or patent application set forth in Section A1 “Licensed Patents” of Exhibit A “Patent License Schedule” to benefit from the priority date of such patent or patent application and to the extent such claims are not encumbered by Third Party rights.

1.13. “Licensed Product” means any product or good or service that is used, made by, made for, sold, transferred, offered for sale, imported or otherwise disposed of during the term of this Agreement and for which use, manufacture, sale, transfer is covered by one or more Valid Claims of the Licensed Patents.

1.14. [***]

 1.15. “Patent Expenses” means all reasonable costs (including attorneys’ and application fees) incurred by University to apply for, prosecute, enforce, and maintain Licensed Patents including the costs of interferences, oppositions, re-examinations, and patent litigation. For clarity, patent litigation may result in a positive cash position from damages and therefore is subject to distribution rights of the Parties of Article 7 “Infringement”.

1.16. [***].

1.17. [***]  .

1.18. “Shares” means the Company’s common stock.

1.19. “Sublicense” means the grant by Company or a Sublicensee to a Third Party of any license, option, first right to negotiate, or other right granted under the Licensed Patents and/or Licensed Materials, in whole or in part. For the avoidance of doubt, any arm’s length Third Party distributor (“Distributor”) to which Company or any of its Sublicensees sells a Licensed Product for resale of Licensed Product by the Distributor, and where Distributor has no other rights other than to resell Licensed Product, and for which resale Company and Sublicensees receive no further consideration (including but not limited to royalties and/or commissions) beyond the price for the initial sale to the Distributor shall not be a considered a Sublicense.

1.20. “Sublicensee” means a Third Party holding a Sublicense under the Licensed Patents.

1.21. “Sublicensing Consideration” means [***]

1.22. “Territory” means worldwide.

1.23. “Third Party” means an individual or entity other than University and Company.

1.24. “Valid Claim” means (i) a claim in an issued and unexpired patent included in the Licensed Patents that: (a) has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and not subject to appeal, (b) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (c) has not been lost through an interference, reexamination, or reissue proceeding; or (ii) a pending claim of a pending patent application included in the Licensed Patents.

2. Term.

The term of this Agreement will commence on the Effective Date and, unless terminated earlier as provided in Article 9 “Termination”, will expire on the date on which no Valid Claim in a Licensed Patent is pending or subsisting in any country in the Territory.

3. Grant of License.

3.1. Company’s Rights.

3.1.1. License Grant for Group 1 Licensed Patents. Subject to the terms and conditions of this Agreement, University hereby grants to Company, and Company hereby accepts, a non-exclusive license under University’s rights in Group 1 Licensed Patents to make, have made on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use.

3.1.2. License Grant for Group 2 Licensed Patents. Subject to the terms and conditions of this Agreement, University hereby grants to Company, and Company hereby accepts, a license with scope restricted co-exclusivity and scope restricted exclusivity as defined in Group 2 Scope, under University’s rights in Group 2 Licensed Patents to make, have made on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use.

3.1.3. License Grant for Group 3 Licensed Patents. Subject to the terms and conditions of this Agreement, University hereby grants to Company, and Company hereby accepts, an exclusive license under University’s rights in Group 3 Licensed Patents to make, have made on Company’s behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products in the Territory in the Field of Use.

3.1.4. License Grant for Licensed Materials. Subject to the terms and conditions of this Agreement, University hereby grants to Company, and Company hereby accepts, a non-exclusive license under University’s rights in Licensed Materials to use the Licensed Materials in research and development activities related to the Licensed Products, and in the creation of Licensed Products. For avoidance of doubt, Company is not granted the right to use Licensed Materials other than in the development of Licensed Product, or in the construction or manufacture of Licensed Product.

3.1.5. Sublicenses. Company has the right, exercisable from time to time during the term of this Agreement, to Sublicense its (i) exclusive and co-exclusive rights under this Agreement and (ii) non-exclusive rights under this agreement, but only for the purpose of combining the practice of the non-exclusive rights with the practice of the sublicensed exclusive or co-exclusive rights. Company may not grant Sublicensees the right to enforce Licensed Patents. Company shall remain responsible for its obligations under this Agreement, and shall ensure that the Sublicense agreement: a) contains terms and conditions requesting Sublicensee to comply with the applicable terms and conditions under this Agreement (including a release substantially similar to that provided by Company in Section 10.1 “Company’s Release”; a warranty substantially similar to that provided by Company in Section 11.1 “Authority”; University disclaimers and exclusions of warranties under Sections 11.3 “Disclaimers”; and limitations of remedies and damages substantially similar to those provided by Company in Sections 12.1 “Remedy Limitation” and 12.2 “Damage Cap”); and (b) specifically incorporates provisions of this Agreement regarding obligations pertaining to indemnification, use of names and insurance. Company shall deliver to University a true, correct, and complete copy of any Sublicense agreement or other agreement under which Company grants Sublicense rights, within 30 days of its execution. Company shall not enter into such agreement if the terms of the agreement are inconsistent in any respect with the material terms of this Agreement. Any Sublicense made in violation of this Subsection will be void and will constitute an event of default under Subsection 9.1.1 “Breach by Company”.

3.1.6. The license granted in this Agreement is limited to the inventions that are expressly claimed in the Licensed Patents. No provision of this Agreement grants Company, by implication, estoppel or otherwise, any rights other than the rights expressly granted it in this Agreement to the Licensed Patents, Licensed Materials, or to any other University-owned technology, materials, patent applications, or patents.

3.2. The United States Government’s Rights. The inventions covered in the Licensed Patents arose, in whole or in part, from federally supported research and the federal government of the United States of America has certain rights in and to the Licensed Patents as those rights are described in Chapter 18, Title 35 of the United States Code and accompanying regulations, including Part 401, Chapter 37 of the Code of Federal Regulation. The Parties’ rights and obligations under this Agreement to any government-funded inventions, including the grant of license set forth in Subsections 3.1.1 “License Grant for Group 1 Licensed Patents”, 3.1.2 “License Grant for Group 2 Licensed Patents” and 3.1.3 “License Grant for Group 3 Licensed Patents” are subject to the aforementioned United States laws.

3.3. University’s Reservation of Rights. University reserves all rights not expressly granted to Company under this Agreement. University retains for itself an irrevocable, nonexclusive license to make, have made, and use products, processes, and other subject matter covered by the Licensed Patents or Licensed Materials in the Field of Use for academic research, medical, instructional, or any other academic purpose. Expressly included within this University reservation of rights is the right (i) to use the Licensed Patents in sponsored research or collaborative research with any Third Party but only to the extent no such Third Party is granted any rights to the Licensed Patents or to commercialize Licensed Products, (ii) to grant material transfer agreements to materials whose composition of matter is covered by the Licensed Patents where the use of such materials is restricted to academic research, medical, instructional, or any other academic purpose, and (iii) to publish any information included in the Licensed Patents or any other information that may result from University’s research.

3.4. Delivery of Licensed Materials.  [***]

3.5. Mandatory Sublicensing. If University is solicited by a Third Party who wishes to license Licensed Patents for any field within the Field of Use that Company is not diligently pursuing (hereinafter “Third Party Field”), University shall so notify Company, and Company shall notify University in writing of the following: (i) whether Company has been engaged in Sublicensing negotiations with such Third Party, (ii) the terms of such Sublicense offered by Company to such Third Party, and (iii) the length of time over such negotiations have occurred. Company shall exercise one of the following options within 90 days of Company’s receipt of University’s notification:

3.5.1. Company Development Plan. Provide University with a reasonable rationale as to why offering the a sublicense in Third Party Field would be competitive with market opportunity Company is either actively pursuing, or planning on pursuing; or

3.5.2. Company Grant. Offer to grant a Sublicense to said soliciting Third Party in the Third Party Field on commercially reasonable license terms.

3.5.3. University Direct Grant. If Company has not proceeded under either Subsection 3.5.1 “Company Development Plan” or 3.5.2 “Company Grant” within 90 days of notification to Company by University, University may directly grant a license to such Third Party in the Third Party Field for the benefit of University exclusive of any benefit to Company.

4. Applications and Patents.

4.1. Pre-Agreement Patent Filings and Licensed Product Sales. Company has reviewed the Licensed Patents and has no basis to challenge or dispute the inventorship, validity, or enforceability of any of the claims made in the Licensed Patents in existence as of the Effective Date. Company further represents that, as of the Effective Date, it has not and does not manufacture, have manufactured, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of (i) any product or good that infringes (including under the doctrine of equivalents) a claim in any Licensed Patent, or (ii) any product or good that is made using a process or machine that infringes (including under the doctrine of equivalents) a claim in a Licensed Patent.

4.2. Patent Application Filings during the Term of this Agreement.

4.2.1. University Prosecutes Patents. University retains the sole and exclusive right to file or otherwise prosecute Licensed Patents. As set out in Section A4 “Patent Cost Reimbursement” of Exhibit A “Patent License Schedule”, Company shall pay, or reimburse University for paying, all Patent Expenses incurred prior to, on, or after the Effective Date.

4.2.2. Patent Prosecution Decisions.

4.2.2.1. Exclusive Group 3 Patents: University, in consultation with Company, shall determine in which countries University will file, or cause to be filed, Licensed Patents for Group 3 License Patents. University shall request patent counsel to inform Company of the status of the prosecution of the Licensed Patents, including delivering to Company written and electronic communications from all patent offices and foreign counsel, and University shall consult with the Company on the prosecution of the Licensed Patents. Once Company begins reimbursing University for Patent Expenses pursuant to Section A4 “Patent Cost Reimbursement” of Exhibit A “Patent License Schedule”, Company’s suggestions and requests regarding patent prosecution will be reasonably considered and included unless detrimental to University’s intellectual property rights. In no event shall Company file a patent application where all of the inventors are under University policy obligated to assign their rights in such patent application to University. In no event shall Company file a patent application where one or more, but not all, of the inventors are under University policy obligated to assign their rights in such patent application to University without providing University prior notification of such filing.

4.2.2.2. Co-Exclusive Group 2 Licensed Patents: University shall determine in which countries University will file, or cause to be filed, Licensed Patents for Group 2 Licensed Patents. University shall request patent counsel to inform Company of the status of the prosecution of the Licensed Patents, including delivering to Company written and electronic communications from all patent offices and foreign counsel, and University shall seek input from the Company on the prosecution of the Licensed Patents. Once Company begins reimbursing University for Patent Expenses pursuant to Section A4 “Patent Cost Reimbursement” of Exhibit A “Patent License Schedule”, Company’s suggestions and requests regarding patent prosecution will be reasonably considered and included unless detrimental to University’s intellectual property rights, or in conflict with reasonable suggestions from the other licensee of Licensed Patents. In no event shall Company file a patent application where all of the inventors are under University policy obligated to assign their rights in such patent application to University. In no event shall Company file a patent application where one or more, but not all, of the inventors are under University policy obligated to assign their rights in such patent application to University without providing University prior notification of such filing..

4.2.3. University’s Independent Patent Filings. At its sole expense, University may file, prosecute or maintain Licensed Patents in any country in which Company has not requested University to file, prosecute or maintain such Licensed Patents in accordance with this Article 4 “Applications and Patents” and those applications and resultant patents will not be subject to this Agreement.

4.2.4. No Limitation on University’s Right to Prosecute Patents. No provision of this Agreement limits, conditions, or otherwise affects University’s right to prosecute Licensed Patents in any country, except as expressly provided herein.

4.3. Maintenance of Licensed Patents. Subject to Company’s compliance with Section A4 “Patent Cost Reimbursement” of attached Exhibit A “Patent License Schedule”, University shall take all commercially reasonable steps to cause each Licensed Patent to remain or be valid and subsisting.

4.4. Ownership of the Licensed Patents. No provision of this Agreement grants Company any rights, titles, or interests (except for the grant of license in Subsections 3.1.1 “License Grant for Group 1 Licensed Patents”, 3.1.2 “License Grant for Group 2 Licensed Patents” and 3.1.3 “License Grant for Group 3 Licensed Patents” of this Agreement) in the Licensed Patents, notwithstanding Company’s payment of all or any portion of the patent prosecution, maintenance, and related costs.

5. Commercialization.

5.1. Commercialization and Performance Milestones. Company shall use its commercially reasonable efforts, consistent with sound and reasonable business practices and judgment, to commercialize the inventions covered by the Licensed Patents and to make and sell Licensed Products as soon as practicable and to maximize sales thereof. [***]

5.2. Covenants Regarding the Manufacture of Licensed Products. Company hereby covenants and agrees that the manufacture, use, sale, or transfer of Licensed Products will comply with all applicable federal and state laws, including all federal export laws and regulations. Company hereby further covenants and agrees that, to the extent required by 35 United States Code Section 204, it shall, and it shall cause each Sublicensee, to substantially manufacture in the United States of America all products embodying or produced through the use of an invention that is subject to the rights of the federal government of the United States of America.

5.3. Commercialization Reports. Throughout the term of this Agreement and within [***] of the [***] , Company shall deliver to University written reports of Company’s and Sublicensees’ efforts and plans to commercialize the inventions covered by the Licensed Patents and to make, have made on its behalf, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products. Company shall not be obligated to prepare such commercialization reports in years Company or Sublicensee delivers to University a written sales report under Section 6.4 “Sales Reports” and will resume if sales of Licensed Products ceases. In relation to each of the performance milestones described in Section A2 “Performance Milestones” of attached Exhibit A “Patent License Schedule”, each commercialization report will include sufficient information to demonstrate compliance of those performance milestones and will set out timeframes and plans for those which have not yet been met. Company shall also include a current capitalization chart to indicate the number of Shares University owns in Company, and total number of Shares and Fully Diluted Shares.

5.4. Use of University’s Name and Trademarks or the Names of University Faculty, Staff, or Students. No provision of this Agreement grants Company or Sublicensee any right or license to use the name or trademarks of University or the names or identities of any member of the faculty, staff, or student body of University. Company shall not use, and shall not permit a Sublicensee to use, any such trademarks, names, or identities without University’s and, as the case may be, such member’s prior written approval.

6. Payments, Reimbursements, Reports, and Records.

6.1. Payments. Company shall deliver to University the payments specified in Sections A3 “Payments” and A4 “Patent Cost Reimbursement” of attached Exhibit A “Patent License Schedule”. Company shall make such payments by check, wire transfer, or any other mutually agreed-upon and generally accepted method of payment. All checks to University will be made payable to “University of Washington” and will be mailed to the address specified in Article 21 “Notices” of this Agreement and will include the University agreement number 34243A. Upon request, University shall deliver to Company written wire transfer instructions.

6.2. Currency and Checks. All computations and payments made under this Agreement will be in United States dollars. The exchange rate for the currency into dollars as reported in the Wall Street Journal (Western Edition) as the New York foreign exchange mid-range rate on the last business day of the month in which the transaction was entered into will be used for determining the dollar value of transactions conducted in non-United States dollar currencies.

6.3. Late Payments. University may charge Company a late fee for all amounts owed to University that are overdue by 30 days or more. The late fee will be computed as [***] plus [***]%, compounded monthly, as set forth by The Wall Street Journal (Western edition) of the outstanding, unpaid balance. The payment of a late fee will not foreclose or limit University from exercising any other rights it may have as a consequence of the lateness of any payment.

6.4. Sales Reports. Within 30 days after the last day of each calendar quarter commencing the calendar quarter after Company effects its first commercial sale of a Licensed Product and during the term of this Agreement, Company shall deliver to University a written sales report (a copy of the form of which is attached as Exhibit B “Royalty Report Form”) recounting the number and Net Sales (expressed in U. S. dollars) of all sales, leases, or other dispositions of Licensed Products, whether made by Company or a Sublicensee, during such calendar quarter. Included in each sales report will be the name of each Distributor, and the number and type of Licensed Product sold, leased, or otherwise provided to such Distributor. Company shall deliver such written report to University even if Company is not required hereunder to pay to University a payment for sales, leases, or other dispositions of Licensed Products during the calendar quarter.

6.5. Records Retention and Audit Rights.

6.5.1. Records Retained. Throughout the term of this Agreement and for 5 years thereafter, Company, at its expense, shall keep and maintain and shall cause each Sublicensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and all other records related to this Agreement.

6.5.2. Auditing Rights. Company shall permit, at the request of University, one or more accountants selected exclusively by the University (“Accountants”) to have access to Company’s records and books of account pertaining to this Agreement, but not more than once per calendar year. Accountants’ access will be during ordinary working hours to audit Company’s records for any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any period in the case of failure of Company to report or make payment pursuant to the terms of this Agreement or to verify Company’s compliance with its payment obligations hereunder. Company shall cause each Sublicensee that manufactures, sells, leases, or otherwise disposes of Licensed Products on behalf of Company to grant University the right to inspect and audit Sublicensee’s records.

6.5.3. Scope of Disclosure. Accountants shall not disclose to University any information relating to the business of Company except that which is necessary to inform University of: (i) the accuracy or inaccuracy of Company’s reports and payments; (ii) compliance or noncompliance by Company with the terms and conditions of this Agreement; and (iii) the extent of any inaccuracy or noncompliance.

6.5.4. Accountant Copies. If Accountants believe there is an inaccuracy in any of Company’s payments or noncompliance by Company with any terms and conditions, Accountants shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account.

6.5.5. Costs of Audit. If Company’s royalties calculated for any calendar year quarterly period are under-reported by more than 5%, the costs of any audit and review initiated by University will be borne by Company; otherwise, University shall bear the costs of any audit initiated by University.

7. Infringement.

7.1. Third-Party Infringement of a Licensed Patent.

7.1.1. Notice of Third Party’s Infringement. If a Party learns of substantial, credible evidence that a Third Party is infringing a Licensed Patent in the Field of Use in the Territory, that Party will promptly deliver written notice of the possible infringement to the other Party, describing in detail all relevant information to which that Party has access or control suggesting infringement of the Licensed Patent.

7.1.1. Company’s First Right to Settle. During the term of this Agreement, Company has the first right to respond to, defend, and prosecute in its own name and at its own expense actions or suits relating to exclusively Licensed Patents. To enjoy said first right, Company must initiate bona fide action to respond to any alleged infringement within 90 days of learning of said infringement. If required by law, University agrees to be joined as a party plaintiff; provided that Company must notify University at least 10 days before filing suit and provided that Company shall reimburse University for all reasonable legal fees and costs incident thereto. Company shall not settle any suits or actions in any manner relating to the Licensed Patents without obtaining the prior written consent of University. University will work with Company and Third Party Co-Licensee to determine the best course of action for dealing with infringement of Group 2 Licensed Patents.

7.1.1.1. Distribution of Proceeds from Settlement. Out of any proceeds from any settlement for infringement of Licensed Patents led by Company, Company is allowed to first recover its reasonable attorney’s fees and other out-of-pocket expenses directly related to any action, suit, or settlement for infringement of Licensed Patents. Any remaining proceeds will be distributed as follows: Company shall retain [***]% and shall distribute [***]% to University. Any payment by an alleged infringer that constitutes consideration for Net Sales of infringing product, however, will be handled according to the payment provisions of Article 6 “Payments, Reimbursements, Reports, and Records” and Section A3.1 “Running Royalty Payments” of Exhibit A “Patent License Schedule”. Any payment by an alleged infringer that constitutes consideration for the grant of a Sublicense will be handled according to Section A3.8 “Sublicensing Consideration” of Exhibit A “Patent License Schedule”.

7.1.1.2. Limitation on Infringement Actions. Excluded from the rights granted herein is the right to bring an infringement action against any inventor or their present or future not-for-profit employers, for infringement of the Licensed Patents in carrying out not-for-profit research.

7.1.2. University Right to Institute Action. If Company has first right to pursue infringers and fails, within 90 days of learning of an alleged infringement, to secure cessation of the infringement, institute suit against the infringer, or to provide to University satisfactory evidence that Company is engaged in bona fide negotiations for the acceptance by infringer of a Sublicense in and to relevant patents in Licensed Patents for the Field of Use, then University may, upon written notice to Company, assume full right and responsibility to secure cessation of the infringement, institute suit against the infringer, or secure acceptance of a Sublicense by Company from the alleged infringer in and to relevant patents in Licensed Patents. Such license shall not be subject to Company’s approval. If University, in accordance with the terms and conditions of this Agreement, chooses to institute suit against an alleged infringer, University may bring such suit in its own name (or, if required by law, in its and Company’s name) and at its own expense, and Company shall, but at University’s expense for Company’s direct associated expenses, fully and promptly cooperate and assist University in connection with any such suit. All license fees, royalties, damages, awards, or settlement proceeds arising from a University-initiated action will be solely for the account of University.

7.1.3. No Obligation to Institute Action. Neither Company nor University is obligated under this Agreement to institute or prosecute a suit against any alleged infringer of Licensed Patents.

8. Patent Validity.

8.1. Notice and Investigation of Third Party Challenges. If any Third Party challenges the validity or enforceability of any of the Licensed Patents, the Party having such information shall immediately notify the other Party.

8.2. Tender to University of Third Party Actions. In the event of Third Party legal action challenging the validity or enforceability of any of the Licensed Patents, University, at its sole discretion, shall have the right to assume and control the sole defense of the claim at University’s expense. If University opts not to assume and control the sole defense of the claim within 30 days after becoming aware of challenge, Company shall have the right to assume the defense of the claim at its own expense. Company shall not settle any suits or actions in any manner relating to the Licensed Patents without obtaining the prior written consent of University.

8.3. Enforceability of Licensed Patents. Notwithstanding challenge by any Third Party, any Licensed Patent will be enforceable under this Agreement until such Licensed Patent is determined to be invalid.

9. Termination.

9.1. By University.

9.1.1. Breach by Company. If Company breaches or fails to perform one or more of its material duties under this Agreement, University may deliver to Company a written notice of default. University may terminate this Agreement by delivering to Company a written notice of termination if the default has not cured in full within 60 days of the delivery to Company of the notice of default.

9.1.2. Events of Default. University may terminate this Agreement by delivering to Company a written notice of termination at least 10 days prior to the date of termination if Company (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Company fails to have released within 30 days after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed; (iv) makes a general assignment for the benefit of creditors; or (v) if Company challenges the validity of the Licensed Patents.

9.2. By Company. Company may terminate this Agreement at any time by delivering to University a written notice of termination at least 60 days prior to the effective date of termination.

9.3. Effect of Termination.

9.3.1. License Terminated. After termination of this Agreement, Company shall destroy Licensed Materials, and Company shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.

9.3.2. Final Report to University. Within 60 days after the end of the calendar quarter following the expiration or termination of this Agreement, Company shall submit a final report to University. Any payments, including those incurred but not yet paid (such as the pro-rata minimum annual royalty, and those related to patent expense incurred as of the date of termination but not yet paid), due to University shall become immediately due and payable upon termination or expiration.

9.3.3. Termination of Sublicenses. At any time within 30 days following termination of this Agreement, a Sublicensee may notify University that it wishes to enter into a direct license with University in order to retain its rights to the Licensed Patents and/or Licensed Materials granted to it under its Sublicense (such 30-day period following termination, the “Initial Notice Period”). Following receipt of such notice, University and Sublicensee shall enter into a license agreement the terms of which shall be substantially similar to the terms of this Agreement; and the scope of such direct license, the licensed territory or the duration of the license grant shall be comparable to the corresponding terms granted by the Company to such Sublicensee; provided that such Sublicensee will be granted at least the same scope of rights as it obtained from Company under its Sublicense. For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, shall be identical to the corresponding financial terms set forth in this Agreement. Notwithstanding the foregoing, each Sublicensee’s right to enter into such direct license shall be conditioned upon:

9.3.3.1. Written Notification to University. Such Sublicensee informing University in writing, pursuant to Article 21 “Notices”, that it wishes to enter into such direct license with University, within the Initial Notice Period;

9.3.3.2. Sublicensee Good Standing. Such Sublicensee being in good standing with Company under its Sublicense, and such Sublicense not being the subject of a dispute between Sublicensee and Company, or between Company and University under this Agreement;

9.3.3.3. Valid Sublicense. Such Sublicense having been validly entered into by Company and Sublicensee pursuant to the terms of Section 3.1.5 “Sublicenses”;

9.3.3.4. Sublicensee Certification that Conditions Satisfied. Such Sublicensee using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in subsections 9.3.3.1 “Written Notification to University”, 9.3.3.2 “Sublicensee Good Standing”, and 9.3.3.3 “Valid Sublicense” have been met within 30 days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University); and

9.3.3.5. Time Limitations. Such negotiations for a direct license not exceeding 90 days from the end of the 30-day (or longer, if applicable) period described in subsection 9.3.3.4 “Sublicensee Certification that Conditions Satisfied” (subject to extension of said 90-day period by mutual written agreement of University and Sublicensee).

University may, at its sole discretion, waive any of these requirements. If all of the conditions set forth in this Section 9.3.3 “Termination of Sublicenses” are met, then Sublicensee will be granted such direct license by University. If any condition set forth in this Section 9.3.3 “Termination of Sublicenses” is not met, then after expiration of any time period granted to Sublicensee with respect to meeting such condition (for example and to the extent applicable, the Initial Notice Period and/or the periods described in Subsections 9.3.3.4 “Sublicensee Certification that Conditions Satisfied” and 9.3.3.5 “Time Limitations”), Sublicensee shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products and University shall be free to license or not license Licensed Patents to such Sublicensee according to its sole discretion.

10. Release, Indemnification, and Insurance.

10.1. Company’s Release. For itself and its employees, Company hereby releases University and its regents, employees, and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of (i) the manufacture, use, lease, sale, or other disposition of a Licensed Product or Licensed Material; or (ii) the assigning or sublicensing of Company’s rights under this Agreement.

10.2. Company’s Indemnification. Throughout the term of this Agreement and thereafter, Company shall indemnify, defend, and hold University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the manufacture, use, lease, sale, or other disposition of a Licensed Product or Licensed Materials, including, without limitation, personal injury, property damage, breach of contract and warranty and products-liability claims relating to a Licensed Product or Licensed Materials and claims brought by a Sublicensee.

10.3. Company’s Insurance.

10.3.1. General Insurance Requirement. Throughout the term of this Agreement, or during such period as the Parties shall agree in writing, Company shall maintain, and shall cause each Sublicensee to maintain, in full force and effect commercial general liability (CGL) insurance, with single claim limits consistent with industry standards. Such insurance policy will include coverage for claims that may be asserted by University against Company under section 10.2 “Company’s Indemnification”. Such insurance policy must name the Board of Regents of the University of Washington as an additional insured and will require the insurer to deliver written notice to University at the address set forth in Article 21 “Notices” of this Agreement, at least 45 days prior to the termination of the policy. Company shall deliver to University a copy of the certificate of insurance for such policy.

10.3.2. Clinical Trial Liability Insurance. Within 30 days prior to the initiation of human clinical trials with respect to Licensed Products, Company shall provide to University certificates evidencing the existence and amount of clinical trials liability insurance. Company shall issue irrevocable instructions to its insurance agent and to the issuing insurance company to notify University of any discontinuance or lapse of such insurance not less than 45 days prior to the time that any such discontinuance is due to become effective. Company shall provide University a copy of such instructions upon their transmittal to the insurance agent and issuing insurance company. Company shall further provide University, at least annually, proof of continued coverage.

11. Warranties.

11.1. Authority. Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

11.2 University Representation and Warranty. University represents and warrants that:

11.2.1 it has sufficient rights, title and interests of the Licensed Patents and Licensed Materials to grant the licenses to Company as purported to be granted pursuant to this Agreement

11.2.2 Joint Owner has agreed to allow University to license University’s rights in co-owned Licensed Patents with a scope and territory as described in this Agreement.

11.3. Disclaimers.

11.3.1. General Disclaimers.   EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 11.1 “Authority” OF THIS AGREEMENT, UNIVERSITY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH LICENSED PATENT AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-

INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.3.2. Patent Disclaimers. University expressly disclaims any warranties concerning and makes no representations:

11.3.2.1. Patent Issuance. That the Licensed Patents will be approved or will issue;

11.3.2.2. Licensed Patent Validity/Scope. Concerning the validity or scope of any Licensed Patent; or

11.3.2.3. Non-Infringement. That the manufacture, use, sale, lease or other disposition of a Licensed Product or Licensed Material will not infringe a Third Party’s patent or violate a Third Party’s intellectual property rights.

12. Damages.

12.1. Remedy Limitation.  EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR (I) PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT AND (II) AND IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

12.2. Damage Cap.  IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED [***]

. THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

13. Amendment and Waiver.

This Agreement may be amended from time to time only by a written instrument signed by the Parties. No term or provision of this Agreement will be waived and no breach excused unless such waiver or consent will be in writing and signed by the Party claimed to have waived or consented. No waiver of a breach will be deemed to be a waiver of a different or subsequent breach.

14. Assignment.

The rights and licenses granted by University in this Agreement are personal to Company and Company shall not assign its interest or delegate its duties under this Agreement without the written consent of University; any such assignment or delegation made without written consent of University will not release Company from its obligations under this Agreement. The preceding sentence notwithstanding, Company, without the prior approval of University, may assign all, but no less than all, its rights and delegate all, but no less than all, its duties under this Agreement to a Third Party provided that:

(i)

the assignment is made to such Third Party as a part of and in connection with (a) the sale by Company of all but no less than all of its assets to the Third Party, (b) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Company of a majority interest in Company to the Third Party, or (c) the merger of Company into the Third Party (each of the events described in part (a), (b) or (c) of this paragraph, an “Acquisition”),

(ii)

Company obtains from such Third Party written agreement to honor all obligations under this Agreement accrued by Company before Acquisition and all obligations under this Agreement to accrue by such Third Party assignee after Acquisition, including any and all financial obligations, and

(iii)

no later than 10 days after the close of the transaction pursuant to which such Acquisition is made, Company shall provide written notice to University of the Acquisition, as well as a substitution of parties document, in which such Third Party assignee assumes responsibility for all of Company’s outstanding and future obligations relating to this Agreement. Any assignment made in violation of this Article will be void and will, without further act, cause the immediate termination of this Agreement, effective retroactively to the date of the Acquisition.

This Agreement will inure to the benefit of Company and University and their respective permitted assignees and trustees.

15. Confidentiality.

15.1. Form of transfer. Confidential Information may be conveyed in tangible or intangible form. Disclosing Party must clearly mark its Confidential Information “confidential.” If disclosing Party communicates Confidential Information in non-written form, it shall reduce such communications to writing, clearly mark it “confidential”, and provide a copy to receiving Party within 30 days of original communication at the address in Article 21 “Notices”.

15.2. No Unauthorized Disclosure of Confidential Information. Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of 5 years, receiving Party shall not disclose or otherwise make known or available to any Third Party any disclosing Party Confidential Information, without the express prior written consent of disclosing Party. Notwithstanding the foregoing, receiving Party shall be permitted to disclose disclosing Party Confidential Information to (i) actual or potential investors, lenders, consultants, collaborators, Sublicensees, or development partners, which disclosure will be made under conditions of confidentiality and limited use and (ii) its attorney or agent as reasonably required. In no event shall receiving Party incorporate or otherwise use disclosing Party’s Confidential Information in connection with any patent application filed by or on behalf of receiving Party. Receiving Party shall restrict the use of disclosing Party’s Confidential Information exclusively to the terms of this Agreement. Receiving Party shall use reasonable procedures to safeguard disclosing Party’s Confidential Information. In the case where Company is the receiving Party, Company’s confidentiality obligations will also apply equally to Sublicensees.

15.3. Access to University Information. University is an agency of the state of Washington and is subject to the Washington Public Records Act, RCW 42.56 et seq., (“Act”), and no obligation assumed by University under this Agreement shall be deemed to be inconsistent with University’s obligations as defined under the Act and as interpreted by University in its sole discretion. If

University receives a request for public records under the Act for documents containing Company Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Company notice of the request before releasing such documents. Such notice will be provided in a timely manner to afford Company sufficient time to review such documents and/or seek a protective order, at Company’s expense utilizing the procedures described in RCW 42.56.540. University shall have no obligation to protect Company Confidential Information from disclosure in response to a request for public records.

15.4. Disclosure as Required by Law. Either Party shall have the right to disclose the other Party’s Confidential Information as required by law or valid court order, provided that such Party shall inform the Party who owns such Confidential Information prior to such disclosure and shall limit the scope and recipient of disclosure to the extent required by such law or court order.

16. Consent and Approvals.

Except as otherwise expressly provided, all consents or approvals required under the terms of this Agreement must be in writing and will not be unreasonably withheld or delayed.

17. Construction.

The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and will not in any event be employed or used for the purpose of construction or interpretation of any portion of this Agreement. As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable.

18. Enforceability.

If a court of competent jurisdiction adjudges a provision of this Agreement unenforceable, invalid, or void, such determination will not impair the enforceability of any of the remaining provisions hereof and the provisions will remain in full force and effect.

19. No Third-Party Beneficiaries.

No provision of this Agreement, express or implied, confers upon any person other than the Parties to this Agreement any rights, remedies, obligations, or liabilities hereunder. No Sublicensee shall have a right to enforce or seek damages under this Agreement.

20. Language.

Unless otherwise expressly provided in this Agreement, all notices, reports, and other documents and instruments that a Party hereto elects or is required by the terms of this Agreement to deliver to the other Party hereto will be in English.

21. Notices.

All notices, requests, and other communications that a Party is required or elects to deliver will be in writing and will be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other Party at its address set forth below or to another address as a Party may designate by notice given pursuant to this article:

If to University:	UW Center for Commercialization

ATTN: Director, Technology Licensing

4311 11th Avenue NE, Suite 500

Seattle, WA 98105-4608

Facsimile No.: 206-685-4767

If to Company:	Attn: Claudia Mitchell, CEO

Universal Cells, Inc

2219 East Howe St

Seattle, WA 98112

Facsimile No.: 425-242-0469

E-mail: [***]

22. Patent Marking.

Company shall mark all material forms of Licensed Product(s) or packaging pertaining thereto made and sold by Company in the United States with patent marking conforming to 35 U.S.C. §287(a), as amended from time to time. Such marking shall further identify the pendency of any United States patent application and/or any issued United States or foreign patent forming any part of the Licensed Patents. All Licensed Product(s) shipped to or sold in other countries will be marked in such a manner as to provide notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

23. Publicity.

University shall have the right to report in its customary publications and presentations that University and Company have entered into a license agreement for the technology covered by the Licensed Patents and University may use Company logos in such publications and presentations provided that University does not modify Company’s logos and does not through such use imply any endorsement by Company of University.

The Parties will cooperate with one another to review and respond to any press release or similar communication proposed by the other Party regarding the non-confidential subject matter of this Agreement. The specific content and timing of such press releases or similar communication is subject to mutual agreement by the Parties, which will not be unreasonably withheld. Further, University and Company shall issue a joint press release regarding this Agreement, subject to both Party’s review and approval of the specific content thereof, and such press release shall include specific mention of the contributions of University personnel and University in developing the technology in a prominent portion of the press release. Company shall provide University with appropriate quotes for such press release. University may post the press release in digital and print publications as well as on University’s own website.

24. Relationship of Parties.

In entering into, and performing their duties under, this Agreement, the Parties are acting as independent contractors and independent employers. No provision of this Agreement shall create or be construed as creating a partnership, joint venture, or agency relationship between the Parties. No Party shall have the authority to act for or bind the other Party in any respect.

25. Relationship with Principal Investigator.

Company acknowledges that Principal Investigator is employed by University and has certain pre-existing obligations to University, including obligations with respect to disclosure and ownership of intellectual property and obligations arising from sponsored research agreements between University and Third Parties. Accordingly, Company agrees that to the extent that any consulting agreement is inconsistent with any of Principal Investigator’s obligations to University, including the reporting of all inventions developed while employed by University (regardless of where arising) and including contractual obligations arising under any sponsored research agreements between University and Third Parties, then Principal Investigator’s obligations to University shall prevail and to such extent any inconsistent provisions of this consulting agreement shall be deemed inapplicable and unenforceable.

26. Security Interest.

In no event shall Company grant, or permit any person to assert or perfect, a security interest in Licensed Patents or in Company’s rights under this Agreement.

27. Survival.

Immediately upon the termination or expiration of this Agreement all Company’s rights under this Agreement will terminate; provided, however, Company’s obligations that have accrued prior to the effective date of termination or expiration of this Agreement (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products and to reimburse University for costs) and the obligations specified in Sections 6.1 “Payments” and 6.4 “Sales Reports” will survive. The obligations and rights set forth in Sections 6.5 “Records Retention and Audit Rights” and 9.3 “Effect of Termination” and Articles 10 “Release, Indemnification, and Insurance”, 11 “Warranties”, 12 “Damages”, 15 “Confidentiality”, 29 “Applicable Law” and 30 “Forum Selection” will survive the termination or expiration of this Agreement.

28. Collection Costs and Attorneys’ Fees.

If a Party fails to perform an obligation or otherwise breaches one or more of the terms of this Agreement, the other Party may recover from the non-performing breaching Party all its costs (including actual attorneys’ and investigative fees) to enforce the terms of this Agreement.

29. Applicable Law.

The internal laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof.

30. Forum Selection.

A suit, claim, or other action to enforce the terms of this Agreement will be brought exclusively in the state and federal courts of King County, Washington. Company hereby submits to the jurisdiction of that court and waives any objections it may have to that court asserting jurisdiction over Company or its assets and property.

31. Entire Agreement.

This Agreement (including all attachments, exhibits, and amendments) is the final and complete understanding between the Parties concerning licensing the Licensed Patents. This Agreement supersedes any and all prior or contemporaneous negotiations, representations, and agreements, whether written or oral, concerning the Licensed Patents. This Agreement may not be modified in any manner, except by written agreement signed by an authorized representative of both Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives.

University of Washington		Universal Cells

By:	/s/ Fiona White	By:	/s/ Claudia Mitchell

Name:	Fiona White, Ph.D. MBA	Name:	Claudia Mitchell

Title:	Director of Technology Licensing	Title:	CEO

Date:	06/27/14	Date:	06/27/14

Exhibit A

Patent License Schedule

A1. Licensed Patents:

A1.1 Group 1 Licensed Patents: Non-exclusive grant

Application
UW#	IP#	Short Title	Status	Number	Filing Date	Grant

41571	41571.01US2	AAV Isolates and AAV Vectors	Issued/Granted	08/873,168	6/11/1997	Non-exclusive

A1.2 Group 2 Licensed Patents

				Application
UW#	IP#	Short Title	Status	Number	Filing Date	Grant

41754	41754.01US1	Targeted Gene Modification by Parvoviral Vectors	Converted	60/044,789	4/24/1997	Group 2 Licensed Patents Scope
	41754.02WO2	Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US98/07964	4/20/1998
	41754.03US1	Targeted Gene Modification by Parvoviral Vectors	Converted	60/106,191	10/28/1998
	41754.04AU2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	72521/98	4/20/1998
	41754.05CA2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	2,289,277	4/20/1998
	41754.06EP2	Targeted Gene Modification by Parvoviral Vectors	Validated	98919818.9	4/20/1998
	41754.10WO2	Targeted Gene Modification by Parvoviral Vectors	Nationalized	PCT/US99/25462	10/27/1999
	41754.18US4	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	10/423,604	4/24/2003
	41754.20FR2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998
	41754.21DE2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998
	41754.22CH2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998
	41754.23IE2	Targeted Gene	Issued/Granted	98919818.9	4/20/1998
		Modification by Parvoviral Vectors
	41754.24GB2	Targeted Gene Modification by Parvoviral Vectors	Issued/Granted	98919818.9	4/20/1998
	41754.25US5	Targeted Gene Modification by Parvoviral Vectors	Pending	13/114,117	5/24/2011
	41754.26CA3	Targeted Gene Modification by Parvoviral Vectors	Pending	2,797,661	4/20/1998
45039	45039.01GB2	Methods for Improving the Efficiency of Gene Targeting	Pending	1301125.9	1/22/2013	Jointly owned with third party
	45039.02WO2	Methods for Improving the Efficiency of Gene Targeting	Pending	PCT/GB2014/050173	1/22/2014	Jointly owned with third party

A1.3 Group 3 Licensed Patents

Application
UW#	IP#	Short Title	Status	Number	Filing Date	Grant

43950	43950.01US1	HLA Homozygous Cells and Methods of Use Thereof	Converted	60/905,966	3/9/2007	Exclusive all fields
	43950.02US2	HLA Homozygous Cells and Methods of Use Thereof	Issued/Granted	12/044,471	3/7/2008
	43950.03US4	HLA Homozygous Cells	Issued/Granted	13/333,010	12/21/2011
45038	N/A	[***]	Not Filed Yet	N/A	N/A
45365	45365.01US1	B2M-deficient human cells	Converted	61/477,474	4/20/2011	Exclusive all fields
	45365.02WO2	B2M-deficient human cells	Nationalized	PCT/US2012/034051	4/18/2012
	45365.03US2	B2M-deficient human cells	Pending	14/111,837	10/15/2013
	45365.04CA2	B2M-deficient human cells	Pending	2,833,173	4/18/2012
	45365.05EP2	B2M-deficient human cells	Pending	12720040.0	4/18/2012
	45365.06JP2	B2M-deficient human cells	Pending	Not available	4/18/2012
45826	45826.01US1	HLA Class II Deficient Cells	Converted	61/625,314	4/17/2012	Exclusive all fields
46825	46825.01US1	Controlling stem cell potential	Pending	62/012,539	6/16/2014
46826	N/A	[***]	Not Filed Yet	N/A	N/A
46895	N/A	[***]	Not Filed Yet	N/A	N/A

Licensed Patents includes University rights in any patent application that may be filed by University solely on the technology specified in invention disclosures listed above where the patent status is “Not Yet Filed”

A2. Performance Milestones (Section 5.1 “Commercialization and Performance Milestones”): Company shall meet the following performance milestones:

A2.1 [***]

.

A2.2 [***]

.

A2.3 [***]

A2.4 [***]

.

A2.5 Company shall, throughout the life of the Agreement, engage in good faith negotiations and efforts to enter into Sublicenses with interested Third Parties.

A3. Payments (Section 6.1 “Payments”):

A3.1 Running Royalty Payments. For the term of this Agreement, Company shall pay to University a percentage of quarterly Net Sales as a running royalty payment according to the schedule below. Such running royalty payments will be due within 30 days after the last day of each calendar quarter.

A3.1.1. Company shall pay University [***]% of Net Sales for Licensed Products sold in Product Family 1 or anything not in Product Family 2;

A3.1.2. Company shall pay University the lesser of [***]% of Net Sales of Sublicensee, or [***]% of the amount Sublicensee pays Company on Net Sales, for Licensed Products sold in Product Family 2.

A3.2 Minimum Annual Royalties. Company shall pay minimum annual royalties for the term of this Agreement to be creditable against running royalty payments for the preceding calendar year on a non-cumulative basis and to be due in full and payable on January 31st of each year beginning on January 31st of the year following the third anniversary of the Effective Date and continuing during the term of this Agreement according to the following schedule:

A3.2.1. $[***] on [***]  ;

A3.2.2. $[***] on [***]  ;

A3.2.3. $[***] on [***] ; and

A3.2.4. $[***]on [***] and each [***] thereafter.

A3.2.5. If this Agreement is terminated prior to the payment of a minimum annual royalty in any given year the amount due for that minimum annual royalty payment will be prorated on the basis of the number of full quarters that have elapsed prior to termination since the last payment of a minimum annual royalty.

A3.3 Equity. In consideration for the rights granted to Company hereunder, Company shall within 30 days of the Effective Date issue to University, using the Stock Subscription Agreement attached hereto as Exhibit C “Subscription Agreement”, Shares equal to [***] as of the Effective Date.

A3.3.1. Anti-Dilution Right. [***]

.

A3.4 Third Party Royalties. For Product Family 1, if Company is required to pay royalties to a Third Party based on Company’s manufacture, use, or sale of Licensed Product subject to one or more patents of such Third Party then the royalty Company pays to University may be reduced by [***]% of the royalty actually paid to the Third Party provided that use of any Third Party patent is required for such manufacture, use, or sale of Licensed Product, and provided that the royalty to the University shall not fall below half of what would otherwise be owed for such Licensed Product based on running royalty due for that Field. Such deduction is not applicable for Product Family 2 or any Licensed Products that are not Product Family 1.

A3.5 Sublicensing Consideration. Within [***] days of the end of every [***] (ie. [***] per [***] ) during the term of this Agreement, Company shall pay to University a percentage of all Sublicensing Consideration received by Company during such calendar quarter as set out below. A reduction of the percentage of Sublicensing Consideration payable to University under this Agreement will be negotiated in good faith between the Parties where, in addition to the Sublicense of any rights granted to Company hereunder, Company also grants Sublicensee a license under a Third Party’s intellectual property rights, which license is necessary for Sublicensee to manufacture, have manufactured , use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Product(s) without infringing such Third Party’s intellectual property rights provided, and only to the extent that the total aggregate consideration for such combined license is treated as Sublicensing Consideration.

A3.5.1. [***]

:

A3.5.2. [***]

.

A3.5.3. [***]

.

A3.5.4. [***]

A3.5.5. [***]

.

A3.5.6. [***]

.

A3.5.7. Company and University will negotiate in good faith whether to waive the requirement that the milestone be reached prior to execution to the Sublicense to reduce the percentage due to University where Company provides information satisfactory to University to demonstrate Company is a necessary and integral partner in development of such Licensed Product with Sublicensee, and contributed significantly to meeting the Sublicensing Consideration reducing milestone.

A3.6 Acquisition Fee. Within [***] days of any assignment of rights granted to Company under this Agreement, Company shall pay to University [***]% of any Acquisition consideration received by Company, provided this amount will be decreased according to the following schedule provided the Acquisition is executed after the milestone has been met for each level:

A3.6.1. [***]% after Company has executed at least one revenue generating Sublicense or partnership agreement for the Licensed Patents.

A3.6.2. [***]% after Company has raised at least $[***] in dilutive funding.

A4. Patent Cost Reimbursement: Company shall pay, or reimburse University for paying, all Patent Expenses incurred prior to, on, or after the Effective Date according to the schedule below and within 30 days of its receipt of University’s invoice for such Patent Expenses. University reserves the right to request advance payments for certain Patent Expenses, at University’s discretion. The amount of Patent Expenses invoiced to University prior to the Effective Date is over US $[***]. For Licensed Patents licensed to more than one party, Company will pay a pro rata share of Patent Expenses based on the number of licensees for any given Licensed Patent.

A4.1 Company will begin paying ongoing Patent Expenses immediately following a Qualified Financing or the second anniversary of the Effective Date, whichever is sooner.

A4.2 Company will pay unreimbursed Patent Expenses, whether incurred prior to the Effective Date, or after the Effective Date but before either a Qualified Financing or the second anniversary of the Effective Date, in three equal installments, the first installment due immediately following a Qualified Financing or the second anniversary of the Effective date, whichever is sooner, the second installment due one year after the first installment, and the third installment due two years after the first installment.

Exhibit B

Royalty Report Form

Date

Company Name & Address

License Number

Reporting Period:	Report Due Date:

This report must be submitted regardless of whether royalties are owed.

Please do not leave any column blank. State all information requested below.

Product Description	Royalty Rate	Quantity/ Net Sales	Royalty Due

Report Completed by:	Total Royalties Due:

Telephone Number:

If you have questions please contact:

Please make check payable to: University of Washington

Exhibit C

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated the date indicated below on the signature page hereof, by and between the Company and the University. If and when accepted by the Company, this Subscription Agreement, when executed below, shall constitute a subscription for that number of shares of the Securities indicated on the attached Appendix A. All capitalized terms are defined on Appendix A.

INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Company and University hereby agree as follows:

1. Representations and Warranties of the University. The University hereby represents and warrants to the Company as of the date of this Agreement as follows:

1.1 The University: (a) is an Accredited Investor as that term is defined in 17 CFR § 230.501(a); (b) has been furnished with all information deemed necessary by the University to evaluate the merits and risks of the Securities; (c) has had the opportunity to ask questions and receive answers concerning the Company and the Securities; and (d) has been given the opportunity to obtain any additional information necessary to verify the accuracy of any information obtained concerning the Company.

1.2 Ability to Bear Risk. The University is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the investment in the Securities.

1.3 Risk Factors. The University recognizes that the Securities as an investment involve an extremely high degree of risk. There can be no assurance that the Company will be able to meet its projected goals and the Company may need significant additional capital to be successful, which capital may not be readily available or available upon terms that are not substantially dilutive to the University. If provided, the University has reviewed the risk factors description provided by the Company.

1.4. Sophistication. The University is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities.

1.5. Suitability. The investment in the Securities is suitable for the University based upon its investment objectives and financial needs, and the University has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Securities.

1.6. Overall Commitment to Illiquid Investments. The University’s overall commitment to investments which are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Securities will not cause such overall commitment to become excessive.

1.7. Restricted Securities. The University realizes that (i) none of the Securities have been registered under the Securities Act of 1933, as amended (the “Act”), (ii) the Securities are characterized under the Act as “restricted securities” and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available and (iii) there is presently no public market for the Securities and the University may not be able to liquidate his investment in the event of an emergency or pledge the Securities as collateral security for loans. In this connection, the University represents that it is familiar with Rule 144 promulgated under the Act, and understands the resale limitations imposed thereby and by the Act.

1.8. Exemption Reliance. The University has been advised that the Securities are not being registered under the Act or the applicable state securities laws but are being offered and sold pursuant to exemptions from such laws. The University understands that the Company’s reliance on such exemptions is predicated in part upon the truth and accuracy of the University’s representations in this Agreement. The University represents and warrants that the Securities are being purchased for its own account, for investment and without the intention of reselling, redistributing or transferring the same, that it has made no agreement with others regarding any of such Securities and that its financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future.

2. Covenants. The University agrees that:

2.1. Transfer Restriction. The Securities for which the University hereby subscribes shall be assigned or transferred only in accordance with all applicable laws.

2.2. Disposition of Securities. The University shall in no event make any disposition of all or any portion of the Securities which it is purchasing unless and until:

a. There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

b. (i) It shall have furnished the Company with an opinion of its own counsel to the effect that such disposition will not require registration of such shares under the Act, and (ii) such opinion of its counsel shall have been concurred in by counsel for the Company, such concurrence not to be unreasonably withheld or delayed, and the Company shall have advised the University of such concurrence; or

c. The transfer shall comply with the applicable requirements of Rule 144 as promulgated under the Securities Act of 1933, as amended, or is otherwise exempt from the registration requirements of such act.

2.3. No Revocation. The University may not cancel, terminate or revoke this subscription, and this subscription shall be binding upon its successors and assigns.

2.4 Execution of Related Documents. The University agrees to execute other customary, investment-related agreements as proposed by Company and executed by other investors in Company that contain solely one or more of the following provisions:

• General prohibition on transfer of the Securities

• Right of first refusal on proposed transfer

• Right of co-sale on proposed transfer

• “Tag along, drag along” rights (both must be included)

• Market “standoff” agreements up to 180 days following an initial public offering provided, however, that such agreements do not discriminate against the University and do not contain any of the following provisions:

• Rights to repurchase Securities owned by the University

• Vesting requirements applicable to Securities owned by the University

• Indemnification obligations by the University

• Requirement to vote Securities owned by the University

• Penalties on the University, or limitations on the University’s rights, as a result of the University’s failure to make follow-on investments

• Any provision that would apply solely to the University (and not to all other persons who hold the same type and class of Securities as the University)

• Confidentiality restrictions or limitations that purport to prevent the University from complying with applicable open records requirements.

3. Intentionally Left Blank

4. Issuance of Stock Certificate. Company agrees to issue and deliver to the University at the Treasury Office address provided in Appendix A a duly-executed stock certificate promptly (and in any case within 30 days) following the execution of this Agreement.

5. Governing Law; Successors. The University agrees that this Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Washington, that the rights, powers and duties set forth herein shall be binding upon the University, its successors and assigns, and shall inure to the benefit of its successors and assigns.

THE INVESTOR HAS BEEN ADVISED, PRIOR TO ITS PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE “ACTS”) AND THAT NONE OF THE SECURITIES HAVE BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SIGNATURE PAGE

The University has completed this Agreement as of the date indicated below and understands that this subscription is subject to acceptance by the Company.

UNIVERSITY OF WASHINGTON

By

Title

Dated

COMPANY:

[Insert name of Company]

By

Title

Dated

Appendix A

Defined Terms:

The following terms shall be defined as follows for purposes of this Agreement:

The term “Agreement” means this Subscription Agreement, when executed by the University and the Company.

The term “Notice” means, with respect to the University, the information required by an applicable section delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other Party at its address set forth below or to another address as a Party may designate by notice given pursuant to this article.

The term “Securities” means [***] of the [common stock, par value [***] per share] [limited liability units] of the Company.

The term “Company” means Universal Cells Inc., a Washington C Corporation .

The term “University” means University of Washington, a public institution of higher education and an agency of the state of Washington, acting through its Center for Commercialization, Technology Licensing.

Address for Delivery of Stock Certificate:

Treasury Office

University of Washington

4311 — 11th Avenue NE, Suite 600

Seattle, WA 98105-4608

With a copy to:

UW Center for Commercialization

University of Washington

4311 — 11th Avenue NE, Suite 500

Seattle, WA 98105

Exhibit D

Materials

Cell lines

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[***]

[***]

[***]

[***]

[***]

[***]

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[***]

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[***]

[***]

[***]

AAV Vector stocks

[***]

[***]

[***]

[***]

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[***]

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[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

AAV Plasmids

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

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[***]

[***]

[***]

[***]

[***]

Foamy Vectors and Plasmids

Foamy vectors

[***]

Foamy helper plasmids

[***]

[***]

[***]

[***]

[***]

[***]

Foamy backbones

[***]

[***]

[***]

Foamy vector plasmids

[***]

[***]

[***]

[***]

[***]

Foamy reprogramming plasmids

[***]

[***]

[***]

[***]

Single chain construct plasmids

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

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[***]

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[***]

[***]

[***]

Schedule 6 — Elf Licence

CONFIDENTIAL

NON-EXCLUSIVE LICENSE AGREEMENT

BETWEEN

UNIVERSAL CELLS

AND

UNIVERSITY OF WASHINGTON

FOR

NEW NAIVE HUMAN EMBRYONIC STEM CELL LINE - ELF1

UW #45910

UWC4C AGREEMENT 35628A

CONFIDENTIAL

TABLE OF CONTENTS:

1.	BACKGROUND	1
2.	DEFINITIONS	1
3.	GRANT	3
4.	PAYMENTS	4
5.	NEGATION OF WARRANTIES	5
6.	RELEASE, INDEMNIFICATION, and INSURANCE	5
7.	WARRANTIES	6
8.	DAMAGES	6
9.	NAMES AND MARKS	6
10.	TERMINATION	6
11.	MISCELLANEOUS	8
EXHIBIT A		12
EXHIBIT B		14

NON-EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT  (“Agreement”) is dated and effective as of the date of last signature (“Effective Date”), and is made by and between the University of Washington, a public institution of higher education and an agency of the state of Washington acting through its administrative offices at UW Center for Commercialization, 4311 Eleventh Avenue NE, Suite 500, Seattle, WA 98105 (“University”), and Universal Cells, a Corporation under the laws of the state of Washington (“Company”), agree as follows:

1. BACKGROUND

1.1 University has certain rights to Biological Material known as New naive human embryonic stem cell line - Elf1 (as defined in Section 2.1), developed in the laboratory of Dr. Carol Ware.

1.2 University desires to have Biological Material marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

1.3 Company has previously entered into an exclusive license agreement with University for inventions and materials related to or useful for Adeno-associated virus (AAV)-mediated gene targeting and HLA engineering, UW Ref # 34243A on June 27, 2014 “Exclusive Agreement”.

1.4 Company wishes to acquire a license to said Biological Material to make, use, and sell Licensed Product(s) in the Internal Research Field of Use and Product Field of Use.

2. DEFINITIONS

2.1 “Biological Material” means New naive human embryonic stem cell line - Elf1 (with a University Reference UW # 45910).

2.2 “Internal Research Field of Use” means internal research. Internal Research Field of Use specifically excludes any use which requires regulatory approval, including any in vitro and in vivo diagnostic or therapeutic applications.

2.3 “Product Field of Use” means in vivo therapeutics excluding any therapeutic agent for cardiac regeneration and cardiovascular disease.

2.4 “Licensed Product” means any product or good or service that is a Modification and is used, made by, made for, sold, transferred, offered for sale, imported or otherwise disposed of during the term of this Agreement..

2.5 “Licensed Territory” means worldwide.

2.6 “Modifications” means any derivatives or modifications of Biological Material that, but for the rights granted under Exclusive Agreement, would otherwise infringe a Valid Claim of Groups 2 and 3 Licensed Patents as defined in Exclusive Agreement as originally executed. Modifications generated at University and to be provided to Company are listed in Section A1 “UW Materials to be Delivered” in Exhibit A.

2.7 [***]

2.8 “Product Family 1” means Licensed Products in which Company receives no further consideration (including but not limited to royalties and/or commissions) beyond the price for the initial sale and limited to sales to end-users for research and development purposes. “Product Family 2” means Licensed Products that requires regulatory approval, including any in vitro and in vivo diagnostic or therapeutic applications.

2.9 “Service Partner” means a legal entity that is a Third Party with whom Licensee has contracted to provide services within the Internal Research Field of Use and Product Field of Use. For clarity, a legal entity is only a Service Partner for so long as the definition remains true. If such entity terminates its contractual obligation with Licensee, it thereafter is an arm-length Third Party for the purposes of this Agreement.

2.10 “Sublicense” means the grant by Company to a Third Party of any license, option, first right to negotiate, or other right granted in the Licensed Products, in whole or in part. For the avoidance of doubt, any sale of a Licensed Product by Company or Sublicensee to an arm’s length Third Party distributor (“Distributor”) for resale of Licensed Product by the Distributor, and where Distributor has no other rights other than to resell Licensed Product, and for which resale Company and Sublicensees receive no further consideration (including but not limited to royalties and/or commissions) beyond the price for the initial sale to the Distributor shall be considered a sale, and shall not be a considered a Sublicense.

2.11 “Sublicensee” means a Third Party holding a Sublicense under the Modifications.

2.12 “Sublicensing Consideration” means all consideration, including but not limited to upfront fees, milestone payments, maintenance fees, non-cash consideration, and premiums over Fair Market Value of stock, but excluding royalties, payable by each Sublicensee for the grant of a Sublicense. For avoidance of doubt, consideration paid to Company by Sublicensees for the performance of bona fide product development work, research work, clinical studies and regulatory approvals performed by Company, pursuant to and as supported by an express agreement including a performance plan and commensurate budget is not deemed to be Sublicensing Consideration.

2.13 “Third-Party” means any individual or entity other than University and Company.

3. GRANT

3.1 University hereby grants, and Company accepts, a nonexclusive license to make and use Biological Material for Internal Research Field of Use only. Company shall not transfer Biological Material to any Third-Party, including Sublicencee(s) for any purpose.

3.2 University hereby grants, and Company accepts, a nonexclusive license in the (i) Product Field of Use and Licensed Territory to make, use, offer, and sell Licensed Product(s) for Product Family 2 and (ii) make, use, offer, and sell Licensed Products in the Internal Research Field of Use for Product Family 1.

3.3 Service Partners of Licensee. Licensee shall have the right to transfer Modifications to Service Partners working on behalf of Licensee solely for the purpose of carrying out services in direct connection with using the Modifications in the Internal Field of Use and Product Field of Use. Any such transfer of Modifications to such Service Partner shall be under a written agreement between Licensee and such Service Partner which (a) shall be in writing, (b) shall be subject to, subordinate to, and consistent with, the terms and conditions of this Agreement, (c) shall not adversely affect the rights of University or limit the obligations of Licensee under this Agreement, (d) shall contain terms substantially similar to those contained in this Agreement, and (e) shall expressly provide that the Service Partner has no rights to use the Modifications for any purpose other than to perform the services in direct connection with the Licensed Field of Use, and that such Service Partner shall not transfer the Modifications to any Third-Party. Licensee will be responsible for the performance of all Service Partner in compliance with all obligations of Licensee under this Agreement. For purposes of clarity, Company has no right to transfer Biological Material to Service Partners.

3.4 Sublicenses. Company has the right, exercisable from time to time during the term of this Agreement, to Sublicense its rights in the Product Field of Use granted in Paragraph 3.2 of this Agreement, including for evaluation of the suitability of Licensed Products as a therapeutic product for limited time periods

(“Evaluation Period”). Said right does not include the right to transfer Licensed Products(s) to Third Parties or affiliates for resale other than as incorporated in a therapeutic product. Company shall remain responsible for its obligations under this Agreement, and shall ensure that the Sublicense agreement: i) contains terms and conditions requesting Sublicensee to comply with the applicable terms and conditions under this Agreement (including a release substantially similar to that provided by Company in Section 6.1 “Company’s Release”; a warranty substantially similar to that provided by Company in Section 7.1 “Authority”; University disclaimers and exclusions of warranties under Subsections 7.2 “Disclaimers”; and limitations of remedies and damages substantially similar to those provided by Company in Sections 8.1 “Remedy Limitation” and 8.2 “Damage Cap”); and (ii) specifically incorporates provisions of this Agreement regarding obligations pertaining to indemnification, use of names and insurance. Company shall deliver to University a true, correct, and complete copy of any Sublicense agreement or other agreement under which Company grants sublicensing rights, within 30 days of its execution. Company shall not enter into such agreement if the terms of the agreement are inconsistent in any respect with the material terms of this Agreement. Any Sublicense made in violation of this Subsection will be void and will constitute an event of default under Subsection 10.3 “Breach by Company”. For avoidance of doubt, Company has no right to Sublicense Biological Material.

3.5 The term of this Agreement shall commence as of the Effective Date and shall expire twenty (20) years from the Effective Date, or when Company does not Sublicense Modifications for four (4) consecutive calendar years, whichever comes sooner, unless sooner terminated according to Article 10 hereunder. The term of the Agreement may be extended by mutual agreement in writing of University and Company.

3.6 University retains title to all Biological Material and reserves and retains the right to make and use Biological Material and to grant the foregoing rights to other commercial or non-commercial institutions.

3.7 Nothing in this Agreement shall be construed as granting by implication, estoppel, or otherwise any licenses or rights under patents or patent applications of University.

4. PAYMENTS

4.1 Payments. Company shall deliver to University the payments specified in Sections A2 “Payments” of attached Exhibit A “UW Materials and Payments”. Company shall make such payments by check, wire transfer, or any other mutually agreed-upon and generally accepted method of payment.

4.2 Sales Reports. Within [***] days after the last day of each calendar quarter, Company shall deliver to University a written sales report (a copy of the form of which is attached as Exhibit B “Royalty Report Form”) recounting the number and Net Sales (expressed in U. S. dollars) of all sales, leases, or other dispositions of Licensed Products, whether made by Company or a Sublicensee, during such calendar quarter. Included in each sales report will be the name of each Distributor, and the number and type of Licensed Product sold, leased, or otherwise provided to such Distributor. Company shall deliver such written report to University even if Company is not required hereunder to pay to University a payment for sales, leases, or other dispositions of Licensed Products during the calendar quarter. Included in this report is Sublicensing Consideration received by Sublicensee(s), including consideration received for Evaluation Period by Sublicensee.

4.3 University may charge Company a late fee for all amounts owed to University that are overdue by 30 days or more. The late fee will be computed as the [***] plus [***]%, compounded monthly, as set forth by The Wall Street Journal (Western edition) of the outstanding, unpaid balance. The payment of a late fee will not foreclose or limit University from exercising any other rights it may have as a consequence of the lateness of any payment.Company shall make all payments to University in U.S. Dollars, shall mail them to the address specified in Subsection 11.4 Notices, and shall include University License agreement number 35628A. Upon request, University shall deliver to Company written wire transfer instructions.

5. NEGATION OF WARRANTIES

Except as expressly set forth in this Agreement, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTIBILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF BIOLOGICAL MATERIAL, MODIFICATIONS, AND/OR LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, OR TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

6. RELEASE, INDEMNIFICATION, AND INSURANCE

6.1 Company’s Release. For itself and its employees, Company hereby releases University and its regents, employees, and agents forever from any suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of (i) the manufacture, use, lease, sale, or other disposition of a Licensed Product; (ii) the assigning or sublicensing of Company’s rights under this Agreement; or (iii) manufacture or use of Modifications and/or Licensed Products by Service Partners.

6.2 Company’s Indemnification. Throughout the term of this Agreement and thereafter, Company shall indemnify, defend, and hold University and its regents, employees, and agents harmless from all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), relating to or arising out of the manufacture, use, lease, sale, or other disposition of Biological Materials, Modifications, and/or Licensed Product(s), including, without limitation, personal injury, property damage, breach of contract and warranty and products-liability claims relating to a Licensed Product and claims brought by a Sublicensee or Service Partner.

6.3 Company’s Insurance.

6.3.1 General Insurance Requirement. Throughout the term of this Agreement, or during such period as the Parties shall agree in writing, Company shall maintain, and shall cause each Sublicensee to maintain, in full force and effect commercial general liability (CGL) insurance, with single claim limits consistent with industry standards. Such insurance policy will include coverage for claims that may be asserted by University against Company under section 6.2 “Company’s Indemnification”. Such insurance policy must name the Board of Regents of the University of Washington as an additional insured and will require the insurer to deliver written notice to University at the address set forth in Article 11.4 “Notices” of this Agreement, at least 45 days prior to the termination of the policy. Company shall deliver to University a copy of the certificate of insurance for such policy.

6.3.2 Clinical Trial Liability Insurance. Within thirty (30) days prior to the initiation of human clinical trials with respect to Licensed Product(s), Company shall provide to University certificates evidencing the existence and amount of clinical trials liability insurance. Company shall issue irrevocable instructions to its insurance agent and to the issuing insurance company to notify University of any discontinuance or lapse of such insurance not less than 45 days prior to the time that any such discontinuance is due to become effective. Company shall provide University a copy of such instructions upon their transmittal to the insurance agent and issuing insurance company. Company shall further provide University, at least annually, proof of continued coverage.

7. WARRANTIES.

7.1 Authority. Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver, and perform this Agreement, and that no other corporate proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

7.2 DISCLAIMERS.

7.2.1 General Disclaimers. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 7.1 “Authority” OF THIS AGREEMENT, UNIVERSITY DISCLAIMS AND EXCLUDES ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH BIOLOGICAL MATERIAL AND MODIFICATIONS AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8. DAMAGES.

8.1 Remedy Limitation.  EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT SHALL UNIVERSITY BE LIABLE FOR (A) PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT OR (B) LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

8.2 Damage Cap.  IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED [***]

. THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

9. NAMES AND MARKS

Nothing contained in this Agreement shall be construed as conferring any right to use any name, trade name, trademark, service mark, symbol or other designation of the other party, or the name of any faculty member, employee, or student of the other party, without prior written consent of that party, unless such listing is required under local laws or regulations, provided that either party may state the existence of this Agreement. For any use other than the foregoing, the parties hereby expressly agree not to use the other party’s name or any contraction, abbreviation, or simulation thereof without prior written approval from an authorized representative of the other party.

10. TERMINATION

Company may terminate this Agreement by giving University notice in writing at least 30 days in advance of the effective termination date provided that Company, Sublicencees, and Service Partners shall thereupon cease use and sale of Biological Material, Modifications and any Licensed Product(s).

10.1 Effect of Termination

10.1.1 Licensed Terminated - After termination of this Agreement, Company, Sublicencees, ad Service Partners shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products.

10.1.2 Concurrent with notice of termination by either Company or University, Company, Sublicensees, and Service Partners shall destroy all Biological Material, Modifications, and Licensed Product(s) in their possession, and shall provide written evidence of said destruction. If Sublicensee enters into a direct license with University to retain rights in the Modifications under Section 10.2.3

10.1.3 “Termination of Sublicenses. ”, Sublicensee may retain Modifications and Licensed Product(s) in their possession during the Initial Notice Period and negotiation period. At any time within 30 days following termination of this Agreement, a Sublicensee may notify University that it wishes to enter into a direct license with University in order to retain its rights to the Modifications granted to it under its Sublicense (such 30-day period following termination, the “Initial Notice Period”). Following receipt of such notice, University and Sublicensee shall enter into a license agreement the terms of which shall be substantially similar to the terms of this Agreement; and the scope of such direct license, the licensed territory or the duration of the license grant shall be comparable to the corresponding terms granted by the Company to such Sublicensee; provided that such Sublicensee will be granted at least the same scope of rights as it obtained from Company under its Sublicense. For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, shall be identical to the corresponding financial terms set forth in this Agreement. Notwithstanding the foregoing, each Sublicensee’s right to enter into such direct license shall be conditioned upon:

10.2.3.1 Written Notification to University. Such Sublicensee informing University in writing, pursuant to Article 11.4 “Notices”, that it wishes to enter into such direct license with University, within the Initial Notice Period;

10.2.3.2 Sublicensee Good Standing. Such Sublicensee being in good standing with Company under its Sublicense, and such Sublicense not being the subject of a dispute between Sublicensee and Company, or between Company and University under this Agreement;

10.2.3.3 Valid Sublicense. Such Sublicense having been validly entered into by Company and Sublicensee pursuant to the terms of Subsection 3.4 “Sublicenses”;

10.2.3.4 Sublicensee Certification that Conditions Satisfied. Such Sublicensee using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in Subsections 10.2.3.1 “Written Notification to University”, 10.2.3.2 “Sublicensee Good Standing”, and 10.2.3.4 “Valid Sublicense” have been met within 30 days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University); and

10.2.3.5 Time Limitations. Such negotiations for a direct license not exceeding 90 days from the end of the 30-day (or longer, if applicable) period described in subsection 10.2.3.2 “Sublicensee Certification that Conditions Satisfied” (subject to extension of said 90-day period by mutual written agreement of University and Sublicensee).

University may, at its sole discretion, waive any of these requirements. If all of the conditions set forth in this Subsection 10.2.3 “Termination of Sublicenses” are met, then Sublicensee will be granted such direct license by University. If any condition set forth in this Section 10.2.3 “Termination of Sublicenses” is not met, then after expiration of any time period granted to Sublicensee with respect to meeting such condition (for example and to the extent applicable, the Initial Notice Period and/or the periods described in Subsections 10.2.3.4 “Sublicensee Certification that Conditions Satisfied” and 10.2.3.5 “Time Limitations”), Sublicensee shall not make, have made, use, offer to sell or sell, offer to lease or lease, import, or otherwise offer to dispose or dispose of Licensed Products and University shall be free to license or not license Licensed Patents to such Sublicensee according to its sole discretion . Sublicensee shall destroy all Modifications and Licensed Product(s) in their possession, and shall provide written evidence of said destruction.

10.2 Company shall make a written report to University no later than 90 days after the date of termination of this Agreement, stating the number, description, and Net Sales of all Licensed Products ever made, sold, or otherwise disposed of and upon which royalties are payable hereunder but which were not previously reported to University for any reason.

10.3 Breach by Company. University may terminate this Agreement if Company is in breach of any provision hereof and Company fails to remedy any such breach no later than 60 days after written notice thereof by University.

10.4 Survival. Immediately upon the termination of this Agreement all Company’s rights under this Agreement will terminate; provided, however, Company’s obligations that have accrued prior to the effective date of termination of this Agreement (e.g., the obligation to report and make payments on sales, leases, or dispositions of Licensed Products ) and the obligations specified in Sections 4.1 “Payments” and 4.2 “Sales Reports” will survive. The obligations and rights set forth in Sections 11.7 “Records Retention”, 11.8 “Audit Rights” and 10.2 “Effect of Termination” and Articles 6 “Release, Indemnification, and Insurance”, 7 “Warranties”, 8 “Damages”, 11.2 “Public Records Act”, 11.6 “Law and Venue” will survive the termination of this Agreement.

11. MISCELLANEOUS

11.1 Company Compliance With All Laws - Company shall comply and ensures that any Sublicencees and Service Partners shall comply with all applicable laws, statutes, regulations, guidelines and reporting requirements in all applicable jurisdictions in its use, storage, disposal, handling, transferring and selling of Biological Material and/or Licensed Product(s).

11.2 Public Records Act- As an agency of the State of Washington, University is subject to the Washington Public Records Act, RCW 42.56 et seq. (“Act”). No obligation assumed by University under this Agreement shall be deemed to be inconsistent with University’s obligations as defined under the Act and as interpreted by University in its sole discretion. In the event University receives a request for public records under the Act for documents containing confidential information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Company notice of the request before releasing such documents. Such notice shall be provided in a timely manner to afford Company sufficient time to review such documents and/or seek a protective order, at Company’s expense utilizing the procedures described in RCW 42.56.540. University shall have no obligation to protect the confidential information from disclosure in response to a request for public records.

11.3 Assignment —  Company shall not assign this Agreement to a Third Party without the express written consent of University, except that Company may assign or otherwise transfer this Agreement and the license granted hereby and the rights acquired by it hereunder so long as such assignment or transfer is accompanied by a sale or other transfer of Company’s entire business or of the entirety of that part of Company’s business to which the license granted hereby relates, including a change of control. Company shall provide written notice to University of such assignment and transfer no later than ten (10) days after the close of the transaction pursuant to which such assignment is made. Upon such assignment or transfer, the term “Company” as used in this Agreement will include such assignee or transferee and this Agreement will be binding upon Company’s permitted successors and assigns. Any attempted assignment, transfer or delegation in breach of this provision will be deemed void and will entitle University to terminate this Agreement upon written notice to Company.

11.4 Notices - All notices under this Agreement will be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:

If to University:	UW Center for Commercialization
Attn: Director, Technology Licensing
4311 11th Avenue NE, Suite 500
Seattle, WA 98105-4608
Facsimile No.: 206-685-4767

If to Company:
Attn: Claudia Mitchell, CEO
Universal Cells, Inc
2219 East Howe St
Seattle, WA 98112
Facsimile No.: 425-242-0469
E-mail: [***]

Either party may change its address upon written notice to the other party.

11.5 Waiver and Severability - None of the terms of this Agreement can be waived except by the written consent of the party waiving compliance. If any provision of this Agreement is held illegal, void, or unenforceable, the remaining portions will remain in full force and effect.

11.6 Law and Venue - The laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof. Any claim related in any manner to this Agreement will be instituted and commenced in, and venue will be either King County, Washington or the United States District Court for the Western District of Washington.

11.7 Record Retention- Throughout the term of this Agreement and for five (5) years thereafter, Company, at its expense, shall keep and maintain and shall cause each Sublicensee to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products during the term of this Agreement and all other records related to this Agreement.

11.8 Audit Rights - Company shall, at the request of University, permit one or more accountants selected exclusively by University to have access to Company’s records and books of account pertaining to this Agreement during ordinary working hours to audit with respect to any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure of Company to report or make payment according to the terms of this Agreement.

The accountant will not disclose to University any information relating to the business of Company except that which is necessary to inform University of: the accuracy or inaccuracy of Company’s reports and payments; compliance or noncompliance by Company with the terms and conditions of this Agreement; and the extent of any inaccuracy or noncompliance.

If the accountant determines that Company’s royalties calculated for any quarterly period are under reported by more than five percent (5%), the costs of any audit and review initiated by University will be borne by Company; otherwise, University will bear the costs of any audit initiated by University.

11.9 Export Controls - Company shall abide by all U.S. export laws and regulations. Accordingly, Company is solely responsible for securing any necessary permissions or licenses to exercise its rights under this Agreement.

11.10 Entire Agreement - No Third Party Beneficiaries. This Agreement (including all attachments, exhibits, and amendments hereto) is intended by the parties as the final and binding expression of their contract and agreement and as the complete and exclusive statement of the terms thereof. This Agreement cancels, supersedes, and revokes all prior negotiations, representations and agreements among the parties, whether oral or written, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

University of Washington			Universal Cells

By:	/s/ Fiona White		By:	/s/ Claudia Mitchell
	Name:	Fiona White, Ph.D. MBA		Name:	Claudia Mitchell
	Title:	Director of Technology Licensing		Title:	CEO
Date:	10/22/14		Date:	10/22/14

CONFIDENTIAL

EXHIBIT A

“UW Materials and Payments”

A1. UW Materials to Transfer to Universal Cells

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A2. Payments (Section 4.1)

A2.1 Right to Re-negotiate. University hereby grants to Company, the option, but not the obligation to re-negotiate on commercially reasonable terms Section A2 “Payments” upon presenting University an updated business development plan and competitor royalty rates to Biological Material. Upon University’s receipt of Company’s written notice of intent to exercise this option, University and Company shall enter into good faith discussions to re-negotiate a commercially reasonable royalty rate.

A2.2 Running Royalty Payments. For the term of this Agreement, Company shall pay to University a [***] of [***] Net Sales as a running royalty payment according to the schedule below. Such running royalty payments will be due within 30 days after the last day of each calendar quarter.

A2.2.1 Company shall pay University [***]% of Net Sales of Licensed Products sold in Product Family 1, or anything that is not in Product Family 2. This is in addition to any royalties due under the Exclusive Agreement.

A2.2.2 Company shall pay University [***]% of Net Sales for Licensed Products sold in Product Family 2. If Company is able to reduce royalty payments due in Exclusive Agreement per Section A3.1.2 below [***]%, Company may reduce the royalty due for Product Family 2 of this Agreement by the same relative percentage. For purposes of clarity, if Company reduces royalty payment by [***]

([***]%) under Exclusive Agreement, Company may reduce royalty due for Product Family 2 under this Agreement by [***]  ([***]%).

A2.3 Sublicensing Milestones. Company shall pay to University the following non-cumulative and non-refundable milestone achievement payments within 30 days of achieving the corresponding milestone related to Product Family 2. The below milestones will apply to each Sublicense partner of Company. If Company directly executes a Sublicense without an Evaluation Period, then Milestone A2.3.1 shall not apply.

A2.3. 1 Evaluation Period. In the event Company receives Sublicensing Consideration for disposition of Licensed Product to Sublicensee for Evaluation only, Company shall pay University [***] US Dollars ($[***]) (“Evaluation Fee”). The Evaluation Period shall not exceed one calendar year.

A2.3.2 Sublicensing Initiation Fee.  Company shall pay University [***] US Dollars ($[***] ) upon execution of each Sublicense agreement, excluding those agreements which fall under Section A2.3.1 “Evaluation Period”. For purposes of clarity, execution of a license to Sublicensee after Evaluation Period will require payment of this Milestone Section A2.3.2.

A2.3.3 Sublicensing Maintenance Fee. Company shall pay University an annual license maintenance fee of [***] US Dollars ($[***] ) for each Sublicensee agreement “Sublicensing Maintenance Fee”, excluding Evaluation agreements as defined in Section A2.3.1, in effect for the preceding [***] and to be payable no later than [***] of each [***] beginning on [***] and continuing during the term of this Agreement. Sublicensing Maintenance Fee in any given [***] may be prorated on the basis of the number of [***] that have elapsed since the execution of each Sublicensing agreement.

EXHIBIT B

Royalty Report Form

Date

Company Name & Address

License Number

Reporting Period	Report Due Date:

This report must be submitted regardless of whether royalties are owed.

Please do not leave any column blank. State all information requested below.

Product Description	Royalty Rate	Quantity/ Net Sales	Royalty Due

Report Completed by:	Totally Royalties Due:

Telephone Number:

If you have questions please contact:

Please make check payable to: University of Washington

Schedule 7 – [***]

THIS PAGE AND THE FOLLOWING 6 PAGES OF THIS SCHEDULE HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Schedule 8 – [***] Partner Notice

THIS PAGE AND THE FOLLOWING 2 PAGES OF THIS SCHEDULE HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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